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                                                                  EXHIBIT 10.5.1



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                                EASYRIDERS, INC.

                             EASYRIDERS SUB II, INC.

             (to be merged with and into PAISANO PUBLICATIONS, INC.)


                       NOTE AND WARRANT PURCHASE AGREEMENT



                                      with



                           NOMURA HOLDING AMERICA INC.



       Up to $5,000,000 Senior Secured Guaranteed Revolving Notes Due 2001

            $17,000,000 Senior Secured Guaranteed Term Notes Due 2001

                   Warrants to Purchase Shares of Common Stock




                         Dated as of September __, 1998







================================================================================


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                   NOTE AND WARRANT PURCHASE AGREEMENT



      NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement") dated as of September __, 1998, by and among EASYRIDERS, INC., a Delaware corporation of which the Company is a wholly-owned Subsidiary (together with its successors, the "Parent"), EASYRIDERS SUB II, INC. (to be merged with and into PAISANO PUBLICATIONS, INC.), a California corporation ("Easyriders Sub II") and NOMURA HOLDING AMERICA INC., a Delaware corporation (together with its successors, assigns and transferees, the "Purchaser").


                                RECITALS

            WHEREAS, the Parent and Paisano Publications (capitalized terms used herein without definition have the meanings provided in Section 1 hereof) have agreed to consummate the Reorganization, which will include (i) the acquisition (the "Paisano Acquisition") by the Parent of all the outstanding Capital Stock of Paisano Publications and the other Paisano Companies, pursuant to the Paisano Stock Contribution Agreement, (ii) the acquisition (the "El Paso Acquisition") by the Parent of all of the membership interests of El Paso pursuant to the El Paso Contribution Agreement and (iii) the merger (the "Newriders Merger") of Easyriders Sub, Inc., a Nevada corporation and Wholly-owned Subsidiary of the Parent ("Easyriders Sub I") with and into Newriders Inc., a Nevada corporation ("Newriders") pursuant to the Newriders Merger Agreement. As a result of the Newriders Merger, Newriders, the Paisano Companies and El Paso will become Wholly-owned Subsidiaries of the Parent. Immediately following the Reorganization, Easyriders will transfer the El Paso membership interests to Newriders.

      WHEREAS, in the Paisano Acquisition, the Parent and Easyriders Sub II will receive all of the issued and outstanding stock (the "Paisano Companies Stock") of each of the corporations that comprise the Paisano Companies. Mr. Joseph Teresi ("Teresi"), the sole stockholder of each of the Paisano Companies, will receive in exchange for the Paisano Companies Stock, 6,493,507 shares of Easyriders Common Stock, a promissory note of Easyriders Sub II in the principal amount of $15,000,000 (the "Easyriders Sub II Note") which is payable in cash immediately after the Newriders Merger has occurred, and the Subordinated Seller Notes.

      WHEREAS, immediately following the Newsriders Merger, Easyriders Sub II will merge with and into Paisano Publications, with Paisano Publications as the surviving corporation (the "Paisano Merger").

      WHEREAS, in order to provide financing to repay a portion of the Easyriders Sub II Note simultaneously with the consummation of the Paisano Merger, to refinance certain existing Indebtedness of Paisano Publications and to provide working capital and funds for other general corporate purposes, the Company has proposed to issue and sell to the Purchaser (i) its Senior Secured Guaranteed Revolving Notes Due 2001 in an aggregate principal amount not to exceed $5,000,000 at any time outstanding and (ii) its Senior Secured Guaranteed Term Notes Due 2001 in an aggregate principal amount of $17,000,000, all for the consideration and upon the terms and conditions hereinafter provided.

      WHEREAS, in consideration of the purchase of such notes by the Purchaser, the Parent has agreed to issue to the Purchaser its warrants to purchase under certain circumstances up to an aggregate of 348,157 shares of Common Stock then outstanding at an initial exercise price of $3.00 per share (subject to adjustment as therein provided).

      NOW, THEREFORE, the Parent, the Company and the Purchaser agree as follows:

      Section 1.  Definitions.

      Section 1.1. Defined Terms. For the purposes of this Agreement, the following terms shall have the following respective meanings:

      "ABC" has the meaning specified in Section 4.37.

      "Accountants" has the meaning specified in Section 7.

      "Accounts" means, as at any date of determination, with respect to any Person, all "accounts" (as such term is defined in the Uniform Commercial Code in effect in the State of New York on the date hereof), customer accounts, claims, rights of action, book debts and ancillary rights, of such Person, including, without limitation, the unpaid portion of the obligation of a customer of such Person in respect of Inventory purchased by and shipped to such customer, or in respect of services rendered to such customer, as stated on the respective invoice of such Person, net of any credits, rebates or offsets owed to such customer.

      "Affiliate" means, as to any Person, any Person which directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (a) to vote or direct the voting of 5% or more of the outstanding shares of Voting Stock of such Person, or (b) to direct or cause the direction of the management and policies of such Person whether by ownership of Capital Stock, by contract or otherwise; provided, however, that the Purchaser shall not be deemed to be an Affiliate of any Credit Party by reason of its ownership of any Capital Stock of the Parent or Warrants.

      "After Acquired Real Property" has the meaning specified in Section 9.5.



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      "Assignee" has the meaning specified in Section 14.4(b).

      "Assignment of Representations, Warranties, Covenants and Indemnitees" has the meaning specified in Section 5.11.

      "Authorized Officer" means, for any corporation, the President, the Chief Executive Officer, the Chief Financial Officer or the Treasurer of such corporation.

      "Bankruptcy Code" means 11 U.S.C. Sec. 101 et seq., as from time to time hereafter amended, and any successor or similar statute.

      "Base Rate" means, in respect of interest accrued on the Notes during each calendar month (or portion thereof) during the period in which the Notes shall be outstanding, the Prime Rate per annum which normally is published in the "Money Rates" section of The Wall Street Journal (or if such rate ceases to be so published, as quoted from such other generally available and recognizable source as the Purchaser may select). The Base Rate shall be determined (i) on the first Business Day immediately prior to the Closing Date and (ii) thereafter, on the last Business Day of each calendar month for calculation of interest for the following month. It is understood and agreed that the Base Rate as herein defined is not necessarily the lowest rate of interest charged by the Purchaser in connection with promissory notes and other debt instruments purchased by it.

      "Benefit Plans" has the meaning provided in Section 4.19(a).

      "Blocked Account Agreement" means an agreement substantially in the form of Exhibit M hereto, with respect to one or more Depositary Accounts now or hereafter maintained by any Credit Party, among the Credit Party maintaining such Depositary Account, the bank, broker, dealer, other financial intermediary or other institution at which such Depositary Account is maintained, and the Purchaser.

      "Business Day" means any day on which commercial banks are not authorized or required to close in New York City.

      "Capital Expenditures" means the expenditures of any Person which should be capitalized on the balance sheet of such Person in accordance with GAAP (including that portion of Capitalized Lease Obligations which should be capitalized on a consolidated balance sheet of such Person in accordance with
GAAP) and which are made in connection with the purchase, construction or improvement of items properly classified on such balance sheet as property, plant, equipment or other fixed assets or intangibles.





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      "Capital Stock" means and includes (a) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (b) all partnership interests (whether general or limited) in any Person which is a partnership, (c) all membership interests or limited liability company interests in any limited liability company, and (d) all equity or ownership interests in any Person of any other type.

      "Capitalized Lease" means, as to any Person, a lease of (or other agreement conveying the right to use) real and/or personal Property to such Person as lessee, with respect to which the obligations of such Person to pay rent or other amounts are required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).

      "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a Capitalized Lease and, for purposes of this Agreement, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

      "Cash Equivalents" means (a) marketable obligations maturing within six months after acquisition thereof issued or fully guaranteed by the United States of America or an instrumentality or agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (b) open market commercial paper, maturing within 180 days after acquisition thereof, which has the highest credit rating of either Standard & Poor's Corporation or Moody's Investors Service, Inc., (c) certificates of deposit or bankers acceptances or other obligations maturing within six months after acquisition thereof issued by a domestic commercial bank which is a member of the Federal Reserve System and has capital and surplus and undivided profits in excess of $500,000,000, and (d) other certificates of deposit maturing within six months after acquisition thereof in respect of deposits fully insured by the Federal Deposit Insurance Corporation. Notwithstanding the foregoing, (x) items referred to in the foregoing clauses (a) and (b) shall constitute Cash Equivalents only if held on behalf of a Credit Party in a Depositary Account with a bank, securities broker or dealer or other financial intermediary reasonably satisfactory to the Purchaser and with which such Credit Party shall have entered into a Blocked Account Agreement covering such items; and (y) items referred to in the foregoing clauses (c) and (d) shall constitute Cash Equivalents only if pledged and delivered to the Purchaser in accordance with the provisions of the Security Agreement.

      "Casualty" means any actual or constructive loss of any Property of any Credit Party by reason of fire, explosion, theft or other casualty occurrence.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended.



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      "Certified" when used with respect to any financial information of any
Person to be certified by any of its officers, indicates that such information is to be accompanied by a certificate to the effect that such financial information has been prepared in accordance with GAAP consistently applied, subject in the case of interim financial information to normal year-end audit adjustments and absence of the footnotes required by GAAP, and presents fairly, in all material respects, the information contained therein as at the dates and for the periods covered thereby.

      "Change of Control" means any transaction or event as a direct or indirect result of which (i) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors (x) whose election by such Board of Directors or whose nomination for election by the shareholders of Parent was approved by a vote of 66-2/3% of the directors of Parent then still in office who were either directors at the beginning of such period or whose election was previously so approved or (y) who are appointed or elected by Martin or Teresi pursuant to the Shareholders' Agreement) cease for any reason to constitute a majority of the Board of Directors of Parent then in office, (ii) any Person (other than the Permitted Holders) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of greater than 25% of the outstanding shares of Voting Stock of the Parent, (iii) the Parent owns less than 100% of the outstanding shares of Capital Stock of any Paisano Company or (iv) Teresi shall no longer be the Company's Chairman and Publisher or no longer have substantially the same duties and responsibilities as on the Closing Date.

      "Closing Date" has the meaning specified in Section 2.4(a).

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collateral" means, collectively, all Property of the Credit Parties in which any of such Person is granting or may hereafter grant a Lien to the Purchaser pursuant to the Security Documents.

      "Commitment Letter" has the meaning specified in Section 2.6(a).

      "Common Stock" means the Parent's common stock, no par value, and any Capital Stock of any other class of the Parent hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Parent.

      "Company" means at any time prior to the Paisano Merger, Easyriders Sub II, and, at any time from and after the Paisano Merger, Paisano Publications.



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      "Consigned Inventory" shall mean Inventory of any Credit Party consisting of magazines which are on consignment to distributors in the ordinary course of business.

      "Consolidated Current Assets" means, as of any date with respect to the Paisano Group, all assets of the Paisano Group on a consolidated basis as of such date which, in accordance with GAAP, are properly classified as current assets, excluding cash and Cash Equivalents.

      "Consolidated Current Liabilities" means, as of any date with respect to the Paisano Group, all liabilities of the Paisano Group on a consolidated basis as of such date which, in accordance with GAAP, are properly classified as current liabilities, excluding current maturities of long-term Indebtedness and excluding Indebtedness under the Revolving Notes.

      "Consolidated EBITDA" means, for any period, with respect to the Paisano Group, the sum of (a) Consolidated Net Income (Loss) plus (b) in each case to the extent deducted in determining such Consolidated Net Income (Loss), the sum of (i) Consolidated Interest Expense, plus (ii) Consolidated Income Tax Expense, plus (iii) depreciation expense, plus (iv) amortization expense, plus (v) all other non-cash charges, all as determined for the Paisano Group for such period on a consolidated basis in accordance with GAAP.

      "Consolidated Income Tax Expense" means, for any period, with respect to the Paisano Group, the amount which, in conformity with GAAP, should be included as provision for current and deferred income taxes on a consolidated income statement of the Paisano Group for such period.

      "Consolidated Interest Expense" means, for any period, with respect to the Paisano Group, all amounts which, in conformity with GAAP, should be included as interest expense on a consolidated income statement of the Paisano Group) for such period.

      "Consolidated Net Income (Loss)" means, for any period, with respect to either (i) the Paisano Group or (ii) the Parent and its Subsidiaries (other than the Restaurant Subsidiaries) (collectively, the "Applicable Person"), the net income (or loss) of the Applicable Person on a consolidated basis for such period taken as a single accounting period, determined in accordance with GAAP; provided that in determining Consolidated Net Income (Loss) there shall be excluded (a) the income (or loss) of any other Person which is not a Subsidiary of the Applicable Person, except to the extent of the amount of dividends or other distributions actually paid to the Applicable Person by such other Person during such period, (b) the income (or loss) of any other Person accrued prior to the date it becomes a Subsidiary of the Applicable Person or is merged into or consolidated with the Applicable Person or that other Person's assets are acquired by the Applicable Person, (c) the proceeds of any life insurance policy, (d) gains (or losses) from the sale, exchange, transfer or other disposition of Property not in the ordinary course of business of the Applicable Person, (e)



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any other extraordinary or non-recurring gains (or losses) of the Applicable
Person, (f) the income of any Subsidiary of the Applicable Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, Order or Statute applicable to that Subsidiary, and (g) the Newriders Management Fees.

      "Consolidated Net Worth" as of any date of determination with respect to the Parent shall mean (a) stated capital, plus (b) the amount of surplus and retained earnings (or, in the case of a deficit in the amount of surplus or retained earnings, minus the amount of such deficit), minus (c) cost of treasury shares, minus (d) minority interests in consolidated Subsidiaries of such Person (other than the Restaurant Subsidiaries), if any, all as determined as of such date for the Parent and its Subsidiaries (other than Restaurant Subsidiaries) on a consolidated basis in accordance with GAAP.

      "Consolidated Total Indebtedness" means, as of any date with respect to the Paisano Group, the total amount of Indebtedness of the Paisano Group, determined as of such date on a consolidated basis in accordance with GAAP.

      "Consolidated Working Capital" means, at any time, Consolidated Current Assets less Consolidated Current Liabilities.

      "Contingent Obligations" means any guarantee, suretyship or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligations of another Person, through an agreement or otherwise, including, without limitation, (a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and (b) any agreement (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease Property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the Property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure any financial ratio, minimum net worth, working capital or other balance sheet condition in respect of any such obligation. The amount of any Contingent Obligation shall be equal to the outstanding amount of the obligations directly or indirectly guaranteed.

      "Continuing Indebtedness" has the meaning specified in Section 4.10(a).

      "Contributor Short-Term Subordinated Note" has the meaning specified in the definition of Subordinated Seller Notes.



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      "Copyrights" has the meaning provided in paragraph (c) of the definition of Intellectual Property.

      "Credit Parties" means the Parent and each of its Subsidiaries (other than the Restaurant Subsidiaries).

      "Default" means any event or condition which, with due notice or lapse of time or both, would become an Event of Default.

      "Default Rate" has the meaning specified in Section 2.1(b).

      "Depositary Account" means with respect to any Person any demand, time, savings, passbook, money market or other depositary account maintained by such Person with any bank, savings and loan association, credit union or other depositary institution, other than an account evidenced by a certificate of deposit, or any securities account maintained by such Person with any bank, securities broker or dealer, or other financial intermediary, in which such bank, broker, dealer or financial intermediary either directly or through a nominee or depository holds investment securities for the account of such Person.

      "Dollars" and "$" shall mean lawful money of the United States of America.

      "Easyriders Common Stock" means the Easyriders' Common Stock, $.001 par value.

      "Easyriders of Columbus" means Easyriders of Columbus, Inc., an Ohio corporation.

      "Easyriders Sub I" has the meaning in the specified in the Recitals.

      "Easyriders Sub II" has the meaning set forth in the introductory paragraph of this Agreement.

      "Easyriders Sub II Note" has the meaning specified in the Recitals.

      "El Paso" means M&B Restaurants, L.C., a Texas limited liability company.

      "El Paso Acquisition" has the meaning specified in the Recitals.

      "El Paso Contribution Agreement" means the LLC Interest Contribution Agreement, dated as of June 30, 1998, among Newriders, the Parent, El Paso, Martin, Prather and Marna Prather.

      "Employment Agreements" has the meaning specified in Section 5.26.



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      "Environmental Laws" means any and all Federal, state, local, and foreign
Statutes, Orders, permits, authorizations, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment or the generation, treatment, storage, handling, processing, use, maintenance, recycling, transportation, release, destruction or disposal of Hazardous Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right to Know Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Noise Control Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any so-called "Superfund" or "Superlien" law, and any regulation promulgated under any of the foregoing, all as now or at any time hereafter may be in effect.

      "Environmental Matter" means any claim, investigation, litigation or administrative proceeding, whether pending or threatened, or judgment or Order, asserted, arising or entered under or pursuant to any Environmental Law, or relating to any Hazardous Materials, in each case against or pertaining to any Credit Party, the respective operations of such Persons, or any Properties owned, leased or used by any of such Persons.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

      "ERISA Affiliate" means any corporation which is a member of the same controlled group (within the meaning of Section 414(b) of the Code) of corporations or other Persons as the Parent or which is under common control (within the meaning of Section 414(c) of the Code) with the Parent or any corporation or other Person which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Parent or any corporation or other Person which is required to be aggregated with the Parent pursuant to Section 414(o) of the Code or the regulations promulgated thereunder.

      "Estoppel Letter" means an estoppel letter, subordination and nondisturbance agreement or other agreement, waiver or confirmation executed by any bailee or lessor which owns or operates any location where any Credit Party maintains any of the Collateral, each of which shall be in substantially the form of Exhibit N hereto or such other form as shall be acceptable to the Purchaser in its sole discretion.

      "Event of Default" has the meaning specified in Section 11.1.

      "Excess Cash Flow" means, for any period, the sum of (a) Consolidated Net Income (Loss) plus (b) in each case to the extent deducted in determining such Consolidated Net Income (Loss), the sum of (i) depreciation expense, plus (ii) amortization expense, plus (iii) all other non-cash charges (net of credits), minus (c) Capital Expenditures, minus (or plus) (d) any increase (any decrease) in Consolidated Working Capital during such period, plus



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(or minus) (e) any net losses (or gains) on the sale of assets, all as determined with respect to the Paisano Group in accordance with GAAP.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar statute.

      "Fair Market Value" means what a willing buyer would pay to a willing seller in an arm's-length transaction.

      "Financial Statements" has the meaning specified in Section 4.5(a).

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis both as to classification of items and amounts.

      "Governmental Body" means any federal, state, provincial, county, city, town, village, municipal or other government or governmental department, commission, council, board, bureau, agency, authority or instrumentality, of or within the United States of America or its territories or possessions, or of or within any other country, or of any international community established by treaty.

      "Guarantee" means the Guarantee, in the form of Exhibit C, to be executed and delivered by the Parent and each Subsidiary of the Parent (other than the Company and the Restaurant Subsidiaries) on or prior to the Closing Date pursuant to Section 5.8, and to be executed and delivered by any future Subsidiary of the Parent (other than the Company and the Restaurant Subsidiaries) pursuant to Section 9.6.

      "Hazardous Material" and "Hazardous Materials" shall mean as follows:

            (a) any "hazardous substance" as defined in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. SectionSection 9601 & 9602, as may be amended from time to time, or any other so-called "superfund" or "superlien" law and any judicial interpretation of any of the foregoing;


            (b) any "regulated substance" as defined pursuant to 40 C.F.R. Part 280;

            (c) any "pollutant or contaminant" as defined in 42 U.S.C.A. Section 9601(33);

            (d) any "hazardous waste" as defined in, or for purposes of, the Resource Conservation and Recovery Act;

            (e) any "hazardous chemical" as defined in 29 C.F.R. Part 1910;



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            (f) any "hazardous material" as defined in, or for purposes of, the
      Hazardous Materials Transportation Act; and

            (g) any other substance, regardless of physical form, or form of energy or pathogenic agent that is subject to any other past, present or future law or requirement of any Governmental Body regulating, relating to, or imposing obligations, liability, or standards of conduct concerning the protection of human health, plant life, animal life, natural resources, Property or the reasonable enjoyment of life or Property from the presence in the environment of any solid, liquid, gas, odor, pathogen or form of energy, from whatever source.

      Without limiting the generality of the foregoing, the term "Hazardous Material" thus includes, but is not limited to, any material, waste or substance that contains petroleum or any fraction thereof, asbestos, or polychlorinated biphenyls, or that is flammable, explosive or radioactive.

      "Indebtedness" with respect to any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) any obligation incurred for all or any part of the purchase price of Property or services, other than
(i) accounts payable and accrued expenses included in current liabilities in accordance with GAAP and incurred in respect of Property or services purchased in the ordinary course of business and (ii) deferred subscription and advertising income incurred in the ordinary course of business, (c) indebtedness or obligations evidenced by bonds, notes or similar written instruments, (d) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (e) any obligation (whether or not such Person has assumed or become liable for the payment of such obligation) secured by a Lien on any Property of such Person, (f) Capitalized Lease Obligations of such Person, (g) all obligations, contingent or otherwise, of such Person with respect to any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest rate or expense risks either generally or under specific contingencies, (h) all obligations, contingent or otherwise, of such Person under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values, and (i) all Contingent Obligations of such Person of obligations of any other Person of the types described in clauses (a) through
(h) of this definition, inclusive.


      "Intangible Personal Property" has the meaning specified in Section 4.24.

      "Intellectual Property" of any Person means:



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            (a) all trademarks, trade names, trade styles, service marks, logos, emblems, prints and labels, all elements of package or trade dress of goods, and all general intangibles of like nature, of such Person, together with the goodwill of such Person's business connected with the use thereof and symbolized thereby, and all applications, registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States of America or in any office of the Secretary of State (or equivalent) of any state thereof, or in any similar office or agency of any country or political subdivision thereof throughout the world, together with all extensions, renewals and corrections thereof and all licenses thereof or pertaining thereto, including, without limitation, all License Agreements with respect thereto (collectively the "Marks"),

            (b) all letters patent of such Person and applications therefor, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States of America or any state thereof, or in any similar office or agency of any country or political subdivision thereof throughout the world, together with all re-examinations, reissues, continuations, continuations-in-part, divisions, improvements and extensions thereof and all licenses and claims for infringement thereof or pertaining thereto including, without limitation, all License Agreements with respect thereto, and the rights to make, use and sell, and all other rights with respect to, the inventions disclosed or claimed therein, all inventions, designs, proprietary or technical information, know-how, other data or information, software, databases, all embodiments or fixations thereof and the Reorganization Documents, and all other trade secret rights not described above,

            (c) all copyrights of such Person in works of authorship of any kind, and all applications, registrations and recordings thereof in the Office of the United States Register of Copyrights, Library of Congress, or in any similar office or agency of any country or political subdivision thereof throughout the world, together with all extensions, renewals and corrections thereof and all licenses and claims for infringement thereof or pertaining thereto, including, without limitation, all License Agreements with respect thereto (collectively, "Copyrights"), and

            (d) all customer lists and other records of such Person relating to the distribution of products bearing any of the items described in subparagraphs (a), (b) or (c) of this definition.

      "Intellectual Property Security Agreement" means the Intellectual Property Security Agreement, in the form of Exhibit E, to be executed and delivered by the Parent and each Subsidiary of the Parent (other than the Company and the Restaurant Subsidiaries) on or prior to the Closing Date pursuant to Section 5.9, and to be executed and delivered by any future Subsidiary of the Parent (other than the Company and the Restaurant Subsidiaries) pursuant to Section 9.6.

      "Intercreditor Agreement" means the intercreditor and subordination agreement executed and delivered by Teresi pursuant to Section 5.14(b) with respect to the Subordinated Seller Notes.

      "Internal Revenue Service" means the United States Internal Revenue Service and any successor or similar agency performing similar functions.

      "Inventory" means with respect to any Person all of the "inventory" (as such term is defined in the Uniform Commercial Code in effect in the State of New York on the date hereof) of such Person, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process, property in stock and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of such Person's custody or possession, including inventory on the premises of others and items in transit.

      "Investment" when used with reference to any Person means any investment of such Person so classified under GAAP, and, whether or not so classified, includes (a) any Indebtedness owed by any other Person to such Person, (b) any Contingent Obligation or other contingent obligation of such Person of Indebtedness or other obligations of any other Person, and (c) any Capital Stock held by such Person in any other Person; and the amount of any Investment shall be the original principal or capital amount thereof less all cash returns of principal or equity thereof (and without adjustment by reason of the financial condition of such other Person).

      "Leases" has the meaning specified in Section 5.26.

      "License Agreement" with respect to any Person means any agreement entered into by such Person, whether as licensor or licensee, providing for the license or use of any Intellectual Property and related or similar rights, and all rights of such Person in connection with any of the foregoing and in connection with any agreement related thereto.

      "Lien" means any security interest, mortgage, pledge, hypothec, lien, claim, charge, prior claim, encumbrance, assignment, resolutory right, trust, conditional sale or title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument, in, of or on any of a Person's Property (whether held on the date hereof or hereafter acquired), or any signed or filed financing statement which names such Person as the debtor, or the execution of any security agreement or the like authorizing any other Person as the secured party thereunder to file such a financing statement.

      "Marks" has the meaning provided in paragraph (a) of the definition of Intellectual Property.

      "Martin" means Mr. John E. Martin.

      "Martin Equity Investment" has the meaning specified in Section 5.13(b).

      "Martin Notes" has the meaning specified in Section 5.13(b).

      "Material Adverse Effect" means any change or changes or effect or effects that individually or in the aggregate are materially adverse to (a) the assets, business, operations, income, prospects or condition (financial or otherwise) of the Company, individually, or the Credit Parties, taken as a whole, (b) the legality, validity or enforceability of this Agreement, the Notes, the Warrants or any other Note Documents, or (c) the ability of any Credit Party to fulfill its obligations under this Agreement, the Notes, the Warrants or any other Note Documents.

      "Material Contract" means any contract or agreement (including, without limitation any supply agreement, requirements contract, customer agreement, services agreement, lease, License Agreement, franchise agreement, royalty agreement, distribution agreement, marketing agreement, advertising agreement, joint venture agreement, partnership agreement, stockholders agreement, asset purchase agreement, stock purchase agreement, merger agreement, escrow agreement, tax sharing agreement, agency agreement, investment banking agreement, fidelity or surety contract, power of attorney, non-competition agreement) to which any Credit Party is a party and which either (a) has a face amount or otherwise involves aggregate payments or obligations in excess of $50,000, (b) if terminated is reasonably likely to cause a Material Adverse Effect , (c) is otherwise material to the business of the Credit Parties taken as a whole or (d) is a "Material Contract" as defined in the Paisano Stock Contribution Agreement.

      "Material Loss Amount" means an amount equal to $150,000.

      "Maturity Date" means September    , 2001.

      "Maximum Revolving Commitment" means as of any time of determination (a) $5,000,000, minus, (b) the aggregate amount of all reductions therein (if any) pursuant to Section 3.4, and shall be $0 upon any termination of the obligations of the Purchaser to purchase Revolving Notes hereunder pursuant to Section 3.1(a), 3.4, 11.1 or otherwise.

      "Mortgage" means any mortgage, trust deed or deed of trust executed (i) on or prior to the Closing Date pursuant to Section 5.9(g) and (ii) after the Closing Date pursuant to Section 9.5 in respect of After Acquired Real Property.

      "Mortgage Policies" has the meaning specified in Section 5.9(g)(ii).

      "Multiemployer Plan" means a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code contributed to by any Credit Party or any ERISA Affiliate.

      "Net Cash Proceeds" means, with respect to any Credit Party (a) an incurrence by any such Person of any Indebtedness or (b) the issuance and sale by such Person of any of its Capital Stock, the aggregate amount of cash consideration received by such Person in connection with such transaction after deduction of all reasonable and customary fees, costs and expenses directly incurred by such Credit Party in connection therewith, including, without limitation, reasonable and customary underwriting discount, brokerage or selling commissions, if any, taxes paid or reasonably anticipated to be payable as a result of such transaction, and the reasonable fees and disbursements of counsel paid by such Credit Party in connection therewith.

      "Newriders" has the meaning specified in the Recitals.

      "Newriders Merger" has the meaning set forth in the Recitals.

      "Newriders Merger Agreement" means the Agreement and Plan of Merger and Reorganization, dated as of June 30, 1998, by and among Newriders, the Parent and Easyriders Sub I.

      "Newriders' Executive Compensation Plan" means the Newriders' 1997 Executive Incentive Compensation Plan.

      "Newriders Management Agreement" means a management security agreement between Newriders and the Company in form and substance satisfactory to the Purchaser.

      "Newriders Management Fees" means fees payable by the Company to Newriders under the Newriders Management Agreement; provided such fee shall be paid only by advances made by Newriders to the Company under the Newriders Subordinated Note.

      "Newriders Subordinated Note" means a subordinated promissory note in form and substance satisfactory to the Purchaser which evidences advances made by Newriders to the Company used to pay the Newriders Management Fees, which note shall be unsecured and subordinated in subject of payment to the Obligations, have a maturity date no earlier than September 30, 2003 and provide that no principle or interest payments are payable until the Obligations have been paid in full and the Termination Date has occurred.

      "Non-Continuing Indebtedness" has the meaning specified in Section
4.10(a).

      "Note Documents" means this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Guarantee, the Security Documents, the Intercreditor Agreement, the Assignment of Representations, Warranties, Covenants and Indemnities and all other agreements, instruments and documents now or hereafter executed and delivered pursuant to or in connection therewith, as each of such agreements, instruments and documents may from time to time be amended, modified or supplemented in accordance with its terms.

      "Notes" means collectively the Revolving Notes and the Term Notes and "Note" means any one of such Notes. The Revolving Notes and Term Notes are each sometimes referred to herein as a "class" of Notes.

      "NRS" has the meaning specified in Section 5.18.

      "Obligations" mean, collectively, (a) the obligations of the Company to pay any and all of the unpaid principal of, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for postfiling or post-petition interest is allowed in such proceeding) the Notes, (b) the obligations of the Credit Parties to pay any and all fees, expenses, costs, indemnities and other amounts, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes or any other Note Document, and (c) the obligations of the Credit Parties to pay, perform, discharge, observe and comply with any and all covenants, agreements and other obligations required to be performed, discharged, observed or complied with by such Credit Party pursuant to this Agreement, the Notes and the other Note Documents.

      "Officer's Certificate" means with respect to any corporation, a certificate signed by an Authorized Officer of the specified corporation.

      "Operating Lease" means any lease of real or personal Property (other than any Capitalized Lease) having an original term greater than one year (including any option to renew or extend such lease, whether or not exercised).

      "Order" means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or Governmental Body.

      "Paisano Acquisition" has the meaning set forth in the Recitals.

      "Paisano Companies" means Paisano Publications, Easyriders of Columbus, Inc. Easyriders Franchising, Inc., a California corporation, Teresi, Inc., a California corporation, Bros Club, Inc., a California corporation, Associated Rodeo Riders on Wheels, a California corporation, and any Subsidiary now or hereafter existing of any such Person.

      "Paisano Companies Stock" has the meaning set forth in the Recitals.

      "Paisano Group" means the Paisano Companies other than Easyriders of Columbus.

      "Paisano Merger" has the meaning set forth in the Recitals.

      "Paisano Merger Agreement" means .

      "Paisano Publications" means Paisano Publications, Inc., a California corporation.

      "Paisano Stock Contribution Agreement" means the Stock Contribution and Sale Agreement, dated as of June 30, 1998, among, Newriders, the Parent, Easyriders Sub II, the Paisano Companies and Teresi.

      "Parent" has the meaning set forth in the introductory paragraph of this Agreement.

      "Parent 1998 Executive Compensation Plan" shall mean the Parent's 1998 Executive Incentive Compensation Plan as in effect on the Closing Date pursuant to which up to 2,800,000 shares of Common Stock may be issued.

      "PBGC" means the Pension Benefit Guaranty Corporation, and any successor agency or Governmental Body performing similar functions.

      "Pension Plan" means an employee pension benefit plan, as defined in
Section 3(2) of ERISA, excluding any Multiemployer Plans, established, maintained by or contributed to by any Credit Party or any ERISA Affiliate.

      "Permitted Business" means the business of publishing special interest magazines and other publications relating to hot rods, motorcycles, tattooing and airbrushing, marketing motorcycle apparel and accessories, promoting tattoo and motorcycle related events, mail order sales of various products, licensing the use of various trademarks, the production and distribution of motorcycle related videos, sales of road side assistance plans for motorcycles, sales of videos to pay-per-view television, the development, production and distribution of other forms of media related to hot rods, motorcycles and tattooing and franchising retail stores which market motorcycles and motorcycle apparel and accessories and any businesses which are reasonably related thereto.

      "Permitted Holders" means Teresi, Martin and Prather.

      "Permitted Lien" means any of the Liens permitted by Section 10.2.

      "Person" means and includes an individual, a partnership, an association, a joint venture, a corporation, a limited liability company, a trust, a syndicate, an unincorporated organization and any Governmental Body.

      "Plan" and "Plans" means any employee benefit plan as defined in Section 3(3) of ERISA, established, maintained or contributed to for the benefit of employees of any Credit Party or any ERISA Affiliate.

      "Prather" means Mr. William E. Prather.

      "Principal Office" means the principal office of the Purchaser, located at the address of the Purchaser set forth in Section 14.5 hereof, or at such other location as the Purchaser may from time to time hereafter specify by written notice to the Company.

      "Property" with respect to any Person, means any interest in any kind of property or asset, whether real, personal or mixed, movable or immovable, tangible or intangible, corporeal or incorporeal, of such Person.

      "Protected Countries" has the meaning specified in Section 4.24.

      "Publications" has the meaning specified in Section 4.36.

      "Purchaser" has the meaning specified in the first paragraph hereof.

      "Registration Rights Agreement" means that certain Registration Rights Agreement, to be dated as of and entered into on the Closing Date, between the Parent and the Purchaser, in the form of Exhibit E-2.

      "Registration Statement" means the Registration Statement on Form S-4 of the Parent, Registration No.333-58501, as filed with the SEC under the Securities Act on July 6, 1998, as amended by Amendment No. 1, as filed with the SEC under the Securities Act on , 1998.

      "Reorganization" shall mean the Paisano Acquisition, the El Paso Acquisition, the Newriders Merger, the Paisano Merger, the Martin Equity Investment and the other transactions contemplated by the Reorganization Documents.

      "Reorganization Documents" means the Registration Statement, Paisano Stock Contribution Agreement, the El Paso Contribution Agreement, the Newriders Merger Agreement, the Paisano Merger Agreement, the Subordinated Seller Notes, and all other agreements, instruments and documents executed pursuant thereto or in connection therewith.

      "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder for which the 30-day notice requirement is not waived.

      "Restaurant Subsidiaries" means El Paso and Newriders and each of their Subsidiaries.

      "Restricted Investment" means any Investment other than

               (a) any Investment in Cash Equivalents,

               (b) any Investment existing on the Closing Date after giving effect to the Transactions contemplated to occur on the Closing Date, and described in Schedule 4.10B,

               (c) the Guarantee,

               (d) Indebtedness permitted under Sections 10.1(c), (f) and (g) hereof,

               (e) any Investment in or capital contribution by the Parent to any member of the Paisano Group, and

               (f) Investments received by the Credit Parties in connection with barter arrangements for excess advertising space entered into in the ordinary course of business consistent with part practices so long as in any fiscal year the fair market value of such advertising space does not exceed $[ ] in the aggregate.

      "Restricted Payment" means, with respect to any Person,

               (a) the declaration or payment of any dividend or other distribution on, or the incurrence of any liability to make any other payment in respect of, Capital Stock of such Person, other than (i) Restricted Payments payable solely in the same class of Capital Stock of such Person and (ii) so long as no Event of Default has occurred and is continuing, dividends by the Company to the Parent in an amount per fiscal month which, when added to the principal of intercompany loans made by the Company to the Parent during such fiscal month pursuant to Section 10.1(f), is not in excess of the lesser of (x) 35% of Excess Cash Flow for the preceding fiscal month and (y) $100,000,

               (b) any payment or distribution on account of the purchase, redemption, defeasance (including in-substance or legal defeasance) or other retirement by any Person of any Capital Stock of such Person, or of any warrant, option or other right to acquire such Capital Stock (whether directly or indirectly, and including, without limitation, any purchase or other acquisition of such Capital

      Stock, or of any warrant, option or other right to acquire such Capital Stock, by any Subsidiary of such Person),

               (c) any other payment or distribution by such Person in respect of its Capital Stock, whether directly or indirectly or through any Subsidiary of such Person, excluding the declaration and payment of cash dividends by a Wholly-owned Subsidiary of the Company on its Capital Stock to the Company,

               (d) any payment or distribution by such Person on account of the principal of or prepayment charge, if any, or, interest or other amounts, with respect to any Indebtedness of any Credit Party which is subordinated in right of payment to the prior payment of any of the Notes (including, without limitation, any such payment or distribution on account of the Indebtedness represented by the Subordinated Seller Notes), other than regularly scheduled interest payments on the Subordinated Seller Notes to the extent permitted under the Subordinated Seller Notes (including without limitation the subordination provisions thereof) as in effect on the Closing Date and the Intercreditor Agreement, and

               (e) any management fee, consulting fee, advisory fee, investment banking or transaction fee or commission, bonus, salary, or similar remuneration paid or payable to any holder of Capital Stock of such Person or to any Affiliate of any such holder, excluding (i) directors' fees payable in the ordinary course of business, (ii) amounts payable under the Employment Agreements, (iii) amounts payable under the Parent 1998 Executive Compensation Plan and any other employee compensation and benefits payable in the ordinary course of business, in each case, to any officer or employee of the Credit Parties (other than Teresi, Martin and Prather), (iv) so long as no Default or Event of Default has occurred and is continuing, awards payable to Martin under Exhibit A to the Parent 1998 Executive Compensation Plan, (v) so long as no Default or Event of Default has occurred and is continuing and the payment of such fees are subordinated (on terms and conditions satisfactory to the Purchaser) in right of payment to the prior payment of the Notes pursuant to a written agreement between the Purchaser and Teresi satisfactory to the Purchaser, consulting fees to Teresi in an amount not to exceed $25,000 per month,
      (vi) fees payable to Imperial Capital LLC to the extent described in
      Section 4.15, and (vii) payments made by any Credit Party to the Parent pursuant to a tax sharing agreement in form and substance satisfactory to the Purchaser so long as such tax sharing agreement complies with the treasury regulations under Section 1502 of the Code.

The amount of any Restricted Payment made in the form of Property shall be deemed to be the greater of the Fair Market Value or the net book value of such Property.

      "Revolving Note" and "Revolving Notes" have the meanings specified in
Section 2.1(a)(i).

      "Revolving Note Purchase Request" has the meaning specified in Section 2.2(b).

      "SEC" means the Securities and Exchange Commission and any successor agency, authority, commission or Governmental Body.

      "Securities Act" means as of any date the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute.

      "Security Agreement" means the Security Agreement, in the form of Exhibit D, to be executed and delivered by the Parent and each Subsidiary of the Parent (other than the Company and the Restaurant Subsidiaries) on or prior to the Closing Date pursuant to Section 5.9, and to be executed and delivered by any future Subsidiary of the Parent (other than the Company and the Restaurant Subsidiaries) pursuant to Section 9.6.

      "Security Documents" means the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, the Blocked Account Agreements, trust deeds, short form mortgages, financing statements, fixture filings, assignments and other agreements, instruments and documents in respect of the Collateral and the Liens of the Purchaser therein that may now or hereafter be executed, delivered, filed or recorded pursuant thereto or in connection therewith, or pursuant to Section 5.9, 9.5, 9.6, 9.7 or 9.9 of this Agreement.

      "Shareholders' Agreement" has the meaning specified in Section 5.26.

      "Solvent" means, when used with respect to any Person, that (a) the fair value of the property of such Person is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's assets would constitute unreasonably small capital. For such purposes, any contingent liability (including, without limitation, pending litigation, Contingent Obligations, pension plan liabilities and claims for federal, state, local and foreign taxes, if any) is valued at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Statute" means any statute, ordinance, code, treaty, directive, law, rule or regulation of any Governmental Body.

      "Subordinated Seller Notes" means (i) the subordinated promissory note in the original aggregate principal amount of $5,000,000, (ii) the limited recourse subordinated promissory note in the original aggregate principal amount of $5,000,000 and (iii) the subordinated promissory note (the "Contributor Short-Term Subordinated Note") in the original aggregate principal amount $3,000,000, in each case issued to Teresi by the Parent in connection with Reorganization.

      "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding Voting Stock is at the time directly or indirectly owned or controlled by such Person or by one or more of any entities directly or indirectly owned or controlled by such Person. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

      "Taking" shall mean a taking of the ownership or use of any Property of any Credit Party, or any part thereof, pursuant to eminent domain or condemnation proceedings, or by any settlement or compromise of such proceedings.

      "Taxes" has the meaning specified in Section 3.6(a).

      "Teresi" has the meaning set forth in the Recitals.

      "Term Note" and "Term Notes" have the meanings specified in Section 2.1(a)(ii).

      "Termination Date" means the earlier of (i) the Maturity Date or (ii) any date on which the Maximum Revolving Commitment of the Purchaser shall be or shall have been reduced to $0, whether pursuant to the provisions of Section 3.2, or pursuant to an acceleration of the maturity of the Notes pursuant to
Section 11.1, or by reason of the passage of time, or otherwise.

      "Transaction Documents" means the Note Documents and the Reorganization Documents.

      "Transactions" means the Reorganization, the purchase of the Notes by, and issuance of the Warrants to, the Purchaser on the Closing Date as provided herein, and the other transactions contemplated by the Transaction Documents to occur on or prior to the Closing Date.

      "UFOCs" has the meaning specified in Section 4.38(c).

      "U.S. Government" means the federal government of the United States of America or any department, agency or instrumentality thereof.

      "U.S. Person" means a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or of any State thereof, or any estate or trust that is subject to federal income taxation regardless of the source of its income.

      "U.S. Taxes" has the meaning specified in Section 3.6(b).

      "Voting Stock" with respect to any Person shall mean Capital Stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions) of such Person.

      "Warrant" and "Warrants" have the meanings specified in Section 2.1(c).

      "Warrant Stock" means (i) all shares of Common Stock issued or issuable upon the exercise of any Warrant, and (ii) any securities issued or issuable by the Parent with respect to shares of such Common Stock referred to in the foregoing clause (i) by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, merger, consolidation or other reorganization of the Parent.

      "Wholly-owned Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person all of the shares of Capital Stock of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more Wholly-owned Subsidiaries of such Person.

      Section 1.2. Accounting Terms. All accounting terms used in this Agreement shall be applied on a consolidated basis for the applicable person and its Subsidiaries, unless otherwise specifically indicated herein, provided that all accounting terms used in this Agreement with respect to the Parent on a consolidated basis shall exclude the Restaurant Subsidiaries. Any accounting terms not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.

      Section 1.3. Rules of Construction. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or subsection. Reference herein to any Section or subsection refers to such Section or subsection (as the case may be) hereof. Words in the singular include the plural, and words in the plural include the singular. Each covenant or agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant or agreement contained herein, so that compliance with any one covenant or agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant or agreement. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such

Person. All references to any instruments or agreements, including references to any of the Transaction Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, in each case, made in accordance with the terms of the Transaction Documents. All references to Persons include their respective successors and assigns (to the extent permitted under the Note Documents).

      Section 2. Sale and Purchase of Notes and Warrants.

      Section 2.1. Authorization of Notes and Warrants.

            (a) The Company has duly authorized the issue, sale and delivery of:

                        (i) its Senior Secured Guaranteed Revolving Notes Due
            2001, in an aggregate principal amount at any time outstanding not to exceed the Maximum Revolving Commitment, to be dated the date of issue thereof, to bear interest from such date on the unpaid principal amount thereof (calculated on the basis of a 360-day year and actual days elapsed) at a variable rate per annum equal at any time to the sum of (a) the Base Rate in effect at such time plus (b) 1.85%, such interest to be payable monthly in arrears on the first day of each month (commencing October 1, 1998), and at maturity, to mature on the Maturity Date, and to be substantially in the form of Exhibit A-1 hereto attached (all such Notes issued pursuant to this Agreement, or delivered in substitution or exchange for any thereof, being collectively called the "Revolving Notes" and individually a "Revolving Note");

                        (ii) its Senior Secured Guaranteed Term Notes Due 2001,
            in the aggregate principal amount of $17,000,000, to be dated the date of issue thereof, to bear interest from such date on the unpaid principal amount thereof (calculated on the basis of a 360-day year and actual days elapsed) at a rate per annum equal at any time to the sum of (a) the Base Rate in effect at such time plus (b) 1.85%, such interest to be payable monthly in arrears on the first day of each month (commencing October 1, 1998), and at maturity, to mature on the Maturity Date, and to be substantially in the form of Exhibit A-2 hereto attached (all such Notes issued pursuant to this Agreement, or delivered in substitution or exchange for any thereof, being collectively called the "Term Notes" and individually a "Term Note");

            (b) So long as any Default or Event of Default shall have occurred and be continuing and at the election of the Purchaser confirmed by written notice to the Company, the interest rates applicable to the Notes shall be increased by three percent (3%) per annum above the rates of interest otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest at the Default Rate shall accrue from the initial date of such Default or

Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

            (c) The Parent has duly authorized the issuance and sale of its warrants to the Purchaser, which warrants shall be exercisable under certain circumstances to purchase up to an aggregate of 348,157 shares of Common Stock then outstanding at an initial exercise price of $3.00 per share (subject to adjustment as therein provided), each to be substantially in the form of Exhibit E-1 hereto attached (all such warrants issued pursuant to this Agreement, or delivered in substitution or exchange for any thereof, being collectively called the "Warrants" and individually a "Warrant").

      Section 2.2. Sale and Purchase of Revolving Notes.

            (a) Subject to the applicable terms and conditions set forth in this Agreement (including, without limitation, the applicable conditions set forth in Section 6 hereof), the Company will issue, reissue and sell to the Purchaser, and the Purchaser will purchase from the Company, from time to time during the period from and including the Closing Date to but not including the Termination Date or, if earlier, the date on which the Maximum Revolving Commitment of the Purchaser shall have been reduced to $0, Revolving Notes at a purchase price equal to 100% of the principal amount thereof; provided that the aggregate outstanding principal amount of the Revolving Notes shall not exceed the Maximum Revolving Commitment then in effect.

            (b) Each issuance and sale of Revolving Notes hereunder shall be made upon written notice by the Company to the Purchaser in the form of Exhibit B hereto (each such notice a "Revolving Note Purchase Request") delivered not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date such sale is to be effected, which notice shall specify (i) the requested date of such sale (which shall not be on or after the Termination
Date) and (ii) the aggregate principal amount of Revolving Notes to be sold to the Purchaser on such date (which shall be $250,000 or any greater amount which is an integral multiple of $50,000). Not more than two sales of Revolving Notes shall be effected during any one calendar month.

            (c) The closing of each sale of Revolving Notes shall take place at 12:00 noon (New York City time) at the Principal Office of the Purchaser or at such other place or places as the Company and the Purchaser may agree (except for any sale of Revolving Notes effected on the Closing Date, which shall take place at the time and place provided in Section 2.4).

            (d) The Revolving Notes issued pursuant hereto shall evidence the principal amount of Revolving Notes sold on the Closing Date (if any) and all subsequent principal amounts of Revolving Notes sold hereunder, and the date and the principal amount of each sale of Revolving Notes to the Purchaser by the Company, as well as each payment or prepayment made on account of the principal thereof, and the resulting aggregate unpaid principal balance thereof, shall be noted by the Purchaser on the schedule attached to the Revolving Note held by it or any extension thereof; provided, further, that failure by the Purchaser to make any such notation shall not affect the obligations of the Company hereunder or under such Revolving Note. Each such notation by the Purchaser shall be conclusive and binding for all purposes in the absence of manifest error.

      Section 2.3. Sale and Purchase of Term Notes and Warrants. Subject to the applicable terms and conditions set forth in this Agreement, on the Closing Date, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, Term Notes as provided in Section 2.4(b)(ii) in the aggregate principal amount of $17,000,000 and the Warrants, at an aggregate purchase price equal to 100% of the principal amount of the Term Notes.


      Section 2.4.  Closing.

            (a) The initial closing of the sale and delivery of Notes and Warrants shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York at 10:00 A.M., New York time on September __, 1998 or such other date as the parties shall agree (herein called the "Closing Date").

            (b) On the Closing Date, the Company will deliver to the Purchaser:

                        (i) a single Revolving Note registered in the name of
            the Purchaser or its nominee, duly executed and dated the Closing Date, in the principal amount of $5,000,000, and

                        (ii) a single Term Note registered in the name of the
            Purchaser or its nominee, duly executed and dated the Closing Date, in the principal amount of $17,000,000,

            (c) On the Closing Date, the Company will deliver to the Purchaser the Warrants in such denominations as the Purchaser shall specify, duly executed by the Parent and dated the Closing Date.

      Section 2.5. Payments. Each payment by the Company hereunder of the principal amount of the Notes, interest thereon, fees, costs, expenses, indemnities and other amounts due hereunder shall be made in Dollars by wire transfer or other immediately available funds, without deduction (except as provided in Section 3.6(b)), set-off or counterclaim, to the Purchaser at the Principal Office, not later than 2:00 P.M. (New York City time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day). Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a

Business Day, that payment shall be made on the next succeeding Business Day and the extension of time shall be included in the computation of interest due thereon.

      Section 2.6.  Fees.

            (a) On the Closing Date, the Company will pay to Nomura Securities International, Inc. a non-refundable Structuring Fee referred to in paragraph 4(a) of that certain letter agreement (the "Commitment Letter") dated June 18, 1998, among Newriders, the Company and the Purchaser.

            (b) In addition to all other fees and other amounts payable or paid by the Company pursuant to this Agreement, the Note Documents or otherwise, on the Closing Date, the Company shall pay to the Purchaser the non-refundable Funding Fee referred to in paragraph 4(b) of the Commitment Letter.

            (c) In addition to all other fees and other amounts payable or paid by the Company pursuant to this Agreement, the Note Documents or otherwise, the Company shall pay to the Purchaser an unused facility fee equal to 0.25% per annum on the average daily balance of the excess of the Maximum Revolving Commitment over the aggregate unpaid principal amount of Revolving Notes, payable in arrears (i) for the preceding calendar month, on the first Business Day of the succeeding calendar month commencing October 1, 1998, and (ii) on the Termination Date. All computations of the foregoing fee shall be made by the Purchaser on the basis of a three hundred sixty (360) day year, and for the actual number of days occurring in the period for which such fee is payable.

            (d) The Purchaser is hereby authorized to, and at its sole discretion may, charge to the balance of the Revolving Notes (which shall constitute an issuance and purchase of Revolving Notes hereunder) on behalf of the Company and cause to be paid in full all fees, expenses, charges and costs and interest and principal (other than principal of the Revolving Notes) owing by the Credit Parties under this Agreement or any of the other Note Documents if and to the extent any Credit Party fails to promptly pay any such amounts as and when due, even if such charges would cause the aggregate principal amount of the outstanding Revolving Notes of the Purchaser to exceed the Maximum Revolving Commitment and notwithstanding the provisions of Section 2.2(b); provided that, so long as no Default or Event of Default has occurred and is continuing, the Purchaser shall give the Company 3 Business Days prior notice that any such fees, expenses, charges and costs (other than principal and interest) are due and owing prior to so charging the balance of the Revolving Notes. At the Purchaser's option and to the extent permitted by law, any charges so made shall constitute part of the principal under the outstanding Revolving Notes.

      Section 2.7. Interest Rate Limitation. Notwithstanding any provisions of this Agreement, the Notes or the other Note Documents, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or the other Note Documents at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever the Purchaser shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Notes outstanding hereunder (whether or not then due and payable), without prepayment charge, premium or penalty, and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to such Purchaser have been paid in full.

      Section 2.8. Allocation of Purchase Price. It is hereby agreed that, for purposes of Treasury Regulations 1.1273-2(h),(A)(i) the aggregate "issue price" of the investment unit consisting of the Term Notes and the Warrants to be issued pursuant to this Agreement on the Closing Date is equal to 100% of the principal amount of such Term Notes, (ii) the aggregate fair market value and aggregate purchase price of the Term Notes is the aggregate principal amount thereof less the amount referred to in clause (iii) of this Section, (iii) the aggregate fair market value and aggregate purchase price of the Warrants is $[__________], and (iv) the aggregate fair market value and aggregate purchase price of any Revolving Notes issued on or after the Closing Date is equal to 100% of the principal amount of such Notes. The Credit Parties and the Purchaser agree to use the foregoing issue price, purchase prices and fair market values for U.S. federal income tax purposes with respect to this transaction (unless otherwise required by a final determination by the Internal Revenue Service or a court of competent jurisdiction).

      Section 3. Prepayments of Notes.

      Section 3.1. Mandatory Payments and Prepayments.

            (a) On the Maturity Date, the unpaid principal balance of the Notes to the extent not sooner paid or prepaid hereunder, shall be paid in full, together with accrued interest and fees thereon and all expenses, indemnities and other amounts payable under the terms of the Notes, this Agreement or the other Note Documents, and the Maximum Revolving Commitment shall automatically and without notice or other action on the part of any Person be permanently reduced to $0.

            (b) In the event that the aggregate unpaid principal amount of the Revolving Notes shall at any time and for any reason (including, without limitation, a reduction in the Maximum Revolving Commitment pursuant to Section
3.4 exceed the amount of the Maximum Revolving Commitment then in effect, the Company shall, without notice or demand by the Purchaser, (i) immediately notify the Purchaser in writing of such event, specifying the amount of such excess and (ii) within one (1) Business Day thereafter pay the amount of such excess to the Purchaser for application to the unpaid principal amounts of the outstanding Revolving Notes in accordance with the applicable provisions of Section 3.3 hereof, together with accrued interest and fees on the principal amount so paid to the date of such payment, without prepayment charge, premium or penalty.

            (c) Commencing with the six-month period ending on March 31, 1999 and for each six-month period thereafter beginning on the first day after the end of the previous six-month period, not later than 20 days after the end of such period the Company shall deliver to the Purchaser an Officer's Certificate setting forth in reasonable detail a calculation of Excess Cash Flow for such period. Unless within 10 days after receipt of such notice, the Purchaser shall deliver a written notice to the Company declining to accept any prepayment of Notes from such Excess Cash Flow, not later than thirty (30) days after the end of such period, an amount in cash equal to the lesser of (i) 35% of such Excess Cash Flow and (ii) the aggregate unpaid principal amount of the Term Notes shall be paid to the Purchaser, for application to the unpaid principal amounts of the outstanding Term Notes in accordance with the applicable provisions of Section 3.3, without prepayment charge, premium or penalty. Nothing in this subsection
(c) shall be construed to permit, or to waive any required consent with respect to, any transaction that is prohibited by another provision of this Agreement or the other Note Documents.

            (d) Not later than 30 days prior to any date on which (i) any Credit Party shall issue or sell any of its Capital Stock (other than shares of Common Stock issued pursuant to the Parent 1998 Executive Compensation Plan or upon exercise of the Warrants and other than Capital Stock sold to another Credit Party), or (ii) any Credit Party shall incur any Indebtedness for borrowed money (other than Indebtedness permitted by Section 10.1), the Company shall deliver to the Purchaser an Officer's Certificate setting forth in reasonable detail a description of such issuance or sale of Capital Stock or incurrence of Indebtedness (as the case may be), and stating the date such issuance or sale of Capital Stock or incurrence of Indebtedness is expected to occur and the amount of the Net Cash Proceeds expected to be received by such Person in connection therewith and, if applicable, whether the Parent proposes to use any such Net Cash Proceeds for the purposes described in the last sentence of this clause
(d). Concurrently with the receipt by such Person of such Net Cash Proceeds, an amount in cash equal to the lesser of (i) 100% of such Net Cash Proceeds and
(ii) the aggregate unpaid principal amount of the Term Notes shall be paid to the Purchaser, for application to the unpaid principal amounts of the outstanding Term Notes in accordance with the applicable provisions of Section 3.3, without prepayment charge, premium or penalty. Nothing in this subsection
(d) shall be construed to permit or to waive any required consent with respect to any transaction that is prohibited by another provision of this Agreement or the Reorganization Documents. Notwithstanding the foregoing, the Parent shall be permitted to retain up to $5,000,000 in the aggregate of the Net Cash Proceeds resulting from the transactions described in clauses (i) and/or (ii) of the first sentence of this subsection (d), to the extent that the Parent uses such Net Cash Proceeds (x) to repay, within five (5) Business Days of receipt of such Net Cash Proceeds, principal and interest owing under the Contributor Short-Term Subordinated Note and/or (y) to fund up to $2,000,000 of operating expenses of any Credit Party.

      Section 3.2.  Optional Prepayments of the Notes.

            (a) Upon notice given as provided in Section 3.2(b), the Company, at its option, may prepay at any time all or from time to time any part (in an aggregate amount of $250,000 or any greater amount which is an even multiple of $50,000, or in an amount equal to the aggregate principal balance of all of the Notes) of the principal amount of the Notes, together with accrued but unpaid interest on the principal amount being prepaid to the date of such prepayment, but without prepayment charge, premium or penalty; provided that not more than two prepayments pursuant to this Section 3.2(a) shall be made in any calendar month. Each prepayment made pursuant to this Section 3.2(a) shall be applied as provided in Section 3.3(c).

            (b) The Company shall call Notes for prepayment pursuant to Section 3.2(a) by giving written notice thereof to the Purchaser, not less than 5 Business Days prior to the date fixed for such prepayment, which notice shall specify (i) the date fixed for such prepayment, (ii) the principal amount to be prepaid on such date, and (iii) the amount of accrued interest to be paid or anticipated to be paid on such date. Notice of prepayment having been so given, the aggregate principal amount of the Notes so to be prepaid as specified in such notice, together with interest accrued thereon to such date fixed for prepayment, shall become due and payable on the specified prepayment date.

      Section 3.3.  Application of Principal Payments.

            (a) All payments and prepayments of the principal amount of the Notes made pursuant to Section 3.1(c) or (d) shall be applied to the outstanding principal amount of the Term Notes until paid in full. The Term Notes, to the extent paid or prepaid as herein provided, shall not be reissued.

            (b) All payments and prepayments of principal made pursuant to
Section 3.1(b) shall be applied to the outstanding principal amount of the Revolving Notes, any such payment or prepayment shall not affect the Maximum Revolving Commitment and such Revolving Notes, notwithstanding such payment or prepayment, may be reissued and sold in the manner and to the extent provided in
Section 2.2.

            (c) All payments and prepayments of principal made pursuant to
Section 3.2(a) shall be applied first to the outstanding principal amount of the Revolving Notes until such principal amount shall be reduced to $0, and thereafter shall be applied to the outstanding principal amount of the Term Notes. Amounts applied to the Revolving Notes pursuant to this subsection (c) shall not affect the Maximum Revolving Commitment, and such Revolving Notes, notwithstanding such prepayment, may be reissued and sold in the manner and to the extent provided in Section 2.2. The Term Notes, to the extent prepaid as herein provided, shall not be reissued.

            (d) In the event that, at the time any payment or prepayment provided for herein shall be applied to the Revolving Notes or the Term Notes, more than one Revolving Note or more than one Term Note shall be outstanding, then such payment or prepayment shall be applied to the Revolving Notes or the Term Notes (as the case may be) pro rata in accordance with the respective outstanding principal amounts of the Notes of the applicable type.

            (e) In any case in which a payment of the principal amount of the Term Notes made pursuant to Section 3.1 (c) or (d) or Section 3.2 shall include the entire unpaid principal amount of all Term Notes at the time outstanding, such payment shall be accompanied by a payment of all interest accrued on such principal amount to the date of such payment. In the case of any payment pursuant to any of such provisions of less than the entire unpaid principal amount of the Term Notes, interest accrued on the principal amount so paid to the date of such payment shall be paid on the next regular date for payment of interest on the Term Notes as provided in Section 2.1(a). In any case in which a payment of the principal amount of the Revolving Notes made pursuant to Section 3.1(b) shall include the entire unpaid principal amount of all Revolving Notes at the time outstanding, such payment shall be accompanied by a payment of all interest accrued on such principal amount to the date of such payment. In the case of any payment pursuant to such provision of less than the entire unpaid principal amount of the Revolving Notes, interest accrued on the principal amount so paid to the date of such payment shall be paid on the next regular date for payment of interest on the Revolving Notes as provided in Section 2.1(a).

      Section 3.4. Reductions of Commitments. The Company may terminate or reduce the amount of the Maximum Revolving Commitment at any time or from time to time, provided that (i) the Company shall give written notice to the Purchaser of each such termination or reduction at least 5 Business Days prior to the effective date thereof, which notice shall specify such effective date and the amount of such reduction, (ii) each partial reduction of the Maximum Revolving Commitment shall be in an aggregate amount at least equal to $250,000 or any greater amount which is an even multiple of $50,000, (iii) each such reduction of the Maximum Revolving Commitment, and any such termination, shall be irrevocable and permanent and (iv) no such reduction shall reduce the Maximum Revolving Commitment to an amount that is less than the aggregate principal amount of the Revolving Notes at the time outstanding.

      Section 3.5. Purchase of Notes. The Company will not, nor will it permit any of its Subsidiaries or Affiliates to, acquire directly or indirectly by purchase or prepayment or otherwise any of the outstanding Notes except by way of payment or prepayment in accordance with the provisions of such Notes and of this Agreement. If the Company or any of its Subsidiaries or Affiliates acquires any Notes in violation of this
Section 3.5 or in any other manner, such Notes shall thereafter be cancelled and shall not be reissued, no Note shall be issued in substitution therefor, and such Notes shall not be deemed to be outstanding for any purpose under this Agreement.

      Section 3.6.  Taxes.

            (a) All payments by the Company under this Agreement or the Notes to the Purchaser shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed on or with respect to such payments, and all liabilities with respect thereto, excluding (except as provided in subsection (b) of this Section 3.6) net income or franchise taxes imposed on or measured by such holder's net income and imposed as a result of the holder being organized under the laws of, or having its lending office in, the jurisdiction imposing such tax (other than any office arising solely from the holder having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement in such jurisdiction) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

            (b) If the Company shall be required by law to deduct any taxes, levies, imposts, deductions, charges or withholdings imposed by the United States of America or any taxing authority thereof ("U.S. Taxes") from or in respect of any sum payable hereunder to any holder which is not a U.S. Person,
(i) except as provided in subsection (f) below, the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.6), such holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and
(iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Upon the occurrence of any event giving rise to the operation of this Section 3.6(b) with respect to any holder, such holder shall, if requested by the Company, use reasonable efforts to designate another office of such holder through which its Notes are held, with the object of preventing the consequence of the event giving rise to the operation of this Section 3.6(b); provided that such designation would not (y) result, in the sole opinion of the holder, in any material cost, expense or other detriment to such holder, or (z) violate any Statute or Order to which such holder or the Company is then subject.

            (c) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made under this Agreement or the Notes or from the execution, delivery, transfer, enforcement or registration of, or otherwise with respect to, this Agreement, the Notes or any other Note Document (hereinafter referred to as "Other Taxes").

            (d) Except as provided in subsection (f) of this Section 3.6, the Company will indemnify each holder of Notes for the full amount of Taxes, U.S. Taxes or Other Taxes imposed by any jurisdiction and paid by such holder, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes, U.S. Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such holder makes written demand therefor (which demand shall identify the nature and amount of Taxes, U.S. Taxes or Other Taxes for which indemnification is being sought and shall include a copy of the relevant portion of any written assessment from the relevant taxing authority demanding payment of such Taxes, U.S. Taxes or Other Taxes).

            (e) Within 30 days after the date of any payment of Taxes, U.S. Taxes or Other Taxes, the Company will furnish to the Purchaser the original or a certified copy of any receipt furnished by the relevant taxing authority evidencing payment thereof.

            (f) The Company shall have no obligation to pay additional amounts in respect of U.S. Taxes to any holder of Notes which is not a U.S. Person pursuant to subsection (b) of this Section 3.6, or to indemnify such holder in respect of such U.S. Taxes pursuant to subsection (d) of this Section 3.6, if such U.S. Taxes are imposed solely by reason of such holder's failure (i) to provide the Company, immediately prior to the time such Person becomes a holder, with two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that the holder is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, or (ii) to provide the Company, on or before the date that any form previously supplied to the Company pursuant to this Section 3.6(f) expires or becomes obsolete or immediately subsequent to the occurrence of any event requiring a change in the form most recently supplied by it to the Company, two further copies of such Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, certifying that the holder is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and is exempt from United States backup withholding tax unless a change in treaty, law or regulation or interpretation thereof has occurred prior to the date on which the delivery of the forms required by this
Section 3.6(f)(ii) would otherwise be due renders any such form inapplicable or prevents the holder from duly completing and delivering any such form and the holder advises the Company that it is no longer capable of receiving payments without deduction or withholding. Each holder agrees that it will designate a different lending office to receive payments on the Notes if such designation will avoid the need for, or reduce the amount of, such Taxes and will not, in the sole opinion of such holder, be disadvantageous to such holder.

            (g) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 3.6 shall survive the payment in full of principal, interest, fees and any other amounts payable hereunder (other than amounts payable pursuant to this Section 3.6).

      Section 4. Representations and Warranties of the Parent and the Company. The Parent and the Company jointly and severally represent and warrant to the Purchaser that:

      Section 4.1. Corporate Existence and Power. Each Credit Party is a corporation, partnership and/or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business in each additional jurisdiction where the failure to so qualify is reasonably likely to have a Material Adverse Effect. Each Credit Party has all requisite organizational power to own its Properties and to carry on its businesses as now being conducted and as proposed to be conducted and to execute, deliver and perform its obligations under this Agreement, the Notes, the Warrants and the other Transaction Documents to which it is a party.

      Section 4.2. Corporate Authority. The execution, delivery and performance by each Credit Party of this Agreement, the Notes, the Warrants and the other Transaction Documents to which it is a party are within its organizational power and have been duly authorized by all necessary organizational action on the part of its Board of Directors and stockholders.

      Section 4.3. Binding Effect. This Agreement, the Notes, the Warrants and each of the other Transaction Documents to which any Credit Party is a party have been duly executed and delivered by such Credit Party which is a party thereto, and are the legal, valid and binding obligations of such Credit Party, as the case may be, enforceable against it in accordance with their terms, except, in each of the foregoing cases, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relative to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity.

      Section 4.4. Capital Stock.

            (a) As of the Closing Date after giving effect to the Transactions, the authorized and issued shares of each class of Capital Stock of each Credit Party are as set forth in Schedule 4.4 hereto. All of the issued and outstanding shares of Capital Stock of each Credit Party are validly issued, fully paid and non-assessable. As of the Closing Date after giving effect to the Transactions, except for the Warrants and as otherwise set forth on Schedule 4.4 hereto, there are no securities outstanding that are convertible into or exchangeable for any shares of Capital Stock of any Credit Party, nor are there outstanding any rights to subscribe for or purchase, or any options or warrants for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any shares of Capital Stock of any Credit

Party or any securities convertible into or exchangeable for any such shares. Each Credit Party has good title to all of the shares of Capital Stock it owns, free and clear in each case of any Lien (except Liens created by the Security Documents).

            (b) On the Closing Date, after giving effect to the Transactions, no Credit Party will be subject to any obligation (contingent or otherwise) to repurchase, acquire or retire (i) any of its Capital Stock, (ii) any securities convertible into or exchangeable for any of its Capital Stock, or (iii) any options, warrants or other rights to subscribe for, purchase or acquire any of its Capital Stock, except for shareholders' appraisal rights in connection with the Reorganization under Nevada law and the obligation of Parent to convert and/or exchange options and warrants to acquire shares of common stock of Newriders into or for options and/or warrants for Common Stock.

            (c) The shares of Common Stock issuable upon exercise of the Warrants have been duly and validly reserved for issuance upon such exercise and, when issued and delivered against payment therefor as provided therein, will be duly authorized, validly issued, fully paid and non-assessable and subject to no Liens in respect of the issuance thereof.

      Section 4.5. Business Operations and Other Information: Financial
Condition.

            (a) The Credit Parties have delivered to the Purchaser true and complete copies of (i) the audited consolidated balance sheets of each of (1) the Paisano Companies, (2) Newriders and its Subsidiaries and (3) El Paso and its Subsidiaries, in each case as of December 31, 1996 and 1997, and the related audited consolidated statements of income, shareholders' equity and cash flows for each of the fiscal years then ended of each of (1) the Paisano Companies,
(2) Newriders and its Subsidiaries and (3) El Paso and its Subsidiaries, together with the notes thereto and the reports thereon of Deloitte & Touche LLP (or with respect to Newriders and its Subsidiaries as of and for the fiscal year ended December 31, 1996, Jones, Jensen & Company), and (ii) the unaudited balance sheets of each of (1) of the Paisano Companies, (2) Newriders and its Subsidiaries and (3) El Paso and its Subsidiaries, in each case as of March 31, 1998 and June 30, 1998, and the related unaudited statements of income, shareholders' equity and cash flows for each of the fiscal quarters then ended, together with the notes thereto (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP (subject, in the case of the unaudited quarterly financial statements, to normal year-end audit adjustments and absence of certain of the notes required by GAAP), and present fairly, in all material respects, the consolidated financial position and related consolidated results of operations and cash flows of the Paisano Companies, Newriders and El Paso, as applicable, as at each of the dates and for each of the periods respectively covered thereby.

            (b) As of the date of each of the balance sheets included in the Financial Statements, no Credit Party had any Indebtedness or liability, absolute or contingent, liquidated or unliquidated, except Indebtedness and liabilities reflected or reserved against on such respective balance sheets or described in the notes thereto. Except as set forth on Schedule 4.5B, since December 31, 1997, no Material Adverse Effect has occurred;

            (c) Attached hereto as Schedule 4.5C is a true and complete copy of the latest (as of the Closing Date) projections of the consolidated net income and cash flow of (i) the Parent and its Subsidiaries on a consolidated basis and
(ii) the Paisano Group, (assuming completion of the Transactions) for each of the fiscal years of the Parent in the period from the Closing Date through December 31, 2001. Such projections have been prepared by management of the Parent on the basis of assumptions, set forth in Schedule 4.5C, which such management reasonably believes as of the Closing Date are fair and reasonable in light of the historical financial performance of the Credit Parties and of current and reasonably foreseeable business conditions, and represent such management's best estimate of the Credit Parties' future financial performance (after giving effect to the Transactions).

            (d) Attached hereto as Schedule 4.5D is a true and complete copy of a pro forma balance sheet for (i) the Parent and its Subsidiaries on a consolidated basis and (ii) the Paisano Group, prepared by management of the Parent on the basis of the historical unaudited balance sheet of the Paisano Companies as of March 31, 1998, as though the Transactions had been completed immediately prior to such date. Such pro forma balance sheet fairly presents in all material respects the consolidated financial position of the (i) Parent and its Subsidiaries and (ii) the Paisano Group, respectively, on a consolidated basis as of the close of business on such date on a pro forma basis as if the Transactions had been completed immediately prior to such date, and contains all pro forma adjustments necessary in order to fairly reflect such assumption.

            (e) Attached as Schedule 4.5E is a true and complete statement of the sources and uses of all funds to be received or expended by the Credit Parties in connection with the Transactions, including, without limitation, an itemized statement of all costs and expenses which, as of the Closing Date, are expected to be incurred in connection with the Transactions.

      Section 4.6. Subsidiaries. Except as set forth on Schedule 4.6, (i) none of the Credit Parties has any Subsidiaries, or, except as set forth on Schedule 4.10B, owns any shares of Capital Stock of, or has any direct or indirect equity interest in, any other Person, and (ii) each Credit Party has good title to all of the shares of Capital Stock it owns of each such Subsidiary, free and clear of any Lien (except Liens created by the Security Documents).

      Section 4.7. Litigation; No Violation of Governmental Orders or Laws.

            (a) Except as set forth on Schedule 4.7, there are no judicial, administrative, arbitral or other actions, suits or proceedings pending, or, to the knowledge of the Company or the Parent after due inquiry, threatened against or affecting any Credit Party or any Properties or rights of any of them (i) which, if adversely determined, individually or in the aggregate is reasonably likely to have a Material Adverse Effect, or (ii) which seek to enjoin, or otherwise prevent the consummation of, the Transactions or to recover any damages or obtain any relief as a result of any of the Transactions in any court or before any arbitrator of any kind or before or by any Governmental Body.

            (b) No Credit Party is in default under or in violation of any Order of any court, arbitrator or Governmental Body, or of any Statute which default or violation, individually or in the aggregate together with all other such defaults and violations, has had or is reasonably likely to have a Material Adverse Effect.

      Section 4.8. No Conflicts with Agreements, Statutes, Orders, Etc. Neither the execution and delivery by any Credit Party of this Agreement, the Notes, the Warrants or any of the other Transaction Documents to which it is a party, nor the offering, issuance or sale of the Notes or the Warrants, nor the fulfillment of or compliance with the terms and provisions hereof or thereof, will conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens created pursuant to the Security Documents) on any Properties of any Credit Party pursuant to, the charter or by-laws of any Credit Party, or any contract, agreement, mortgage, indenture, lease or instrument to which either of them is a party or by which either of them is bound or to which either of them or any of their assets are subject, or any Order or Statute to which either of them or any of their assets are subject.

      Section 4.9. Consents, Etc. No consent, approval or authorization of or declaration, registration or filing with any Governmental Body or any nongovernmental Person (including, without limitation, any creditor or stockholder of any Credit Party, and also including, without limitation, any consent, approval, authorization, declaration or filing or the expiration of any waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976), is required in connection with the execution, delivery or performance by any Credit Party of this Agreement, the Notes, the Warrants or the other Transaction Documents, or as a condition to the legality, validity or enforceability of this Agreement, the Notes, the Warrants or any other Transaction Document or to the consummation of the Transactions, except for (a) filing of financing statements, filing of assignments of patents, trademarks, copyrights and similar items and recording of Mortgages and fixture filings, required in each case in order to perfect the Liens of the Purchaser in the Collateral, and (b) such consents, approvals, authorizations, declarations, registrations, filings and other actions as are listed in Schedule 4.9, all of which listed consents, approvals, authorizations, declarations, registrations, filings and other actions have been or will on or prior to the Closing Date be obtained and are or will then be in full force and effect.

      Section 4.10. Outstanding Indebtedness; Investments. (a) Schedule 4.10A sets forth a correct and complete list and brief description as of the Closing Date of all Indebtedness for borrowed money of each Credit Party and all Liens securing such Indebtedness (excluding any Indebtedness evidenced by the Notes and any Liens created by the Security

Documents) existing on the Closing Date before giving effect to the Transactions, indicating which such Indebtedness and Liens will be discharged and paid in full on the Closing Date (the "Non-Continuing Indebtedness") and which such Indebtedness and Liens will be continuing after giving effect to the Transactions (the "Continuing Indebtedness"). On the Closing Date after giving effect to the Transactions, no default or event of default has occurred and is continuing with respect to any Continuing Indebtedness.

            (b) Schedule 4.10B sets forth a correct and complete list and brief description of all Investments of each Credit Party as of the Closing Date after giving effect to the Transactions.

      Section 4.11.  Assets and Properties.

            (a) As of the Closing Date after giving effect to the Transactions, no Credit Party owns any real Property. Schedule 4.11 sets forth a true and complete list, as of the Closing Date after giving effect to the Transactions, of all leases of real Property to which any Credit Party is a party, identifying the parties to each such lease and the Property to which it relates, as of the Closing Date after giving effect to the Transactions contemplated to occur on the Closing Date. True and complete copies of all such leases, together with all amendments, modifications and supplements thereto to the date of this Agreement, have been delivered to the Purchaser or its representatives. Each Credit Party has good and marketable title to all of its respective Properties (other than Properties leased from others), subject to no Lien of any kind except Permitted Liens.

            (b) The Properties owned by, leased to or used by each Credit Party are in good operating condition and repair, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used in all material respects. Neither this Agreement nor any other Transaction Document, nor any of the Transactions, will materially adversely affect any right, title or interest of any Credit Party in and to any of the assets or properties owned, leased or used by Credit Party.

      Section 4.12. Taxes. Each Credit Party has filed, or on behalf of each of them there have been filed, all tax returns and informational returns which are required to have been filed, and there have been paid all taxes shown to be due and payable on such returns and all other material taxes and assessments payable by any of them, except to the extent that any such tax liability is being diligently contested in good faith and such Credit Party has adequately reserved against such tax liability on its books and financial statements in accordance with GAAP. No material tax liens have been filed and no material claims are being asserted with respect to any such taxes as of the date hereof. No material tax assessment against any Credit Party has been proposed, and all of their respective tax liabilities are adequately provided for on their respective books and financial statements in accordance with GAAP.

      Section 4.13. Disclosure. Neither this Agreement nor any other document, certificate or statement (including, without limitation, the Registration Statement, but in any event excluding the Confidential Information Memorandum, dated March 1998, prepared by Imperial Capital, LLC) furnished to the Purchaser by or on behalf of any Credit Party in connection herewith contained, as of its respective date, or now contains, any untrue statement of a material fact or as of any such date omitted, or now omits, to state a material fact necessary in order to make the statements contained herein and therein not misleading, provided that any statement or other disclosure contained in the Registration Statement (or any amendments thereto which are filed with the SEC prior to the Closing Date), which provides correct and complete information with respect to any untrue statement of material fact or omission of material fact otherwise contained in any document, certificate or statement previously furnished to the Purchaser, shall be deemed to correct such untrue statement or omission. Except as set forth on Schedule 4.5B, neither the Parent nor the Company knows of any facts (other than matters of a general economic or political nature) that individually or in the aggregate have had a Material Adverse Effect or are reasonably likely to have a Material Adverse Effect in the future.

      Section 4.14. Offering of Securities. No Credit Party nor any representative thereof has, directly or indirectly, offered any of the Notes or Warrants or any security similar to any of them for sale to, or solicited any offers to buy any of the Notes or Warrants or any security similar to any of them from, or otherwise approached or negotiated with respect thereto with, more than [10] Persons including the Purchaser, and no Credit Party nor its representatives has taken or will take any action which would subject the issuance or sale of any of the Notes or the Warrants to the provisions of
Section 5 of the Securities Act or violate the provisions of any securities or Blue Sky laws of any applicable jurisdiction.

      Section 4.15. Broker's or Finder's Commissions. Except for compensation to Imperial Capital LLC due on the Closing Date consisting of (x) a cash fee of approximately $1,485,000 (10% of which shall be paid to Franchise Mortgage Acceptance Company) plus (y) warrants to purchase up to an aggregate of 2.5% (on a fully diluted basis) of shares of Common Stock then outstanding at an exercise price of $4.3125, no broker's or finder's fee or commission will be payable by any Credit Party with respect to the issuance and sale of the Notes or Warrants or any of the Transactions. The Company agrees to indemnify the Purchaser and hold it harmless against any loss, cost, claim or liability (including, without limitation, reasonable attorneys' fees and disbursements for the investigation and defense of claims) arising out of or relating to any such actual or alleged fee or commission.

      Section 4.16. Labor Matters. Except as set forth in Schedule 4.16, during the three years preceding the Closing Date, there has been no strike, work stoppage, slowdown or other labor dispute or grievance involving any Credit Party thereof or the employees of any of such Persons, nor to the knowledge of the Company or the Parent after due inquiry is any such action, dispute or grievance pending or threatened against any Credit Party thereof as of the Closing Date. No Credit Party is a party to any collective bargaining agreement and neither the Company nor the Parent has knowledge after due inquiry of any pending or threatened effort to organize any of their employees. Except as set forth in Schedule 4.16, there are no pending retaliatory or wrongful discharge claims or employment discrimination charges or complaints or administrative or judicial complaints arising therefrom pending against any Credit Party, or against any employees of any of such Persons, before any Governmental Body, which have had or could reasonably be expected to have a Material Adverse Effect, nor to the knowledge of the Company or the Parent after due inquiry are any such charges or complaints threatened against any Credit Party. Each Credit Party is in compliance with all applicable Statutes and Orders relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, bonuses, collective bargaining agreements, equal pay, occupational safety and health, equal employment opportunity and wrongful or retaliatory termination of employment, except for such noncompliance as in the aggregate is not reasonably likely to, and will not, result in a Material Adverse Effect.

      Section 4.17. Environmental Matters. Except as set forth in Schedule 4.17:

            (a) there is no pending Environmental Matter, and after due inquiry neither the Company nor the Parent is aware of any facts that could reasonably be expected to result in any Environmental Matter. No Credit Party has agreed to assume by contract or otherwise any liability of any other Person for cleanup, compliance, or required Capital Expenditures in connection with any Environmental Matter;

            (b) the Properties used, owned, leased, operated, managed or controlled at any time by each Credit Party are free of contamination from Hazardous Materials, including, without limitation, any contamination of the associated air, soil, groundwater or surface waters, and are free of any other potentially harmful chemical or physical conditions that would reasonably be expected to have a Material Adverse Effect;

            (c) each Credit Party is in material compliance with all applicable Environmental Laws and is not currently in receipt of any notice of violation of any Environmental Law or of any potential liability for cleanup of Hazardous Materials. Each Credit Party holds and is in material compliance with all governmental permits, licenses, and authorizations necessary to operate their businesses that relate to siting, wetlands, coastal zone management, air emissions, discharges to surface or ground water, discharges to any sewer or septic system, noise emissions, solid waste disposal or the generation, use, transportation or other management of Hazardous Materials. To the best knowledge of the Company and the Parent after due inquiry, no Credit Party has at any time generated, manufactured, refined, recycled, discharged, emitted, released, buried, processed, produced, reclaimed, stored, treated, transported, or disposed of any Hazardous Materials except in material compliance with all applicable Statutes and Orders;

            (d) no real Property used, owned, leased, operated, managed or controlled by any Credit Party is (i) listed or proposed for listing on the National Priorities List under

CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any Governmental Body;

            (e) no Properties of any Credit Party are subject to any Lien or claim for Lien in favor of any Person as a result of any Environmental Matter or response thereto; and

            (f) no Credit Party has any liabilities, absolute or contingent on the date hereof with respect to Hazardous Materials, except for such liabilities as are not in the aggregate reasonably likely to have a Material Adverse Effect.

      Section 4.18. Margin Regulations. No Credit Party owns or now intends to acquire any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States (12 CFR 221). No part of the proceeds from the sale of the Notes will be used, and no part of the proceeds of any loans repaid with the proceeds from the sale of the Notes was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of such Regulation U, or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any Credit Party in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). No Credit Party or any agent acting on behalf of any Credit Party, has taken or will take any action which might cause this Agreement, the Notes or the other Note Documents to violate Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect. As used in this Section, the term "purpose of buying or carrying" has the meaning assigned thereto in the aforesaid Regulation U.

      Section 4.19.  Compliance with ERISA.

            (a) Except as set forth on Schedule 4.l9(a), no Credit Party maintains or contributes to or has any obligation with respect to, and none of the employees of any of the Credit Parties is covered by, any bonus, deferred compensation, severance pay, pension, profit-sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice, written or otherwise, or any other "employee benefit plan," as defined in Section 3(3) of ERISA, whether formal or informal (collectively, the "Benefit Plans" ). None of the Benefit Plans is (i) a Multiemployer Plan, (ii) a "multiple employer plan," as defined in ERISA or the Code, or (iii) a funded welfare benefit plan, as defined in Section 419 of the Code. No Credit Party has ever contributed to any Plan subject to Section 412 of the Code, Title I, Subtitle B, Part 3 of ERISA or Title IV of ERISA other than the Paisano Publications, Inc. Defined Benefit Pension Plan. No Credit Party has any agreement or commitment to create any additional Benefit Plan or to modify or change any existing Benefit Plan. No Credit Party has any other ERISA Affiliates.

            (b) With respect to each Benefit Plan, the Credit Parties have heretofore delivered or caused to be delivered to Newriders true, correct and complete copies of (i) all documents which comprise the most current version of each of such Benefit Plans, including any related trust agreements, insurance contracts, or other funding or investment agreements and any amendments thereto, and (ii) with respect to each Benefit Plan that is a Plan, (A) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules for each of the Plans for which such a report is required, (B) the most current summary plan description (and any summary of material modifications), (C) the three most recent certified financial statements and actuarial valuations for each of the Plans for which such a statement or actuarial valuation is required or was prepared, (D) the Forms PBGC-l filed in each of the three most recent plan years for the Pension Plan, and (E) for each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code, all the Internal Revenue Service determination letters issued with respect to such Plan. Except as set forth on Schedule 4.19(b), since the date of the documents delivered, there has not been any material change in the assets or liabilities of any of the Benefit Plans or any change in their terms and operations which could reasonably be expected to affect or alter the tax status or materially affect the cost of maintaining such Benefit Plan, and none of the Benefit Plans has been or will be amended prior to the Closing Date. Each of the Benefit Plans can be amended, modified or terminated by a Credit Party within a period of thirty (30) days, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits, except to the extent that such vesting is required under the Code upon the complete or partial termination of any Plan intended to be qualified within the meaning of Section 401(a) of the Code.

            (c) Each Credit Party has performed and complied in all respects with all of its obligations under and with respect to each of the Benefit Plans and each of the Benefit Plans has, at all times, in form, operation and administration complied in all material respects with its terms, and, where applicable, the requirements of the Code, ERISA and all other applicable laws and regulations. Each Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred which reasonably could be expected to adversely affect such qualified status.

            (d) There are no unpaid contributions due prior to the date hereof with respect to any Benefit Plan that are required to have been made under its terms and provisions, any related insurance contract or any applicable law or regulation.

            (e) (i) With respect to the Pension Plan, there has occurred no failure to meet the minimum funding standards of Section 412 of the Code (whether or not waived in accordance with Section 412(d) of the Code) or failure to make by its due date a required installment under Section 412(m) of the Code, and (ii) (A) no Credit Party has withdrawn from the Pension Plan during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA, where such withdrawal could result in liability of such substantial employer pursuant to Section 4062(e) or 4063 of ERISA, (B) no Credit Party has filed a notice of intent to terminate the Pension Plan or adopted any amendment to treat any such Plan as terminated, (C) the PBGC has not instituted proceedings to terminate the Pension Plan, (D) no other event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, the Pension Plan,
(E) no accumulated funding deficiency, whether or not waived, exists with respect to the Pension Plan, and no condition has occurred or exists which by the passage of time would be expected to result in an accumulated funding deficiency as of the last day of the current plan year of the Pension Plan, (F) all required premium payments to the PBGC have been paid when due, (G) no reportable event, as described in Section 4043 of ERISA (whether or not waived), has occurred with respect to the Pension Plan, (H) no excise taxes are payable under the Code, (I) no amendment with respect to which security is required under Section 307 of ERISA or Section 401 (a)(29) of the Code has been made or is reasonably expected to be made, and (J) there has been no event which could subject any of the Credit Parties to liability under Section 4064 or 4069 of ERISA.

            (f) With respect to the Pension Plan, (i) the funding method used in connection with the Pension Plan is acceptable under ERISA and the actuarial assumptions used in connection with funding such Plan meet the requirements of
Section 302 of ERISA and (ii) the actuarial present value of vested and nonvested "benefit liabilities," as defined in Section 4001(a)(16) of ERISA, calculated on a termination basis and taking into account all contingent and subsidized benefits (the "Benefit Liabilities") of the Pension Plan, determined as of the date hereof for such Plan, did not, and as of the Closing Date will not, exceed the fair market value of the assets of such Plan as of such date.

            (g) All group health plans covering employees of any of the Credit Parties have been operated in compliance with the requirements of Section 4980B of the Code (and any predecessor provisions) and Part 6 of Title I of ERISA ("COBRA").

            (h) No Credit Party has any obligation to provide any deferred compensation, pension or non-pension benefits to retired or other former employees, except for health benefits as specifically required by COBRA or pension benefits payable from a Plan intended to be "qualified" within the meaning of Section 401(a) of the Code.

            (i) No Credit Party, nor any other "disqualified person" or "party in interest," as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively, has engaged in any "prohibited transaction," as defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Benefit Plan nor have there been any fiduciary violations under ERISA which could subject any Credit Party (or any officer, director or employee thereof) to any penalty or tax under Section 502(i) of ERISA or Section 4971 and 497 of the Code.

            (j) Except as set forth on Schedule 4.19(j), with respect to any Benefit Plan: (i) no filing, application or other matter is pending with the Internal Revenue Service, the PBGC, the United States Department of Labor or any other governmental body, (ii) there is no action, suit or claim pending (nor, to the knowledge of any of the Credit Parties, any basis for such a claim), other than routine claims for benefits, and (iii) there are no outstanding liabilities for taxes, penalties or fees.

            (k) No Credit Party has incurred any liability or taken any action, and no Credit Party has any knowledge of any action or event that could cause any one of them to incur any liability, (i) under Section 412 of the Code or Title IV of ERISA with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA), (ii) on account of a partial or complete withdrawal (as defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any Multiemployer Plan, or (iii) on account of unpaid contributions to any Multiemployer Plan.

            (l) Neither the execution and delivery of this Agreement nor the consummation of any or all of the Transactions will: (i) entitle any current or former employee of a Credit Party to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting or increase the amount of any compensation due from any Credit Party to any such employee or former employee, or (iii) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" within the meaning of Section 280G of the Code.

      Section 4.20. Material Contracts. Schedule 4.20 contains a list of all Material Contracts to which any Credit Party is a party as of the Closing Date after giving affect to the Transactions contemplated to occur on the Closing Date. True and complete copies of each of such Material Contracts, with all amendments, modifications and supplements thereto to the date hereof, have previously been furnished by the Company to the Purchaser or its representatives. Each of such Material Contracts is valid, subsisting and in full force and effect and no Material Contract (and no present or future interest of any Credit Party, in whole or in part, in, to or under any such Material Contract) is currently assigned, pledged, hypothecated or otherwise transferred to any Person. No Credit Party is in breach or violation of any of the terms, conditions or provisions of any of such Material Contracts and to the knowledge of the Company and the Parent no third party to any of the Material Contracts is in breach or violation of any of the terms, conditions or provisions thereof. No Credit Party is a party to any Material Contract or subject to any restriction contained in its charter or by-laws which individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect.

      Section 4.21. Insurance. Schedule 4.21 sets forth a true and complete list and brief descriptions of all policies of workers compensation, general liability, fire, property, casualty, marine, business interruption, errors and omissions, flood, earthquake and other insurance carried by the Credit Parties, true and complete copies of which policies have previously been delivered to the Purchaser. Such policies are in full force and effect, and none of the Credit Parties has received notice of cancellation with respect to any such policy. All premiums payable with respect to such policies have been or will then have been paid in respect of the coverage periods specified in
Schedule 4.21.

      Section 4.22. Possession of Franchises, Licenses, Etc. The Credit Parties possess all franchises, security clearances, certificates, licenses, permits, registrations, and other authorizations from Governmental Bodies, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its Properties and assets, and for the conduct of its businesses as now conducted, and none of the Company and their Subsidiaries is in violation of any thereof in any material respect, except for such matters as in the aggregate are not reasonably likely to, and will not, result in a Material Adverse Effect.

      Section 4.23. Use of Proceeds. The proceeds of the issuance and sale of the Term Notes will be used to repay a portion of the Easyriders Sub II Note simultaneously with the consummation of the Paisano Merger, to repay the other Non-Continuing Indebtedness, and to pay related fees and expenses. The proceeds of the issuance and sale of the Revolving Notes will be used to pay fees and expenses incurred by the Company in connection with the Reorganization and for working capital and other corporate purposes of the Credit Parties.

      Section 4.24. Intellectual Property.

            (a) Schedule 4.24(a) sets forth (i) a complete and correct list of each Copyright, Copyright application, Mark (including, where applicable, the registration number and date for each Mark for which a registration has been issued, or the application number and date for each Mark for which an application for registration is pending in, the United States Patent and Trademark Office or other similar office in any foreign jurisdiction) and all other Intellectual Property or usage rights, including all Intellectual Property relating to the Publications owned by any Credit Party (collectively, the "Intangible Personal Property") and the name of the Credit Party which owns it, and (ii) a complete and correct list of all material License Agreements to which each Credit Party is a party either as licensee or licensor for each such item of Intangible Personal Property. The Credit Parties have all right, title and interest in and to the Intangible Personal Property in the countries listed in
Schedule 4.24(a) (the "Protected Countries") insofar as such Intangible Personal Property is used in the operation of the business of the Credit Parties and the Intangible Personal Property consists of all intellectual property which is used or useful in the operation of the business of the Credit Parties.

            (b) Except as set forth on Schedule 4.24(b):

                  (i) Since January l, 1993, there have been no actions, judicial or arbitration proceedings or other formal proceedings commenced or pending involving any Credit Party concerning any item of Intangible Personal Property, and no such action or proceeding is threatened and no claim or other demand has been made by any Person relating to any item of Intangible Personal Property;

                  (ii) None of the Credit Parties is subject to any continuing decree of any court, governmental body or arbitration panel concerning any item of Intangible Personal Property;

                  (iii) The Credit Parties have the right and authority to use each item of Intangible Personal Property in the Protected Countries in connection with the conduct of its businesses in the manner presently conducted and to convey such right and authority, and such use does not conflict with, infringe upon or violate any intellectual property or usage rights of any other person or entity;

                  (iv) The conduct by the Credit Parties of their business does not conflict in any material way with the valid intellectual property or usage rights of others;

                  (v) Neither Teresi nor any Credit Party pays any royalty to anyone for the use of any of the Marks, and neither Teresi nor any Credit Party pays any royalty outside of the ordinary course of business to anyone for the use of any other item of Intangible Personal Property;

                  (vi) Each Credit Party owns all of the Marks necessary to the conduct of their respective businesses, and each Credit Party owns or licenses all other Intangible Personal Property necessary to the conduct of their respective businesses;

                  (vii) As of the Closing Date, the Credit Parties shall continue to have the same rights in and to the Intangible Personal Property used in connection with the business of the Credit Parties as the Credit Parties have on the date of this Agreement and shall be able to use and exploit the Intangible Personal Property to the full extent provided by applicable law without any material restriction on such use or exploitation; and

                  (viii) None of the Intangible Personal Property used in the conduct of the business, or the exploitation thereof by any Credit Party, or the transfer thereof pursuant to the Paisano Stock Contribution Agreement, libels, defames, infringes, violates the rights of privacy or publicity, or violates any trademark, trade dress or service mark, common law or other similar right of any Person. No Credit Party has received any notice or demand letter relating to any claim thereof.

              (c) (i) Except as set forth in Schedule 4.24(c), (A) all Copyrights that are owned or controlled by a Credit Party are valid, existing, unexpired and enforceable in the United States and all countries party to the Universal Copyright Convention or the Berne Convention; and (B) none of the Copyrights is in the public domain in the United States or any country party to the Universal Copyright Convention or the Berne Convention.

No Credit Party has received notice to the effect that the validity of any Copyright is contested;

                  (ii) A registration for each Copyright set forth in Schedule 4.24(c) has been properly issued by the United States Copyright Office in the applicable Credit Party's name (and are owned in each case by such Credit Party). The application to register each Copyright listed in Schedule 4.24(c) was duly and properly filed in the United States Copyright Office, and required materials have been deposited with the Library of Congress and the United States Copyright Office. Schedule 4.24(c) sets forth the registered title, registration number and registration date for each such registered Copyright;

                  (iii) No other Person uses, has the right to use or claims the right to use the Copyrights; and

                  (iv) Each Credit Party has taken all necessary steps to secure, protect and maintain the Copyrights in the United States and has disclosed in a Schedule herein all infringements or potential infringements, known to the Credit Parties.

            (d) (i) Each Mark that is necessary or useful to the conduct of the Credit Parties' business is valid, subsisting, unexpired, enforceable and has not been abandoned. Each application for the federal registration in the United States of a Mark (including, without limitation, any renewals thereof) has been duly and properly filed, and each registration has been properly issued;

                  (ii) There are no marks held by Persons other than the Credit Parties that conflict with or infringe on the Marks owned or used by any of the Credit Parties in the conduct of their business, third party claims against such Marks, or potential infringements against such Marks;

                  (iii) No other Person uses, has the right to use or claims the right to use the Marks or any combination or derivation thereof; and

                  (iv) Each Credit Party has taken all necessary steps to secure, protect and maintain the Marks in the United States and has disclosed in a Schedule herein all infringements or potential infringements, known to the Credit Parties.

            (d) Each Credit Party has the sole and exclusive right to bring actions for infringement or unauthorized use of the Intellectual Property and software that is listed on Schedule 4.24 owned by such Credit Party, as the case may be.

      Section 4.25. Depositary Accounts. Schedule 4.25 hereto contains a true and complete list of all Depositary Accounts maintained as of Closing Date by any Credit Party, setting forth the name and address of each bank, savings institution, securities broker or dealer, other financial intermediary or other depositary institution at which each such Depositary Account is maintained, and stating the title and account number of each such Depositary Account.

      Section 4.26. Suppliers; Distributors; Printers. The Company does not know or have any reason to believe that R.R. Donnelley & Sons Company, Curtis Circulation Company or any supplier of paper to any Credit Party will cease to do business with any Credit Party after the consummation of the Reorganization in the same manner and at the same levels as previously conducted with such Credit Party. To the best knowledge of each Credit Party, no such Person has notified such Credit Party of any expected or projected increase in the cost of goods or services provided by such Person.

      Section 4.27. Status under Certain Laws. No Credit Party is an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. No Credit Party is subject to regulation as a "common carrier" or "contract carrier" or any similar classification by the Interstate Commerce Commission or under the laws of any state, or is subject to regulation under any other Statute which limits its ability to incur Indebtedness.

      Section 4.28. Foreign Assets Control Regulations. No Credit Party nor, to the best of the Company's or Parent's knowledge after due inquiry, any Affiliate of the Company, is by reason of being a "national" of a "designated foreign country" or a "specially designated national" within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, in violation of, any United States Federal Statute or Presidential Executive Order concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any Property.

      Section 4.29. Certain Transactions. Except for the Indebtedness represented by the Subordinated Seller Notes or as set forth on Schedule 4.29 hereto and with respect to salaries and related employee compensation and expense reimbursement, no Credit Party is indebted, directly or indirectly, to any of their respective officers, directors or shareholders or to any of the respective spouses or children of any of such Persons in any amount whatsoever; and, except as set forth on Schedule 4.29, none of such officers, directors or shareholders, or any member of their immediate families, is indebted to any Credit Party in any amount whatsoever. Except as set forth on Schedule 4.29 hereto (or, as to Material Contracts or relationships arising subsequent to the date of this Agreement which are permitted under this Agreement, as otherwise promptly disclosed to the Purchaser in writing), no officer, director or shareholder of any Credit Party, or any member of their immediate families, is, directly or indirectly, interested in any Material Contract with any Credit Party.

      Section 4.30. Places of Business. (i) The principal place of business and the chief executive office of each Credit Party is located at the respective locations listed in Schedule 4.30, (ii) the books and records (including, without limitation, all records of Accounts) of the Credit Parties are located only at the locations set forth in Schedule 4.30 and designated therein as locations of Accounts, (iii) Inventory of each Credit Party is located only at the locations set forth in Schedule 4.30 and designated therein as locations of Inventory, except for Inventory which is currently in transit to such locations and Consigned Inventory, and (iv) Equipment (as defined in the Security Agreement) of each Credit Party is located only at the locations set forth in
Schedule 4.30 and designated therein as locations of Equipment. Other than Consigned Inventory, no Inventory of any Credit Party is in the possession or control of any warehouseman, bailee or any of such Credit Party's agents or processors. References in this Section to Schedule 4.30 shall mean such Schedule as it may be supplemented from time to time by timely notices delivered pursuant to Section 10.16 hereof.

      Section 4.31. Other Names. The business conducted by each Credit Party has not been conducted under any corporate, trade or fictitious name other than those names listed on Schedule 4.31 (or, after the Closing Date, in compliance with the applicable provisions of Section 10.16).

      Section 4.32. Reorganization Documents; Transaction Documents. Each Reorganization Document to which any Credit Party is a party has been duly executed and delivered by such Credit Party and by the parties thereto other than Credit Party and is in full force and effect. The Company has delivered to the Purchaser and its special counsel true and correct copies of each such Reorganization Document (including all exhibits and schedules thereto), including all amendments, modifications and supplements thereto, and of each document, certificate or statement required to be executed or delivered by any party thereunder (there being no amendments or modifications to such documents, and no waiver of any rights thereunder by the Company, nor of any condition to the obligations of such Persons under any thereof, except as heretofore disclosed to the Purchaser in writing). This Agreement and the other Transaction Documents constitute the only material agreements relating to the Transactions to which the Credit Parties are party. The representations and warranties of the Credit Parties contained in each Transaction Document are true and correct in all material respects on the date hereof and will be true and correct in all material respects on the Closing Date, and the Purchaser shall be entitled to rely upon such representations and warranties with the same force and effect as if they were incorporated in this Agreement and made to the Purchaser directly. To the best knowledge of the Company and the Parent, the representations and warranties of each party (other than the Credit Parties) to each Transaction Document contained therein are true and correct in all material respects on the date hereof and on the Closing Date as if made on and as of the date hereof and the Closing Date. To the best knowledge of Company and Parent, none of the documents delivered to the Company's shareholders in connection with the Reorganization contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The offer, issuance and sale of the shares of Capital Stock of the Company and the Subordinated Seller Notes and any other securities or Indebtedness issued pursuant to the Reorganization have been registered under the Securities Act or are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

      Section 4.33. Solvency. Each Credit Party is Solvent on the Closing Date both before and after giving effect to the Transactions to be effected on the Closing Date and the application of the net proceeds of the issuance and sale of the Notes to be issued on the Closing Date.

      Section 4.34. Ranking of Notes and other Obligations. The Obligations of each Credit Party pursuant to the Note Documents to which it is a party are secured by a first priority Lien on the Collateral pledged by such Credit Party and constitute senior Indebtedness of such Credit Party, as the case may be, and rank pari passu in right of payment with all unsubordinated Indebtedness of such Credit Party, and senior in right of payment to any subordinated Indebtedness of such Credit Party.

      Section 4.35. Business of Parent. The Parent has not prior to the date hereof been engaged in any business other than the negotiation, execution and delivery of the Reorganization Documents, and the consummation of the Reorganization and other activities incidental to its organization and capitalization or contemplated in any of the foregoing documents.

      Section 4.36. Licensing Interests; Easyriders Cafe.

            (a) The Paisano Companies own all of the licensing interests relating to the magazine and calendar titles (the "Publications") set forth on
Schedule 4.36 hereto. The Paisano Companies own all of the publishing interests currently (prior to consummation of the Transaction) owned or controlled by Teresi.

            (b) [Teresi and] the Paisano Companies own all interests in and to the Easyriders Cafe concept.

      Section 4.37. Circulation.

            (a) Accurate and complete copies of the two most recent six-month audit reports issued by the Audit Bureau of Circulations ("ABC") with respect to each Publication, the circulation of which is audited by ABC, are attached to
Schedule 4.37(a) hereto. Except as disclosed on Schedule 4.37(a), from the date of the latest such ABC audit report, there has been no decline in the total circulation revenue (excluding advertising revenue) of any Publication.

            (b) All representations contained in any materials which were submitted by Teresi or the Credit Parties to the ABC for the periods covered by such audit reports and which were used by the ABC in connection with the preparation of such audit reports were true and correct.

            (c) Since December 31, 1994, except with respect to special editions of the Publications, the Credit Parties have not made any material change in their policies for the pricing of circulation for the Publications.

            (d) Section 4.37(d) sets forth current lists, as of December 31, 1997 or such later date as is specified in such lists, of all of the Credit Parties' (i) independent contractors which distribute the Publications and (ii) current dealers of the Publications.

            (e) The Credit Parties have not, during the past twelve months, sold copies of any Publication whose circulation is audited by the ABC at discounts which, if known to the ABC, would have resulted in the ABC not including such sales in its reports with respect to the circulation of such Publication during such period.

      Section 4.38. Relationships with Franchisees.

            (a) Except as set forth in Section 4.38, (i) since December 31, 1994, no franchisee of any Credit Party has canceled or otherwise modified its relationship with such Credit Party, (ii) to the best knowledge of the Paisano Companies, no such franchisee has threatened or has any intention to do so, and
(iii) the consummation of the Transactions will not give any such franchisee the right to terminate its relationship with such Credit Party or reduce the amount of royalties payable by such franchisee to such Credit Party. Schedule 4.38 contains a true, complete and accurate list of all franchisees of each Credit Party as of the date hereof. True and complete copies of the franchise agreement with each such franchisee have been provided to Purchaser.

            (b) Schedule 4.38 sets forth a true and complete list of (i) all states in which the Credit Parties are, as of the date of this Agreement, registered to sell franchises; (ii) all states in which the Credit Parties have received an official notice from the appropriate state officials that the Credit Parties' offer to sell and the sale of their franchises are exempt from the registration provisions of such jurisdiction's franchise registration law; and
(iii) all other states in which the Credit Parties have offered to sell or have sold their franchises based upon a claimed exemption from the registration provisions of such state's applicable franchise registration laws. True and correct copies of all notices of registrations and all notices of exemption, as described in clauses (i) and (ii) above, have been furnished to

Purchaser, and such registration and exemption notices are in full force and effect as of the date hereof except as set forth in Schedule 4.38.

            (c) The Credit Parties have delivered to Purchaser true and correct copies of the Credit Parties' Uniform Franchise Offering Circulars ("UFOCs"), which are currently being used in connection with the offers to sell and the sales of its franchises. The UFOCs, and all UFOCs heretofore used by the Credit Parties (i) comply in all material respects with all applicable federal and state laws and regulations pertaining to offers to sell and the sale of franchises, including, without limitation the Federal Trade Commission's Disclosure Rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures", 16 C.F.R. Section 436; and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 4.39. Customer, Advertiser, Subscriber and Mailing Lists. The Credit Parties have maintained and currently possesses all rights to subscriber lists (subject to applicable statutory law or common law decisions regarding the use of subscriber lists), customer lists, advertiser lists and mailing lists used in connection with the conduct of its business as currently conducted, including all such lists necessary to continue the operation of its business consistent with current practice, and all of such lists are in such condition as is required in connection with the operation of its business, as currently conducted.

      Section 4.40. Advertising.

            (a) Schedule 4.40 sets forth a complete and correct list of the published rates for advertising lineage for each of the Publications and a complete and correct list of and the amount of revenues generated by each of the Publication's largest (by dollar amount) ten advertisers for the past year.

            (b) Since December 31, 1995, no Credit Party has had any actual or threatened cancellation, non-renewal or material modification of any agreements or relationships with advertisers who, during any 12-month period, accounted for more than $50,000 in revenues to the Credit Parties, which advertisers are listed in Schedule 4.40, nor has any Credit Party made any material change in its written policies for the pricing of advertising for the Publications and no advertiser listed in Schedule 4.40 has provided written notice of its intent to
(i) cancel previously scheduled or contracted for advertising in the Publications for the period following the Closing Date, or (ii) terminate or modify significantly their relationship with any Credit Party.

      Section 4.41. Model Releases. Each Credit Party has obtained all necessary releases from models appearing for commercial purposes in Publications or videos owned or produced by such Credit Party.

            Section 4A. Representations of the Purchaser. The Purchaser hereby represents that it is purchasing the Notes and Warrants hereunder for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, except in compliance with applicable provisions of the Securities Act.

            Section 5. Closing Conditions. The Purchaser's obligation to purchase and pay for the Notes to be purchased by it hereunder on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

            Section 5.1. Proceedings Satisfactory. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated to occur on the Closing Date and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its special counsel, and the Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request, including, without limitation:

               (a) certificates dated as of a recent date prior to the Closing Date as to the good standing and payment of taxes of each Credit Party in each jurisdiction where any of such Person is organized or is authorized to do business as a foreign corporation;

               (b) certified copies of the certificate or articles of incorporation (or other comparable constituting document) of each Credit Party with all amendments thereto to the Closing Date;

               (c) certified copies of the by-laws (or other comparable constituting document) of each Credit Party, with all amendments thereto to the Closing Date;

               (d) certified copies of resolutions of the Board of Directors of each Credit Party authorizing the execution, delivery and performance of this Agreement, the Notes, the Warrants and the other Note Documents to which such Credit Party is a party, as applicable; and

               (e) certificates as to the incumbency and signatures of each of the officers of each Credit Party who shall execute this Agreement or any Note, Warrant or other Note Document on behalf of such respective party.

            Section 5.2. Opinion of Purchaser's Special Counsel. The Purchaser shall have received from Paul, Hastings, Janofsky & Walker LLP, special counsel for the Purchaser in connection with the Transactions, a favorable legal opinion dated the Closing Date and addressed to the Purchaser, covering such matters as the Purchaser may reasonably request.

      Section 5.3. Opinions of Counsel to the Credit Parties; Tax Opinion; Reliance Letters.

            (a) The Purchaser shall have received from (i) Kaye, Scholer, Fierman, Hays & Handler, LLP, special counsel to the Parent, Newriders, Easyriders Sub I and Easyriders Sub II in connection with the Paisano Acquisition and the El Paso Acquisition and special counsel to the Credit Parties in connection with the purchase of the Notes by, and the issuance of the Warrants to, the Purchaser, (ii) Robert N. Wilkinson, Esq., special securities law counsel to the Parent, Newriders, Easyriders Sub I and Easyriders Sub II in connection with the Transactions, (iii) Bolen, Fransen & Boostrom LLP, corporate counsel to the Parent, Newriders, Easyriders Sub I and Easyriders Sub II, (iv) Fulwider, Patton, Lee and Utecht LLP, intellectual property counsel to the Paisano Companies, (v) Masters & Ribakoff, corporate counsel to the Paisano Companies and (vi) Dillingham Cross, corporate counsel to El Paso, favorable legal opinions, each dated the Closing Date and addressed to the Purchaser, covering such matters incident to the Transactions as the Purchaser may reasonably request. The Purchaser shall also have received such favorable legal opinions of local or special counsel to the Credit Parties as the Purchaser may request (including, without limitation, as to matters related to the Reorganization and real estate matters), dated the Closing Date and addressed to the Purchaser, covering the matters incident to the Transactions as the Purchaser may reasonably request.

            (b) The Purchaser shall have received from Deloitte & Touche LLP, a favorable tax opinion, dated the Closing Date and addressed to the Purchaser, covering matters incident to the Transactions as the Purchaser may reasonably request.

            (c) The Purchaser shall have received reliance letters in form and substance satisfactory to the Purchaser with respect to each legal opinion delivered under or in connection with the Reorganization Documents from counsel rendering such opinion stating that the Purchaser may rely on such opinion as if such opinion were addressed to the Purchaser.

      Section 5.4. Representations and Warranties True, Etc.; Certificates. The representations and warranties of the Parent and the Company contained in
Section 4 and elsewhere in this Agreement and of the Credit Parties in the other Note Documents shall be true on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date after giving effect to the Transactions. Each of the Credit Parties shall have performed all agreements on its part required to be performed under this Agreement on or prior to the Closing Date, and there shall exist no Default or Event of Default on the Closing Date after giving effect to the Transactions. The Company shall have delivered to the Purchaser an Officer's Certificate, dated the Closing Date, to the effect of the matters stated in the foregoing sentences of this Section 5.4 and in Sections 5.5 and 5.6.

      Section 5.5. Absence of Material Adverse Effect, Etc. Since December 31, 1997, no Material Adverse Effect shall have occurred.

      Section 5.6. Consents and Approvals. All necessary consents, waivers, approvals and authorizations of, and declarations, registrations and filings with, Governmental Bodies and nongovernmental Persons required in order to issue and sell the Notes and the Warrants as contemplated hereby and to consummate the Transactions shall have been obtained or made and shall be in full force and effect.

      Section 5.7. Absence of Litigation, Orders, Etc. Except as disclosed on
Schedule 4.7 attached hereto, there shall not be pending or, to the knowledge of the Parent or the Company after due inquiry, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Credit Party or its Property (and, as to any action, suit, proceeding, governmental investigation or arbitration so disclosed, there shall not have occurred since the date of this Agreement any development) which seeks to enjoin or restrain any of the Transactions or which the Purchaser reasonably believes is likely to have a Material Adverse Effect. No Order of any court, arbitrator or Governmental Body shall be in effect which purports to enjoin or restrain any of the Transactions or which the Purchaser reasonably believes to constitute a Material Adverse Effect.

      Section 5.8. Guarantee. Each Credit Party (other than the Company and the Restaurant Subsidiaries) shall have executed and delivered the Guarantee.

      Section 5.9. Security Documents. The Purchaser shall have received each of the following documents executed by the parties thereto, which shall be satisfactory to the Purchaser in form and substance in all respects:

            (a) The Security Agreement, duly executed by each Credit Party (other than the Restaurant Subsidiaries) existing on the Closing Date together with:

                  (i) duly executed financing statements in proper form for filing under the Uniform Commercial Code in all such jurisdictions as the Purchaser may deem necessary or desirable in order to perfect and protect the Liens created by the Security Agreement, covering the Collateral described in the Security Agreement,

                 (ii) stock certificates representing all of the issued and outstanding shares of Capital Stock of each such Credit Party's Subsidiaries existing on the Closing Date, accompanied by stock powers satisfactory to the Purchaser in form and substance duly executed by the respective Credit Party in blank, and any intercompany notes held by each such Credit Party, each accompanied by a bond power satisfactory to the Purchaser duly executed by such Credit Party in blank,

                (iii) an acknowledgment of the Security Agreement duly executed by each Subsidiary whose Capital Stock is pledged thereunder pursuant to preceding clause (ii),

                 (iv) the promissory note of Martin in favor of the Parent, in the principal amount of $2,300,000, accompanied by a bond power satisfactory to the Purchaser duly executed by the Parent in blank, and

                  (v) such other instruments of assignment and other documents in respect of the Collateral as the Purchaser may request.

            (b) The Intellectual Property Security Agreement duly executed by each Credit Party (other than the Restaurant Subsidiaries) existing on the Closing Date, together with duly executed assignments in proper form for filing with the United States Patent and Trademark Office and any necessary state and foreign patent or trademark offices (as necessary).

            (c) A Blocked Account Agreement with respect to each Depositary Account listed in Schedule 4.25 hereto (other than Depositary Accounts of the Restaurant Subsidiaries), in each case executed by the applicable Credit Party maintaining such Depositary Account and the bank or other depositary institution at which such Depositary Account is maintained, together with duly executed financing statements in proper form for filing under the Uniform Commercial Code and all other documents required thereby or which, in the sole judgment of the Purchaser, may be necessary or appropriate to grant to the Purchaser valid and perfected first priority Liens in such Depositary Account.

            (d) Such consents, approvals and authorizations of, and declarations, registrations and filings with, Governmental Bodies, and such consents, waivers, amendments and Estoppel Letters of bailees, lessors of real and personal Property owned or used by the Credit Parties, and of other nongovernmental third parties, as the Purchaser may deem necessary or desirable in connection with the use, occupancy or the operation of the real Properties subject to the Mortgages (including without limitation, certificates of occupancy) or otherwise in order to protect its rights and interests in the Collateral.

            (e) Searches, by a Person satisfactory to the Purchaser, of the Uniform Commercial Code (or the equivalent thereof in foreign jurisdictions), and judgment and tax lien filings which may have been filed with respect to the Collateral confirming that all Collateral constituting personal Property is (or will be upon release of the Liens securing the Non-Continuing Indebtedness) subject to no Liens except Permitted Liens.

            (f) Evidence satisfactory to the Purchaser that valid policies of insurance are in full force and effect in accordance with the requirements of this Agreement and the

Security Documents, in each case naming the Purchaser as loss payee and additional insured, as its interests may appear.

            (g) Deeds of trust, trust deeds and mortgages, each substantially in the form of Exhibit G hereto (with appropriate local variations) and covering all leasehold Property of the Credit Parties located in Agoura Hills, California (collectively, together with any such documents subsequently executed and delivered pursuant to Section 9.5, the "Mortgages"), duly executed by the applicable Credit Party, together with:

                  (i) certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing of the Mortgages and evidence that all mortgage recording taxes, filing fees and recording charges incurred in connection with the filing or recording of the Mortgages have been paid or provided for;

                  (ii) extended coverage title insurance policies ("Mortgage Policies") issued to the Purchaser by Commonwealth Land Title Insurance Company or such other title insurer or insurers as shall be acceptable to the Purchaser, in such forms, with such endorsements and in such amounts as shall be acceptable to the Purchaser, insuring each of the Mortgages to be valid and perfected first priority Liens on the Property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's liens) and encumbrances, dated the Closing Date, paid for by the applicable Credit Party and providing for such other affirmative insurance and with such reinsurance with such other title insurers as the Purchaser may deem necessary or desirable and with such affidavits, certificates and instruments of indemnification as shall be reasonably required to induce the title insurers to issue the Mortgage Policies;

                  (iii) ALTA surveys, dated not more than 30 days before the Closing Date, certified to the Purchaser and the issuer of the Mortgage Policies in a manner satisfactory to the Purchaser by a land surveyor duly registered and licensed in the states in which the Property described in such surveys is located and acceptable to the Purchaser, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such Property, and other defects, other than encroachments and other defects acceptable to the Purchaser;

                  (iv) an appraisal of such real Property subject to a Mortgage as the Purchaser may require by an appraiser satisfactory to the Purchaser;

                  (v) evidence satisfactory to the Purchaser that there does not exist any material violation of any law, regulation or order affecting the real Properties subject to the Mortgages, including, without limitation, those laws, regulations and Orders relating to zoning, subdivision and building restrictions; and

                  (vi) evidence that all other action that the Purchaser may deem necessary or desirable in order to create valid and perfected first priority Liens on the Property described in the Mortgages has been taken.

      Section 5.10. Employee Stock Options. (a) The Purchaser shall have received satisfactory evidence that (i) the stockholders of Newriders shall have approved the Parent 1998 Executive Compensation Plan, (ii) the Newriders' Executive Compensation Plan shall have terminated and (iii) all awards granted under the Newriders' Executive Compensation Plan shall have been be exchanged for awards under the Parent 1998 Executive Compensation Plan.

      (b) The Purchaser shall have received true and correct copies of the Parent 1998 Executive Compensation Plan which shall be in form and substance satisfactory to the Purchaser.

      Section 5.11. Assignment of Representations, Warranties, Covenants and Indemnities. The Purchaser shall have received a duly executed copy of an Assignment of Representations, Warranties, Covenants, Indemnities and Rights in the form of Exhibit J hereto (the "Assignment of Representations, Warranties, Covenants and Indemnities"), in respect of the Parent's and the Company's rights under the Paisano Stock Contribution Agreement and the El Paso Contribution Agreement, respectively, which assignments shall be expressly permitted under the Paisano Stock Contribution Agreement and the El Paso Contribution Agreement or shall have been consented to in writing by the respective sellers under such agreements.

      Section 5.12. Initial Revolving Note Purchase Request. On or prior to the Closing Date, the Purchaser shall have received a Revolving Note Purchase Request with respect to the Revolving Notes to be sold to the Purchaser on the Closing Date (if any). The aggregate unpaid principal amount of the Revolving Notes, immediately after giving effect to the purchase of Revolving Notes to be effected on the Closing Date (if any), shall not exceed $3,000,000.

      Section 5.13. Reorganization Transactions. (a) All of the terms, conditions and provisions of each of the Reorganization Documents shall be satisfactory to the Purchaser and its counsel in all respects in form and substance and no term, condition or provision thereof shall have been supplemented, amended, modified or waived without the Purchaser's prior written consent. Each of the Reorganization Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. The Purchaser shall have received a copy of each of the Reorganization Documents (including all amendments, modifications and supplements thereto to and including the Closing Date), certified by a duly authorized officer of the Company as true, correct and complete. All conditions to the consummation of the Reorganization shall have been satisfied (or waived with the written approval of the Purchaser) and such transactions (other than the Paisano Merger) shall have been consummated (and the Paisano Merger will be consummated simultaneously with the initial purchase of Notes hereunder) in accordance with the terms of the Reorganization Documents.

            (b) Martin shall have purchased approximately 4,036,797 shares of Common Stock from the Parent for $12,300,000 (the "Martin Equity Investment"), on terms and conditions satisfactory to the Purchaser in all respects, which amount shall be paid by $5,000,000 in cash and by issuance of two promissory notes by Martin to the Parent in the aggregate principal amount of $7,300,000 (the "Martin Notes"). The Purchaser shall have received such certificates and other evidence with respect to the foregoing as it shall request.

      Section 5.14. Subordinated Seller Notes; Intercreditor Agreement. (a) The Parent shall have issued the Subordinated Seller Notes to Teresi on terms (including without limitation subordination provisions) and conditions satisfactory to the Purchaser in all respects and in an aggregate original principal amount of $13,000,000.

            (b) The Purchaser shall have received from Teresi, a duly executed and delivered intercreditor and subordination agreement with respect to the Subordinated Seller Notes on terms and conditions satisfactory to the Purchaser in all respects.

      Section 5.15. Discharge of Non-Continuing Indebtedness. All principal amounts, prepayment charge, if any, accrued interest, and fees, charges and other obligations of the Company and the other Credit Parties in respect of the Non-Continuing Indebtedness shall have been paid and discharged in full (including, without limitation, all obligations in respect of outstanding letters of credit issued in connection therewith), and the Purchaser shall have received the originals or copies authenticated to its satisfaction of (i) all promissory notes outstanding in connection therewith, duly cancelled by the respective payees thereof, (ii) duly executed discharge letters and receipts evidencing payment in full of all amounts due thereunder, (iii) duly executed releases and UCC-3 Termination Statements satisfactory in form and substance to the Purchaser, effectively releasing and discharging all Liens incurred in connection with such Non-Continuing Indebtedness (including duly cancelled stock powers), in proper form for filing or recording, as applicable and (iv) such other documents as the Purchaser may reasonably request in order to evidence the discharge of such Non-Continuing Indebtedness and obligations and the release of such Liens.

      Section 5.16. Fees. The fees required to be paid on the Closing Date pursuant to Section 2.6(a) and (b) shall be paid concurrently with the issuance and sale of Notes to be sold on the Closing Date. The fees and expenses incurred by Paul, Hastings, Janofsky & Walker LLP and any local or special counsel to the Purchaser in connection with the preparation of this Agreement, the Notes the Warrants and the other Note Documents, and in connection with the other Transactions contemplated hereby, shall be paid by the Company on the Closing Date.

      Section 5.17. Wire Instructions. The Purchaser shall have received not less than two Business Days prior to the Closing Date wire instructions prepared by the Company as to all wire transfers or other payments to be effected on the Closing Date in connection with the Transactions to be consummated on the Closing Date pursuant to this Agreement or the other Transaction Documents, which wire instructions shall identify the payor and payee of each such wire transfer or payment, shall describe the manner of transfer or payment and shall otherwise be satisfactory in form and substance to the Purchaser.

      Section 5.18. Shareholder Approval. The Purchaser shall have received evidence satisfactory to it that (i) the Reorganization shall have been approved by a majority of the outstanding shares of Newriders common stock as of the record date established for the purpose of determining those stockholders of Newriders that are entitled to notice of and to vote at the annual meeting of shareholders at which the Reorganization was considered and (ii) holders of no more than 5% of such outstanding shares of Newriders common stock have delivered to Newriders a written notice of intention to demand payment for such holders' shares pursuant to subsection 1 of Section 92A of the Nevada Revised Statutes ("NRS")

      Section 5.19. Mergers. Without limiting any other section of this Agreement, including Section 5.13, (a) the Purchaser shall have received evidence satisfactory to it that the Newriders Merger shall have been consummated in accordance with the relevant provisions of Chapter 92A of the NRS, including without limitation, by the execution and filing of the articles of merger in respect thereof, all in form and substance satisfactory to the Purchaser and (b) the Paisano Merger shall be consummated simultaneously with the initial purchase of Notes hereunder pursuant to Section 1100 et seq. of the California General Corporation Law.

      Section 5.20. Transaction Costs; Payables. The Purchaser shall have received satisfactory evidence that the aggregate costs of the Transactions (including fees, expenses and assumed Indebtedness) shall not exceed $58,500,000. On the Closing Date, the Credit Parties' trade payables shall be current and all expenses and liabilities shall have been paid in the ordinary course of business and without acceleration of sales.

      Section 5.21. Solvency Opinion. The Purchaser shall have received a solvency opinion in form and substance satisfactory to it from Murray, Devine & Co., Inc. (or another valuation or investment banking firm acceptable to the Purchaser) to the effect that, as of the Closing Date and before and after giving effect to the initial purchase of Notes hereunder, and the consummation of the Transactions, the Credit Parties, on a consolidated basis, are Solvent. In addition, the Purchaser shall have received an analysis from the Chief Financial Officer of Paisano Publications to the effect that, as of the Closing Date and before and after giving effect to the Transactions, including (x) the assumption by Paisano

Publications, as the surviving corporation of the Paisano Merger, of all of the obligations of Easyriders Sub I hereunder and (y) the execution and delivery of the Guarantee, each Paisano Company is Solvent.

      Section 5.22. Insurance. (a) The Purchaser shall have received certificates of insurance and other evidence satisfactory to the Purchaser that the insurance required under Section 9.4 is in full force and effect.

            (b) The Company shall have obtained key person insurance coverage for Teresi, in the amount of $2,000,000 from a reputable insurance company satisfactory to the Purchaser, naming the Purchaser as beneficiary and assignee.

      Section 5.23. Certificate As to Use of Proceeds. The Purchaser shall have received a certificate of the Company's Chief Financial Officer certifying in reasonable detail the Company's use of the proceeds of the issuance and sale of the Notes and Warrants.

      Section 5.24. Due Diligence Reports. The Purchaser shall have completed its due diligence review in respect of the Permitted Holders, and the results of such review shall be satisfactory to the Purchaser, in its sole judgment, and in all respects.

      Section 5.25. Registration Rights Agreement. Each of the parties thereto shall have executed and delivered the Registration Rights Agreement.

      Section 5.26. Employment Agreements; Shareholders' Agreements; Leases. The Purchaser shall have received true and correct copies of:

                  (i) all employment agreements entered into by Teresi, Prather, Martin, Mr. Robert Davis, Mr. Brian Wood, Mr. Rick Busman and Mr. Keith Ball, in connection with the Reorganization (the "Employment Agreements");

                  (ii) the shareholders' agreements entered into by Teresi and Martin in connection with the Reorganization (the "Shareholders' Agreement");

                  (iii) all leases of real property entered into by any Credit Party and effective after giving effect to the Reorganization (the "Leases");

all of which Employment Agreements, Shareholders' Agreement and Leases shall be informant substances satisfactory to the Purchaser.

      Section 5.27. Registration Statement. The Purchaser shall have received evidence that the Registration Statement shall have been declared effective by the SEC.

      Section 6. Additional Conditions to Obligations to Purchase Revolving Notes. The obligations of the Purchaser to purchase Revolving Notes at any time after the Closing Date shall be subject to the satisfaction, at or before the time of such purchase, of the following additional conditions:

      Section 6.1. Note Purchase Request. The Purchaser shall have received a Revolving Note Purchase Request with respect to the Revolving Notes to be purchased in accordance with the provisions of Section 2.2 hereof.

      Section 6.2. Representations and Warranties True. The representations and warranties of the Credit Parties contained in Section 4 and elsewhere in this Agreement and the representations and warranties of the Credit Parties contained in the other Note Documents shall be true and correct on and as of the date of such purchase with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date. Except as set forth on Schedule 4.5B, no Material Adverse Effect shall have occurred since December 31, 1997. Each request to purchase Revolving Notes shall constitute, and each Revolving Note Purchase Request shall contain, a representation and warranty by the Company on the date of such purchase as to the matters referred to in this Section 6.2 and in Sections 6.3 and 6.4 hereof.

      Section 6.3. No Default or Event of Default. On the date of such purchase of Notes, both immediately before and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result from such purchase.

      Section 6.4. Credit Limit Not Exceeded. Immediately after giving effect to such purchase, the aggregate unpaid principal amount of the outstanding Revolving Notes shall not exceed the Maximum Revolving Commitment as in effect on the date of such purchase.

      Section 6.5. Legal Prohibitions. Such purchase shall not violate any Order of any court, arbitrator or Governmental Body or any Statute at the time applicable to the Purchasers.

      Section 6.6. Other Requirements. The Purchaser shall have received, in form and substance satisfactory to it, all certificates, orders, authorizations, consents, affidavits, schedules, instruments, Security Documents and other documents which are provided for hereunder, or which the Purchaser may at any time reasonably request after reasonable notice.

      Section 7. Financial Statements and Information. The Company will furnish to the Purchaser until all of the Obligations have been indefeasibly paid in full and no Notes are outstanding and the Termination Date has occurred (and, with respect to the documents and information referred to in subsections (a),
(b)(i), (c)(i), (e), (f) and (g), so long as they shall hold any Warrants or any shares of Warrant Stock):

            (a) as soon as available and in any event within 30 days after the end of each month, copies of the consolidated and consolidating balance sheets of each of (i) the Parent and its Subsidiaries and (ii) the Parent and its Subsidiaries (other than the Restaurant Subsidiaries), in each case as of the end of such month and the related consolidated and consolidating statements of income for such month and for the portion of the fiscal year ended with the last day of such month, and stating in comparative form the corresponding figures from the consolidated budget for such period and the prior year, all Certified by the Chief Financial Officer of the Parent;

            (b) as soon as available and in any event within 45 days after the end of each quarterly accounting period (other than the fourth quarterly accounting period) in each fiscal year of the Parent,

                  (i) copies of the consolidated and consolidating balance sheets of each of (i) the Parent and its Subsidiaries and (ii) the Parent and its Subsidiaries (other than the Restaurant Subsidiaries), in each case as of the end of such accounting period, together with, in each case, the related consolidated and consolidating statements of income, shareholders' equity and cash flows for such accounting period and for the portion of the fiscal year ended with the last day of such accounting period, all in reasonable detail and stating in comparative form (i) the consolidated and consolidating figures as of the end of and for the corresponding date and period in the previous fiscal year and (ii) the corresponding figures from the consolidated budget for such period, all Certified by the Chief Financial Officer of the Parent, and

                 (ii) a written statement of the Chief Financial Officer of the Parent setting forth computations in reasonable detail showing whether or not as at the end of such fiscal quarter there existed any Default or Event of Default resulting from a breach or violation of any of Sections 10.1, 10.7, 10.10, 10.11 and 10.18 hereof;

            (c) as soon as available and in any event within 90 days after the end of each fiscal year of the Parent,

                  (i) copies of the audited consolidated and unaudited consolidating balance sheets of each of (i) the Parent and its Subsidiaries and (ii) the Parent and its Subsidiaries (other than the Restaurant Subsidiaries), in each case as of the end of such fiscal year, together with, in each case, the related audited consolidated and unaudited consolidating statements of income, shareholders' equity and cash flows for such fiscal year, and the notes thereto, all in reasonable detail and stating in comparative form (i) the respective audited consolidated and unaudited consolidating figures as of the end of and for the previous fiscal year or part thereof and (ii) the corresponding figures from the consolidated budget for such fiscal year, (x) in the case of each of such audited consolidated financial statements, accompanied by a report thereon of Deloitte & Touche LLP, or other independent public accountants of recognized national standing selected by the Parent and reasonably acceptable to the Purchaser (the "Accountants"), which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of such Credit Parties as at the end of such fiscal year and the consolidated results of operations and cash flows for such fiscal year in conformity with GAAP and that the examination by the Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and (y) in the case of such unaudited consolidating financial statements, Certified by the Chief Financial Officer of the Parent; and

                 (ii) a written statement of the Accountants (x) setting forth computations in reasonable detail showing whether or not as at the end of such fiscal year there existed any Default or Event of Default resulting from a breach or violation of any of Sections 10.1, 10.7, 10.10, 10.11 and
      10.18 hereof, and (y) stating that in making the examination necessary for their report on such financial statements they obtained no knowledge of any default by any Credit Party in the fulfillment of any of the terms, covenants, provisions or conditions of this Agreement or any of the other Note Documents, or if such Accountants shall have obtained knowledge of any such default, specifying the nature and status thereof;

            (d) concurrently with the financial statements furnished pursuant to subsections (b) and (c) of this Section 7, an Officer's Certificate of the Company stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, no Default or Event of Default exists or has existed during such period or, if such a Default or Event of Default shall exist or have existed, the nature and period of existence thereof and what action the applicable Credit Party has taken, is taking or proposes to take with respect thereto;

            (e) concurrently with the financial statements furnished pursuant to subsections (b) and (c) of this Section 7, a brief management discussion and analysis of the financial condition and results of operations of the Credit Parties, as of the end of and for the period covered by such financial statements (including a comparison thereof with the financial condition and results of operations of the Credit Parties, as of the end of and for the comparable period in the prior fiscal year), and describing any significant events relating to the Credit Parties occurring during such period;

            (f) promptly after the same are available and in any event within 10 days thereof, copies of all such proxy statements, financial statements, notices and reports as any Credit Party shall send or make available generally to their security holders, and copies of all regular and periodic reports and of all registration statements (other than on Form S-8 or a similar form) which any Credit Party may file with the SEC or with any securities exchange;

            (g) promptly after the receipt thereof by any Credit Party, and in any event within 10 days thereof, copies of any management letters and any reports as to material inadequacies in accounting controls (including reports as to the absence of any such inadequacies) submitted to any such corporation by the Accountants in connection with any audit of such corporation made by the Accountants;

            (h) promptly (and in any event within 5 days) after becoming aware of (1) the existence of any Default or Event of Default on the part of any Credit Party, an Officer's Certificate of the Company specifying the nature and period of existence thereof and what action the applicable Credit Party is taking or proposes to take with respect thereto; or (2) any Indebtedness of any Credit Party being declared due and payable before its expressed maturity, or any holder of such Indebtedness having the right to declare such Indebtedness due and payable before its expressed maturity, because of the occurrence of any default (or any event which, with notice and/or the lapse of time, shall constitute any such default) under such Indebtedness, an Officer's Certificate of the Company describing the nature and status of such matters and what action the applicable Credit Party is taking or proposes to take with respect thereto;

            (i) promptly and in any event within 10 days after any Credit Party or any ERISA Affiliate knows or, in the case of a Pension Plan has reason to know, that any event or condition described in Section 4.19 hereof has occurred or exists, or is reasonably likely to occur or exist, an Officer's Certificate of the Company setting forth information as to such occurrence and what action, if any, the applicable Credit Party or such ERISA Affiliate is required or proposes to take with respect thereto, together with any notices concerning such occurrences which are (i) required to be filed by any Credit Party or any ERISA Affiliate or the plan administrator of any Pension Plan controlled by any Credit Party, or any ERISA Affiliate with the Internal Revenue Service or the PBGC,
(ii) received by any Credit Party, or any ERISA Affiliate from any plan administrator of a Pension Plan not under their control or from a Multiemployer Plan, or (iii) proposed to be given;

            (j) within five Business Days after the annual report (Form 5500) of each Plan or Pension Plan is filed with the Internal Revenue Service, a complete copy thereof (including schedules and attachments) to the Purchaser;

            (k) promptly after becoming aware of any Material Adverse Effect with respect to which notice is not otherwise required to be given pursuant to this Section 7, an Officer's Certificate of the Company setting forth the details of such Material Adverse Effect and stating what action the applicable Credit Party has taken or proposes to take with respect thereto;

            (l) promptly (and in any event within 10 days) after the Parent or the Company knows of (i) the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Credit Party or any Property of any of them, or (ii) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, is likely to have a Material Adverse Effect, an Officer's Certificate of the Company describing the nature and status of such matter in reasonable detail;

            (m) as soon as available (and in any event not later than 30 days after the beginning of each fiscal year of the Company), a copy of a consolidated and consolidating budget of the Credit Parties, in each case prepared by the Company for such fiscal year, and all amendments thereto which may be in effect from time to time;

            (n) at least once in each fiscal year, a report of a reputable insurance broker with respect to all insurance maintained by the Credit Parties, together with a certificate of insurance evidencing the effectiveness of the policies of insurance required to be maintained by the provisions of Section 9.4(a);

            (o) together with each delivery of financial statements pursuant to subsection (b) or (c) of this Section 7, a report as to any new trademark, patent and copyright registrations or applications, license agreements or other matters referred to in Section 5.2 of the Intellectual Property Security Agreement, together with any instruments of assignment with respect thereto required thereunder;

            (p) promptly following, and in any event within ten Business Days of any Casualty or Taking involving Property of any Credit Party with a value equal to or greater than the Material Loss Amount, an Officer's Certificate of the Company describing the nature and status of such occurrence;

            (q) promptly (and in any event within 10 days) after the Parent or the Company knows of the institution of any action, suit or proceeding against any Credit Party pursuant to Section 1300 et seq. of the California General Corporation Law or otherwise relating to the Transactions;

            (r) to the extent not otherwise provided for in Section 14.7, as soon as available, any press release or other public announcement or statement by any Credit Party; and

            (s) any other information, including financial statements and computations, relating to the performance of obligations arising under this Agreement and/or the affairs of the Credit Parties that the Purchaser may from time to time reasonably request and which is capable of being obtained, produced or generated by such Credit Party or of which any of them has knowledge.

      It is further understood and agreed that, for the purpose of effecting compliance with Rule 144A promulgated by the SEC in connection with any resales of Notes and Warrants that may hereafter be effected pursuant to the provisions of such Rule, (a) each prospective purchaser of Notes or Warrants designated by a holder thereof shall have the right to obtain from the Parent, upon the written request of such holder, copies of (i) the consolidated balance sheet of the Credit Parties as of the end of then most recently completed fiscal year of the Company (or, if such fiscal year shall have ended within the preceding 90 days, as of the end of the next preceding fiscal year), together with the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, (ii) similar financial statements for such part of the two preceding fiscal years of the Parent (which financial statements, and the financial statements referred to in clause (i) of this paragraph, shall be audited to the extent reasonably available), (iii) a consolidated balance sheet of the Credit Parties as of the end of then most recently completed fiscal quarter of the Parent (or, if such fiscal quarter shall have ended within the preceding 60 days, as of the end of the next preceding fiscal quarter), together with the related consolidated statements of income, shareholders' equity and cash flows for the portion of the current fiscal year then ended, and (iv) any other information that is necessary to comply with such Rule, and (b) each such holder and each such prospective purchaser shall have the right to obtain from the Parent, upon the written request of such holder, a very brief statement of the nature of the business of the Credit Parties and the products and services it offers, dated as of a date within 12 months prior to the date of resale of such Notes or Warrants (as the case may be).

      The Company and the Parent will keep at its principal executive office a true copy of this Agreement, and cause the same to be available for inspection at said office during normal business hours by any holder of Notes or Warrants or by any prospective purchaser of Notes or Warrants designated in writing by the holder thereof.

      Section 8. Inspection of Properties and Books. The Purchaser, until all of the Obligations have been indefeasibly paid in full and no Notes are outstanding and the Termination Date has occurred, shall have the right to visit and inspect any of the Properties of the Credit Parties, to examine their books of account and records, to make copies and extracts therefrom at their expense, and to discuss their affairs, finances and accounts with, and to be advised as to the same by, their officers and employees and their independent public accountants (whose fees and expenses shall be paid by the Parent, and by this provision the Parent authorizes the Accountants to discuss its affairs, finances and accounts and those of its Subsidiaries, and agrees to make such Accountants available to the Purchaser for such discussions, whether or not any of such officers or employees is present, it being understood that nothing contained in this Section 8 is intended to confer any right to exclude any such officers or employees from such discussions), during the Parent's normal business hours with reasonable frequency and (except upon the occurrence and during the continuance of an Event of Default) upon reasonable prior notice to the Parent. The Parent and the Company agree jointly and severally to pay all reasonable out-of-pocket expenses incurred by the Purchaser in connection with the Purchaser's exercise of their rights under this Section

8 at any time when a Default or Event of Default shall have occurred and be continuing. The Purchaser, through their representatives, shall be entitled to meet with the senior management of the Parent at least once during each fiscal quarter of the Parent to discuss the Parent's, and its Subsidiaries' financial statements, business, assets, operations and prospects.

      Section 9. Affirmative Covenants. The Parent and the Company jointly and severally covenant and agree that, until all of the Obligations have been indefeasibly paid in full and no Notes are outstanding and the Termination Date has occurred it shall and shall cause each of it Subsidiaries to comply with the following covenants:

      Section 9.1. Payment of Principal and Interest. The Company will duly and punctually pay the principal of and interest on the Notes, and will timely pay and perform all of its other Obligations, in accordance with the terms of such Notes, this Agreement and the other Note Documents. The Credit Parties will comply with all of the covenants, agreements and conditions contained in this Agreement and the other Note Documents.

      Section 9.2. Payment of Taxes and Claims. Each Credit Party will pay before they become delinquent:

            (a) all taxes, assessments and governmental charges or levies imposed upon such Credit Party (or any other Subsidiaries of any Credit Party which are part of any affiliated group, within the meaning of Section 1504(a)(1) of the Code, with any Credit Party) or their income or profits or upon their Property, real, personal or mixed, or upon any part thereof;

            (b) all claims for labor, materials and supplies which, if unpaid, would result in the creation of a Lien upon Property of any Credit Party; and

            (c) all claims, assessments, or levies required to be paid by such Credit Party or any ERISA Affiliates pursuant to any Pension Plan, Multiemployer Plan or other Plan, or any agreement, contract, Statute or Order governing or relating to any thereof;

provided, that the taxes, assessments, claims, charges and levies described in
Section 9.2(a) and (b) need not be paid while being diligently contested in good faith and by appropriate proceedings so long as (i) adequate book reserves have been established with respect thereto in accordance with GAAP and (ii) such Credit Party's title to and right to use its Property is not materially adversely affected by such non-payment. Each Credit Party will timely file all tax returns required to be filed in connection with the payment of taxes required by this Section 9.2. If an Event of Default shall have occurred and be continuing and any such contested items shall have resulted in a Lien or claim upon any Credit Party's Property, the Purchaser may, at its election (but shall not be obligated to), (a) procure the release and discharge of any such Lien or claim and any judgment or decree thereon, without inquiring into or investigating the amount, validity or enforceability of such Lien or claim and
(b) effect any settlement or compromise of the same, and any amounts expended by the

Purchaser in connection therewith including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be reimbursed by the Company within five Business Days of demand therefor by the Purchaser.

      Section 9.3. Maintenance of Properties, Records and Corporate Existence. Each Credit Party will:

            (a) maintain its Properties in good condition, reasonable wear and tear excepted, and make all necessary renewals, repairs, replacements, additions, betterments, and improvements thereto;

            (b) keep books of records and accounts in which full and correct entries will be made of all their respective business transactions and will reflect in their financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP at the time in effect and consistently applied;

            (c) maintain the same fiscal year during and after the current fiscal year ending December 31, 1998;

            (d) do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence, and material rights, powers and franchises including, without limitation, any necessary qualification or licensing in any foreign jurisdiction;

            (e) comply with all applicable Statutes, Orders, franchises, authorizations, licenses and permits of, and all applicable restrictions imposed by, any Governmental Body, in respect of the conduct of its business and the ownership of its Properties (including, without limitation, all applicable Statutes and Orders relating to Environmental Laws, the violation of which would have a Material Adverse Effect on the Credit Parties taken as a whole); and

            (f) keep any Property owned or operated by it free of contamination from Hazardous Materials and any other potentially materially harmful chemical or physical conditions. If any Credit Party receives notice or becomes aware of any Environmental Matter or contamination with Hazardous Materials that relates to any of them or their respective Properties, then the Company shall promptly provide written notice thereof to the Purchaser and, upon written request from the Purchaser, shall provide the Purchaser with such reports, certificates, engineering studies or other written material or data as the Purchaser may request so as to satisfy the Purchaser that the Credit Parties are in compliance with their obligations under this subsection (f) and subsection (e) of this
Section 9.3. The Purchaser shall also have the right, at any time and from time to time after receipt of notice or knowledge of any such Environmental Matter or contamination, to require the Company at its expense to employ a qualified environmental consultant acceptable to the Purchaser to conduct an environmental review, audit, assessment or report with respect thereto concerning the Credit Parties' operations and Property. The Credit Parties agree to cooperate fully with such consultant in connection with any such review, audit, assessment or report, including, without limitation, by providing such access to the Credit Parties' books, records, Properties, employees and agents and by furnishing such written and oral information as such consultant may reasonably request in connection with any such review, audit, assessment or report.

      Section 9.4. Insurance.

            (a) The Credit Parties will carry and maintain in full force and effect at all times, with financially sound and reputable insurance companies or associations rated [AA] (Class [12]) or better by A.M. Best & Co. (or, as to workers' compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on): (i) insurance against loss or damage to the tangible real and personal Property of the Credit Parties by fire, theft, explosion, spoilage, flood and other perils covered by a "special form" insurance policy and all other hazards and risks ordinarily insured against by other owners or users of such Property in similar businesses, (ii) all workers' compensation or similar insurance as may be required under the laws of any jurisdiction, (iii) public liability insurance against claims for libel and slander and for personal injury, death or property damage suffered upon, in or about any premises occupied by any of them or occurring as a result of the ownership, maintenance or operation by any of them of any automobile, truck or other vehicle or as a result of the use of products manufactured, constructed or sold by any of them, or services rendered by any of them, (iv) business interruption insurance covering risk of loss as a result of the cessation of any substantial part of the business conducted by any of them, (v) key person insurance coverage for Teresi in the amount of no less than $2,000,000, naming the Purchaser as beneficiary and assignee and (vi) insurance against such other risks as are usually insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated. In addition, should any Credit Party maintain any key person insurance coverage on any of its officers or directors, the Purchaser shall be named as beneficiary thereunder and assignee thereof.

            (b) Insurance specified in clause (a)(i) of this Section 9.4 shall
(i) be maintained in such form and amounts and having such coverage as may be reasonably satisfactory to the Purchaser, and in any event in an amount not less than the full insurable value of the Property covered thereby, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Purchaser of written notice thereof, (iii) name the Purchaser as loss payee, (iv) provide for waivers of subrogation by the respective issuers in favor of the Purchaser and (v) be reasonably satisfactory to the Purchaser in all other respects. Each Credit Party hereby directs all insurers under such policies of insurance, and all Persons making any payment with respect to any Taking of Property of the Credit Parties, to pay all proceeds of such insurance policies arising out of any Casualty, and all amounts payable in respect of any such Taking, to any of the Collateral, directly to the Purchaser (and if any Credit Party shall



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


receive any such proceeds or amounts such Credit Party will hold, such proceeds and amounts in trust for the benefit of the Purchaser and immediately pay the same to the Purchaser); provided that, if the amount of such loss or damage is less than the Material Loss Amount, such proceeds may be paid by such insurers directly to such Credit Party. The Purchaser shall release such insurance proceeds to the applicable Credit Party upon the written request of the Company when and as necessary to pay for the repair, replacement or reconstruction of the Properties subject to such Casualty, provided that:

              (i) at the time of any requested release of funds, no Default or Event of Default shall have occurred and be continuing);

             (ii) the repair, replacement or reconstruction of such assets shall be substantially completed within 180 days of such Casualty; and

            (iii) each release of funds shall be conditioned upon receipt by the Purchaser of architect's certificates, completion certificates, waivers of mechanics liens and such other documentation as the Purchaser or the Purchaser may reasonably request.

In the event the conditions set forth above are not met, the Purchaser may elect to apply the proceeds of casualty insurance policies to the prepayment of the outstanding principal amount of the Term Notes, pro rata in accordance with the outstanding principal amounts thereof, together with accrued interest on the amount so paid, and thereafter to the outstanding principal amount of the Revolving Notes, pro rata in accordance with the outstanding principal amounts thereof, together with accrued interest on the amount so paid (and to the extent of such prepayment of principal, the Maximum Revolving Commitment shall be permanently reduced).

            (c) In the event of a Casualty (or a Taking) with respect to any Collateral which is equal to or greater than the Material Loss Amount, the Purchaser shall have the right, but not the obligation to settle insurance claims (and condemnation proceeds or awards, as the case may be), with respect to such Property; provided, however, the Purchaser shall have the right, but not the obligation, to settle all such claims (and proceedings) with respect to any Property of the Credit Parties following the occurrence and during the continuance of an Event of Default. If the Purchaser elects not to settle such claim or proceeding, the Company shall do so; provided, however, any settlement of any such claim or proceeding reached by the Company shall be subject to the Purchaser's prior written approval. The Purchaser will endeavor to consult with the Company in connection with the Purchaser's exercise of any such right; provided that the failure of the Purchaser to so consult with the Company after the occurrence and during the continuance of a Default or Event of Default shall not subject the Purchaser to any liability hereunder.

            (d) Insurance specified in clauses (a)(iii), (a)(iv) and (a)(vi) of this Section 9.4 shall be maintained in such amounts (and with co-insurance, deductibles and self-insured retention, if any) as such insurance is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Insurance specified in clause (a)(v) shall be maintained in an amount no less than that existing on the Closing Date. All such insurance shall name the Purchaser as additional insured, as their interests may appear.

            (e) If any Credit Party shall fail to obtain, maintain or renew any insurance required pursuant to this Section 9.4, or to pay the premiums therefor, or to deliver to the Purchaser proper evidence thereof beyond any applicable notice and cure period, if any, for the performance of such actions, the Purchaser, at its sole option and without any obligation to do so, may procure and pay for such insurance, and any sums expended by it to procure any such insurance shall be repaid by the Company, together with any late charge imposed by any such insurer, if applicable, within five Business Days after receipt of bills therefor from the Purchaser.

            (f) All proceeds of any key person insurance covering any Permitted Holder or any other officer of a Credit Party shall, upon receipt by the Purchaser, be applied to the prepayment of the outstanding principal amount of the Term Notes, pro rata in accordance with the outstanding principal amounts thereof, together with accrued interest on the amount so paid, and thereafter to the outstanding principal amount of the Revolving Notes, pro rata in accordance with the outstanding principal amounts thereof, together with accrued interest on the amount so paid (and to the extent of such prepayment of principal, the Maximum Revolving Commitment shall be permanently reduced).

      Section 9.5. After Acquired Real Property. Without affecting the obligations of any of the Company or any of its Subsidiaries under any of the Security Documents, in the event that any Credit Party at any time after the date hereof acquires (whether as an owner, a lessee or otherwise) any interest in any real Property (each such interest, an "After Acquired Real Property"), such Credit Party shall immediately provide written notice thereof to the Purchaser, setting forth with specificity a description of the interest acquired, the identity of the acquirer, the location of the After Acquired Real Property, any structures or improvements thereon and the Fair Market Value of such real property. As soon as practicable thereafter, such Credit Party shall cause the acquirer with respect to such After Acquired Real Property to execute and deliver to the Purchaser a Mortgage substantially in the form of the document set forth as Exhibit G hereto (with appropriate local variations and appropriate variations if the After Acquired Real Property covered thereby is a fee interest), together with (x) such of the other documents and instruments described in Section 5.9(g) and (y) an environmental review and audit report as described in Section 9.13, all as the Purchaser shall reasonably require. In no event shall any title insurance policy covering such After Acquired Real Property obtained pursuant to the requirements set forth herein be in an amount which is less than the Fair Market Value of such After Acquired Real Property. Such Credit Party shall also deliver to the Purchaser one or more opinions of counsel for the Company or such Subsidiary (including opinions of local counsel) covering such legal matters with respect to such mortgages, trust deeds and other instruments and documents as the Purchaser may reasonably request. The applicable Credit Party shall pay all reasonable fees and expenses, including, without limitation, attorneys' fees and expenses of counsel for the Purchaser, and all title insurance charges and premiums, in connection with its obligations under this
Section 9.5.

      Section 9.6. Future Guarantors and Securing Subsidiaries. Promptly upon any Person becoming a direct or indirect Subsidiary of the Parent (other than the Restaurant Subsidiaries), such Subsidiary shall immediately provide written notice thereof to the Purchaser, setting forth with specificity a description of such Subsidiary and of all material real and personal Property owned or leased by it. In the event that such Subsidiary shall own or lease any interest in real Property, such interest shall be deemed to be After Acquired Property and the Parent shall promptly cause such Subsidiary to comply with all of the provisions of Section 9.5 with respect thereto. The Parent shall also promptly cause such Subsidiary to execute and deliver to the Purchaser the Guarantee, the Security Agreement and the Intellectual Property Security Agreement, together with such additional security agreements and other documents as may be required or appropriate under the law of the jurisdiction in which such Subsidiary or its Property is located, and such assignments, financing statements and other documents as shall in the sole opinion of the Purchaser be necessary or advisable in order that such Subsidiary grant to the Purchaser valid and perfected first priority Liens in all of the personal Property of such Subsidiary. The Parent shall also deliver (or caused to be delivered) to the Purchaser pursuant to the Security Agreement(and the Parent hereby agrees to make any modifications thereto necessary to effectuate such delivery), as applicable, stock certificates representing all of the Capital Stock of such Subsidiary held by the Parent or by any Subsidiary thereof, accompanied by stock powers duly executed in blank. The Parent shall also identify all Depositary Accounts maintained by such Subsidiary and shall deliver to the Purchaser a Blocked Account Agreement with respect to each such Depositary Account duly executed by such Subsidiary and by the bank or other depositary institution at which such Depositary Account is maintained. The Parent or such Subsidiary shall also deliver one or more opinions of counsel to the Parent or such Subsidiary (including opinions of local counsel) covering such legal matters with respect to such agreements and other instruments and documents as the Purchaser may reasonably request. All of such agreements, instruments, opinions and documents shall be reasonably satisfactory in form and substance in all respects to counsel to the Purchaser.

      Section 9.7. New Depositary Accounts. Immediately following the establishment by any Credit Party of any new Depositary Account not in existence on the Closing Date, such Credit Party shall deliver to the Purchaser (a) a written notice stating the name and address of the bank or depositary institution at which such Depositary Account is maintained, and identifying the type and number of such Depositary Account, and (b) a Blocked Account Agreement with respect to that Depositary Account duly executed by the applicable Credit

Party (as the case may be) and the bank or depositary institution at which such Depositary Account is maintained.

      Section 9.8. ERISA Covenants. Each Credit Party and each ERISA Affiliate will (i) continue to meet the representations and warranties set forth under
Section 4.19 of this Agreement, (ii) not establish or adopt any new Pension Plan or modify any existing Pension Plan so as to increase its obligations thereunder (except in the ordinary course of business, consistent with past practice) which, in the opinion of the Purchaser, could have a Material Adverse Effect and
(iii) not establish or adopt an employee welfare benefit plan as defined in
Section 3(1) of ERISA that provides for employer-provided benefits for employees after they leave the employment of the Credit Parties or ERISA Affiliates (other than any such benefits required to be provided by the Consolidated Omnibus Budget Reconciliation Act of 1985 or other similar federal or state law).

      Section 9.9. Further Assurances. Promptly following the Purchaser's request, each Credit Party from time to time execute, acknowledge, notarize, deliver, record, register and file any and all further financing statements, security agreements, pledge agreements, mortgages, hypothecs, deeds of trust, deeds of pledge, intellectual property assignments and security agreements, and other agreements, instruments and documents (including, without limitation, the substantial equivalents of any of the foregoing in any foreign jurisdiction), and take all further actions (including, without limitation, the payment of all filing, recording, registration, notary and other fees and charges which may be incurred in connection with any of the foregoing), which may in any such case be required under applicable law, or which the Purchaser otherwise may reasonably request, in order to effectuate the transactions contemplated by this Agreement and in order to grant, preserve, protect and perfect the validity and first priority of the Liens and security interests created by the Security Documents.

      Section 9.10. Year 2000. Each Credit Party has made an assessment of the microchip and computer-based systems and the software used in its business and based upon such assessment believes that the Credit Parties will be "Year 2000 Compliant" by January 1, 2000. For purposes of this paragraph, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, the Credit Parties are able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates in and after the Year 2000. From time to time, at the request of the Purchaser, the Company shall provide to the Purchaser such updated information as is requested regarding the status of its efforts to become Year 2000 Compliant.

      Section 9.11. Early Refinancing. The Parent and the Company understand and agree that the Notes are intended to serve as a temporary financing arrangement until the Company is able to undertake a permanent refinancing of its Indebtedness, which it anticipates completing prior to the Maturity Date.

      Section 9.12. Consummation of Paisano Merger. The Parent will, immediately upon consummation of the Reorganization and in any event prior to 5 p.m. (New York time) on the Closing Date, cause (a) Easyriders Sub II and Paisano Publications to consummate the Paisano Merger, and (b) Easyriders Sub II to execute and deliver the Assumption Agreement attached at the end of this Agreement and all other documents to be executed and delivered by the Company under Section 5, and to take all other actions and deliver all instruments, documents and agreements which the Purchaser requires in furtherance thereof.

      Section 9.13. Environmental Reports. Promptly following the Purchaser's request, the Credit Parties shall from time to time deliver (x) Phase I Environmental Site Assessment Reports, consistent with American Society of Testing and Materials (ASTM) Standard E1527-94, and applicable state requirements, on any of the real Property of the Credit Parties encumbered, or to be encumbered, by a Mortgage, dated no more than 6 months prior to the date of delivery to the Purchaser, prepared by environmental engineers satisfactory to the Purchaser, all of which shall be in form and substance satisfactory to the Purchaser in its sole discretion, (y) such environmental review and audit reports, including Phase II reports, with respect to the real Property of any Credit Party as the Purchaser may from time to time request, all of which shall be in form and substance satisfactory to the Purchaser in its sole discretion and (z) letters executed by the environmental firms preparing any such environmental reports, in form and substance satisfactory to the Purchaser, authorizing the Purchaser to rely on such reports.

      Section 10. Negative and Maintenance Covenants. The Parent and the Company jointly and severally covenant and agree that, until all of the Obligations have been indefeasibly paid in full and no Notes are outstanding and the Termination Date has occurred, it shall and shall cause each of its Subsidiaries to comply with the following covenants:

      Section 10.1. Restrictions on Indebtedness. No Credit Party will incur, create, assume, guarantee or in any way become liable for, or permit to exist, Indebtedness other than:

            (a) Indebtedness incurred pursuant to this Agreement, the Notes and the other Note Documents;

            (b) Indebtedness of the Credit Parties existing on the Closing Date and described on Schedule 4.10A hereto (in each case after giving effect to the Transactions, including the Subordinated Seller Notes but excluding in any event the Non-Continuing Indebtedness);

            (c) Indebtedness of any Wholly-owned Subsidiary of the Parent (other than the Restaurant Subsidiaries and Easyriders of Columbus) to the Parent or to another

Wholly-owned Subsidiary of the Parent (other than the Restaurant Subsidiaries), provided that such Indebtedness is evidenced by a subordinated demand note, in form and substance (including the terms of subordination provisions) satisfactory to the Purchaser, which note shall be pledged and delivered to the Purchaser pursuant to the Security Agreement as additional collateral for the Obligations;

            (d) Indebtedness consisting of Liens permitted by subsections (a) through (e), inclusive, of Section 10.2;

            (e) Indebtedness secured by Liens permitted by Section 10.2(g) hereof, provided that the aggregate outstanding principal amount of Indebtedness incurred pursuant to this subsection (e) shall not at any time exceed $500,000;

            (f) so long as no Event of Default has occurred and is continuing, Indebtedness consisting of intercompany loans by the Company to the Parent in a principal amount per fiscal month not in excess of the lesser of (x) 35% of Excess Cash Flow for the preceding fiscal month and (y) $100,000; and

            (g) Indebtedness evidenced by the Newriders Subordinated Note.

      Section 10.2. Restrictions on Liens. No Credit Party will directly or indirectly, create, assume or suffer to exist any Lien upon any of their respective Properties whether now owned or hereafter acquired, except for:

            (a) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 9.2;

            (b) statutory Liens of landlords, if any, Liens of carriers, warehousemen, mechanics, materialmen, if any, and other Liens imposed by law incurred in the ordinary course of business, in each case for sums the payment of which is not at the time required by Section 9.2;

            (c) Liens (other than any Lien imposed by ERISA, and other than any Lien securing an obligation for the payment of borrowed money) incurred or deposits made in the ordinary course of business in connection with obligations not due or delinquent with respect to workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations; provided, that no such Lien shall be permitted to the extent it encumbers any real Property of any Credit Party;

            (d) any attachment or judgment Lien (including judgment or appeal bonds) which shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or which shall have been discharged within 30 days after the expiration of any such stay or which is being diligently contested in good faith so long as a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; provided that such Liens shall not in any event exceed $100,000 in the aggregate at any time outstanding;

            (e) zoning restrictions, easements, licenses, reservations, restrictions on the use of real Property or minor irregularities incident thereto (and, with respect to leasehold interests, Liens and other encumbrances that are incurred, created, assumed or permitted to exist on or with respect to the leased Property and arise by, through or under or are asserted by a landlord or owner of the leased Property, with or without consent of the lessee) which
(i) in the case of any such Lien encumbering real Property of a Credit Party which is not also encumbered by a Mortgage, were not incurred in connection with the borrowing of money and which do not in the aggregate materially detract from the value of the Property of any Credit Party or impair the use of such Property for the purposes for which such Property is held by such Credit Party, or (ii) in the case of any such Lien encumbering real Property which is also encumbered by a Mortgage, constitute Permitted Exceptions (as defined in such Mortgage);

            (f) Liens (including Liens created pursuant to Capitalized Leases) existing on the Closing Date and described in Schedule 4.10A hereto (in each case after giving effect to the Transactions contemplated to occur on the Closing Date, but excluding in any event Liens securing Non-Continuing Indebtedness which Liens shall be fully terminated and released on the Closing
Date);

            (g) Liens (including Liens created pursuant to Capitalized Leases) in respect of personal Property acquired by any Credit Party after the Closing Date, which Liens exist or are created at the time of acquisition of such Property or within six months thereafter, to secure Indebtedness permitted by
Section 10.1(e) which is assumed or incurred to finance all or any part of the purchase price of acquisition of such Property, but any such Lien shall cover only the Property so acquired and any improvements thereto, and may not exceed the lesser of (x) 100% of the Fair Market Value of such Property or (y) the purchase price of such acquisition; and

            (h) the Liens created by the Security Documents.

      Section 10.3. Limitation on Sale and Leasebacks. No Credit Party will enter into any arrangement whereby any such Credit Party shall sell or transfer any Property owned by such Credit Party to any Person and thereupon such Credit Party shall lease or intend to lease, as lessee, the same Property.

      Section 10.4. Consolidation, Merger or Disposition of Assets; Acquisitions. No Credit Party will enter into any transaction of merger, amalgamation or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, license, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of the business or Property (tangible or intangible, including, without limitation, any Intellectual Property or License Agreement) of any Credit Party whether now owned or hereafter acquired, or acquire by purchase or otherwise any of the outstanding Capital Stock of, or all or any substantial part of the business, operating assets and Property of, any Person, except that (i) any Credit Party may in the ordinary course of business sell Inventory owned by them, (ii) any Credit Party may sell or otherwise dispose of Property (other than Intellectual Property) having a net book value at the time of such sale or disposition of not more than $100,000 in any fiscal year, provided that the aggregate net book value of all such Property sold or disposed of pursuant to this clause (ii) shall not exceed [$175,000], (iii) after giving effect to the Reorganization, the Capital Stock of El Paso may be transferred to Newriders, and (iv) the Credit Parties may acquire the Capital Stock or assets of any Person so long as the aggregate consideration paid by the Credit Parties for such acquisition in any fiscal year does not exceed $250,000 and the Purchaser shall be satisfied in its discretion with the nature and extent of any Indebtedness and other liabilities (including without limitation contingent liabilities) assumed (by contract, operation of law or otherwise) by the Credit Parties in connection with such acquisition.

      Section 10.5. Sale or Discount of Receivables. No Credit Party will, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of their respective Accounts or notes receivable , except that the Company may discount its Accounts or notes receivable in the ordinary course of business and consistent with past practices.

      Section 10.6. Conduct of Business. The Parent will not engage in a business other than the ownership, directly or indirectly, of the Capital Stock of its Subsidiaries. No member of the Paisano Group will, engage in any business other than the Permitted Business. Easyriders of Columbus will not engage in any business other than the operation of its store, cafe and tatoo studio located in Columbus, Ohio, the sale of Easyriders apparel, and the businesses of motorcycle customization, custom and pre-owned motorcycle sales, motorcycle parts and accessory sales, motorcycle servicing, and custom leather embroidery, and any businesses that are reasonably related thereto.

      Section 10.7.  Restricted Payments and Restricted Investments.

            (a) No Credit Party will, directly or indirectly, make any Restricted Payment.

            (b) No Credit Party will make any Restricted Investment.

      Section 10.8. Issuance of Capital Stock. No Credit Party will issue or have outstanding any shares of Capital Stock (or any warrants, options, conversion rights, or other rights to subscribe for, purchase or acquire such Capital Stock), except (i) Capital Stock, warrants, options, conversion rights or other such rights outstanding on the Closing Date and listed on Schedule 4.4, (ii) Common Stock issued under the Parent 1998 Executive Compensation Plan, and (iii) Common Stock issued by the Parent after the Closing Date.

      Section 10.9. Transactions with Affiliates. Subject to the immediately succeeding sentence, no Credit Party will, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property or the rendering of any service), with any Affiliate of such Credit Party unless such transaction is otherwise not prohibited under this Agreement, is in the ordinary course of such Credit Party's business, is on fair and reasonable terms that are not less favorable to such Credit Party, as the case may be, than those that would be obtainable at the time in an arms' length transaction with a Person who is not such an Affiliate and such transaction has been approved by the disinterested directors of the Parent, provided that Restricted Payments as described in clauses (vii) and (viii) of paragraph (e) of the definition thereof shall be permitted. Notwithstanding the foregoing and other than the transactions described on
Schedule 10.9, no Credit Party will, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property or the rendering of any service) with
(i) any Restaurant Subsidiary, (ii) Easyriders of Columbus (other than transactions with respect to magazine sales and which satisfy the conditions of the immediately preceding sentence) or (iii) any Permitted Holder.

      Section 10.10. Capital Expenditures. No Credit Party will make any Capital Expenditure or incur such any contractual commitment with respect thereto, except that so long as no Event of Default has occurred and is continuing the Paisano Group may make Capital Expenditures and incur commitments therefor to the extent that, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Paisano Group shall not exceed, for each fiscal year of the Paisano Group set forth below, the corresponding amount set forth opposite such fiscal year:

           Fiscal Year Ended
               December 31,              Permitted Amount
               ------------              ----------------
                  1998                      $550,000
                  1999                      $550,000
                  2000                      $550,000
                  2001                      $550,000

      Section 10.11. Operating Leases. No Credit Party will enter into (as lessee) any Operating Lease if, after giving effect thereto, the aggregate amount of rentals and other payments required to be made by such Credit Parties under all Operating Leases during any fiscal year shall be greater than $[____________].

            Section 10.12. Certain Contracts. No Credit Party will enter into or be a party to:

            (a) any contract providing for the making of loans, advances or capital contributions to any Person other than the Credit Parties, or for the purchase of any Property from any Person, in each case primarily in order to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, or

            (b) any contract for the purchase of materials, supplies or other Property or services if such contract (or any Reorganization Document) requires that payment for such materials, supplies or other Property or services shall be made regardless of whether or not delivery of such materials, supplies or other Property or services is ever made or tendered, or

            (c) any contract to rent or lease (as lessee) any real or personal Property if such contract (or any Reorganization Document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor (provided, that this subsection (c) shall not be construed to prevent any Credit Party from being a party to or complying with any provision of any lease to which any of them is a party on the date hereof), or

            (d) any contract for the sale or use of materials, supplies or other Property, or the rendering of services, if such contract (or any Reorganization Document) requires that payment for such materials, supplies or other Property, or the use thereof, or payment for such services, shall be subordinated to any Indebtedness (of the purchaser or user of such materials, supplies or other Property or the Person entitled to the benefit of such services) owed or to be owed to any Person, or

            (e) except as permitted by Section 10.1, and except for Investments which are not Restricted Investments, any other contract which, in economic effect, is substantially equivalent to a Contingent Obligation.

      Section 10.13. Limitation on Dividend Restrictions Affecting Subsidiaries. Except pursuant to this Agreement, no Credit Party will permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms restricts the ability of any such Subsidiary to (a) pay dividends or make any other distributions on such Subsidiary's Capital Stock, (b) pay any Indebtedness owed to the Company or any other Credit Party, (c) make any loans or advances to the Company or any other Credit Party or (d) transfer any of its Property or assets to the Company or any other Credit Party.

      Section 10.14. No Amendment of Charter, By-Laws. No Credit Party will effect any amendment to or modification of its charter documents or by-laws, except in each case with the prior written consent of the Purchaser.

      Section 10.15. Acquisition of Margin Securities. No Credit Party will own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Board of Governors of the United States Federal Reserve System as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, the Purchaser shall have received an opinion of counsel satisfactory to the Purchaser to the effect that such purchase or acquisition will not cause this Agreement or the Notes to be in violation of Regulation T or Regulation U or any other regulation of such Board then in effect.

      Section 10.16. Collateral Locations; Other Names. Except with the express prior written approval of the Purchaser, neither the location of the principal place of business and chief executive office of any Credit Party, nor the locations of Collateral respectively granted or pledged by them as set forth on
Schedule 4.30 hereto, shall be changed nor shall there be established additional places of business or additional locations at which any such Collateral is stored, kept or processed, nor shall any Credit Party conduct business under any corporate, trade or fictitious name other than the names listed on Schedule 4.30, unless (i) the Company shall give to the Purchaser at least 30 days prior notice of any such changed chief executive office or changed or additional places of business or locations of Collateral or change of corporate, trade or fictitious name, and (ii) prior to making any such change of location, place of business, chief executive office or corporate, trade or fictitious name or establishing such new place of business or location of Collateral, the Company shall execute and file, and shall cause each other Credit Party to execute and file, any additional financing statements or other documents or notices reasonably required by the Purchaser in order to preserve the perfection of security interests in such Collateral and, if such location is not owned by such Credit Party, the Company shall obtain, and shall cause such Credit Party to obtain, and deliver to the Purchaser such duly executed Estoppel Letters in respect of such location as may be reasonably required by the Purchaser. Following the occurrence of an Event of Default, the Company shall, upon the request of the Purchaser, notify any such warehouseman, bailee or processor which has not already delivered an Estoppel Letter to the Purchaser of the Liens created in favor of the Purchaser, and shall instruct such Person to hold all Collateral located on premises owned or operated by such Person for the Purchaser's account subject to the Purchaser's instructions.

      Section 10.17. Amendments to Certain Documents. Without the prior written consent of the Purchaser, no Credit Party will (i) consent to or request any amendment, modification or supplement to any provision of any Reorganization Document or (ii) amend, modify or supplement in any material respect, any Material Contract which has a face amount or otherwise involves aggregate payments or obligations in excess of $250,000.

      Section 10.18.  Financial Covenants.

            (a) Consolidated Working Capital. The Company shall not permit Consolidated Working Capital of the Paisano Group, measured as at the end of each fiscal quarter of the Paisano Group, to be less than $______.

            (b) Minimum Consolidated Net Worth. The Company shall not permit Consolidated Net Worth of the Parent as of the end of any fiscal quarter to be less than the sum of (i) [$_________] plus (ii) 100% of the aggregate amount of the Consolidated Net Income of the Parent and its Subsidiaries (other than the Restaurant Subsidiaries) for each fiscal quarter of the Parent ending on or after December 31, 1998 with respect to which the Consolidated Net Income of the Parent and its Subsidiaries (other than the Restaurant Subsidiaries) was greater than zero.

            (c) Maintenance of Leverage Ratio. The Company shall not permit the ratio of (i) Consolidated Total Indebtedness (other than the Subordinated Seller Notes) as of each date set forth below to (ii) Consolidated EBITDA, of the Paisano Group for the four consecutive fiscal quarters of the Parent ended on such date (or, in the case of any such date which is earlier than September 30, 1999, for the period from the Closing Date to and including such date), to exceed the corresponding amount set forth opposite such date:

Fiscal Quarter Ended:                  Ratio
-----------------                     --------
December 31, 1998                     8.5:1.00
March 31, 1999                        5.5:1.00

June 30, 1999                         4.0:1.00
September 30, 1999                    3.4:1.00
December 31, 1999                     3.5:1.00
March 31, 2000                        3.4:1.00
June 30, 2000                         3.3:1.00
September 30, 2000                    3.2:1.00
December 31, 2000                     3.1:1.00
March 31, 2001                        3.1:1.00
June 30, 2001                         3.0:1.00
September 30, 2001                    3.0:1.00



            (d) Minimum Consolidated EBITDA. The Company shall not permit the Consolidated EBITDA of the Paisano Group, measured as of each date set forth below for the period of four consecutive full fiscal quarters of the Paisano Group ended on such date, to be less than the corresponding amount set forth opposite such date; provided, however, that in the case of any such measuring date which is earlier than September 30, 1999, the applicable measuring period shall be the period from the Closing Date to and including such measuring date:

            Measuring Date                        Amount
            --------------                        ------
            December 31, 1998                     $2,500,000
            March 31, 1999                        $3,925,000
            June 30, 1999                         $5,400,000
            September 30, 1999                    $6,350,000
            December 31, 1999                     $6,000,000
            March 31, 2000                        $6,175,000
            June 30, 2000                         $6,400,000
            September 30, 2000                    $6,600,000
            December 31, 2000                     $6,800,000
            March 31, 2001                        $7,000,000
            June 30, 2001                         $7,400,000
            September 30, 2001                    $7,800,000

            (e) Maintenance of Interest Coverage Ratio. The Company will not permit the ratio of (i) Consolidated EBITDA less Capital Expenditures made during any period of determination, in each case, of the Paisano Group to (ii) Consolidated Interest Expenses of the Paisano Group, measured as of each date set forth below for the period of four consecutive full fiscal quarters of the Paisano Group ended on such date, to be less than the ratio set forth opposite such date; provided, however, that in the case of any such measuring date which is earlier than September 30, 1999, the applicable measuring period shall be the period from the Closing Date to and including such measuring date:


                Fiscal Quarter Ended                  Ratio
                --------------------                  -----
                December 31, 1998                     3.5:1.00
                March 31, 1999                        3.0:1.00
                June 30, 1999                         2.9:1.00
                September 30, 1999                    2.9:1.00
                December 31, 1999                     2.7:1.00
                March 31, 2000                        2.8:1.00
                June 30, 2000                         2.9:1.00
                September 30, 2000                    3.0:1.00
                December 31, 2000                     3.1:1.00
                March 31, 2001                        3.2:1.00
                June 30, 2001                         3.4:1.00
                September 30, 2001                    3.5:1.00

      Section 10.19. Board Observer Rights. The Parent will give to the Purchaser notice of all regular meetings and all special meetings of the Parent's Board of Directors at the time notice is given to the directors, and will permit an employee of the Purchaser or any Affiliate of the Purchaser designated by the Purchaser to attend such meetings as an observer (but with no voting rights), and will provide such designee with all information provided to directors of the Parent at the time such information is provided to the directors.

      Section 11. Events of Default.

      Section 11.1. Events of Default; Remedies. If any of the following events (herein called "Events of Default") shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or by operation of law or otherwise and such Event of Default shall be deemed to be continuing until waived by the Purchaser in accordance with the terms hereof):

            (a) the Company shall default in the due and punctual payment or prepayment of all or any part of the principal of any Note when and as the same shall become due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise;

            (b) any Credit Party shall default in the due and punctual payment or prepayment of any interest or fees on any Note or any other Obligations (other than principal of any Note) when and as such interest, fees or other Obligations, shall become due and payable, and such default shall continue for a period of five days;

            (c) any Credit Party shall default in the performance or observance of any of the covenants, agreements or conditions contained in Section 10 of this Agreement;

            (d) any Credit Party shall default in the performance or observance of any of the covenants, agreements or conditions contained in this Agreement (other than those referred to in any subsection of this Section 11.1 other than this subsection (d)), or any Credit Party shall default in the performance or observance of any of the covenants, agreements or conditions contained in any of the other Note Documents, and such default shall continue for a period of 30 days;

            (e) (i) any Credit Party shall fail to pay any principal of, premium or interest on or any other amount payable in respect of Indebtedness of such Person that is outstanding in a principal amount of at least $100,000 in the aggregate (excluding Indebtedness represented by the Notes) when the same becomes due and payable (whether at scheduled maturity, or by required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to permit the acceleration of the maturity of such Indebtedness (whether or not such acceleration occurs); or (iii) any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

            (f) any Credit Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) be generally unable to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code or the foreign equivalent thereof, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or the foreign equivalent thereof, (vii) admit in writing its inability to pay its debts generally as such debts become due, (viii) take any action under the laws of its jurisdiction of organization analogous to any of the foregoing, or (ix) take any requisite action for the purpose of effecting any of the foregoing;

            (g) a proceeding or case shall be commenced, without the application or consent of any Credit Party in any court of competent jurisdiction, seeking
(i) the liquidation, reorganization, dissolution, winding up of any Credit Party or composition or readjustment of the Indebtedness of any of them, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any Credit Party or of all or any substantial part of the assets of any of them, or
(iii) similar relief in respect of any Credit Party under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 30 days; or an order for relief shall be entered in an involuntary case under the Bankruptcy Code, against any Credit Party; or action under the laws of the jurisdiction of organization of any Credit Party analogous to any of the foregoing shall be taken with respect to any Credit Party and shall continue undismissed, or unstayed and in effect, for a period of 30 days;

            (h) final judgment for the payment of money shall be rendered by a court of competent jurisdiction against any Credit Party and such Credit Party shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within 30 days from the date of entry thereof and within said period of 30 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment together with all other such judgments shall exceed in the aggregate $125,000;

            (i) any representation, warranty or statement made by or on behalf of any Credit Party or any officer of any Credit Party in this Agreement, or any representation, warranty or statement made by or on behalf of such Credit Party or any officer of such Credit Party in any of the Transaction Documents or in any financial statement, Officer's Certificate or other instrument or document now or hereafter delivered pursuant to or in connection with any provision of this Agreement or the Transaction Documents, shall prove to be false or incorrect or breached in any material respect on the date as of which made;

            (j) any event or condition described in Section 4.19 hereof shall occur or exist and, as a result of such event or condition, together with all other such events or conditions, any Credit Party or any ERISA Affiliate shall incur, or in the opinion of the Purchaser is reasonably likely to incur, a liability of any kind under ERISA or otherwise that, in the opinion of the Purchaser, could have a Material Adverse Effect;

            (k) any provision of any of this Agreement, the Notes or the other Note Documents shall, for any reason, not be or shall cease to be in full force and effect, or not be, or be asserted in writing by any Credit Party not to be, valid, binding and enforceable against any Person purported to be bound by it;

            (l) any of the Security Documents shall not give or shall cease to give the Purchaser the Liens and the rights, powers and privileges purported to be created thereby, including, without limitation, a valid, enforceable and perfected first priority security interest in, and Lien on, all of the Collateral subject thereto in favor of the Purchaser, superior and prior to the rights of all third Persons (except as otherwise expressly permitted by this Agreement or the Security Documents); or

            (m) any Change of Control shall occur;

then (i) upon the occurrence of any Event of Default described in subsection (f) or (g), the unpaid principal amount of all Notes, together with the interest accrued thereon and all fees, costs, expenses, indemnities and other amounts payable hereunder or under the other Note Documents shall automatically become immediately due and payable, and all obligations of the Purchaser to purchase Revolving Notes hereunder shall terminate, without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived, or (ii) upon the occurrence of any other Event of Default, the Purchaser may, by written notice to the Company, declare the unpaid principal amount of all Notes to be, and the same shall forthwith become, immediately due and payable, together with the interest accrued thereon and all fees, costs, expenses, indemnities and other amounts payable hereunder or under the other Note Documents, and/or terminate all obligations of the Purchaser to purchase Revolving Notes hereunder, all without presentment, demand, notice, protest or other requirements of any kind, all of which are hereby expressly waived.

      Section 11.2. Suits for Enforcement; Remedies Against Collateral. If any Event of Default shall have occurred and be continuing, the Purchaser may, proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, and may proceed to enforce the payment of all sums due upon such respective Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection (including, without limitation, reasonable counsel fees and disbursements), or to enforce any other legal or equitable right of the Purchaser. In addition, the Purchaser shall have all of the rights and remedies of a secured creditor under the applicable provisions of the Uniform Commercial Code or the foreign equivalent thereof, and all rights and remedies provided for in the Security Documents or at law or in equity or otherwise.

      Section 11.3. Remedies Cumulative. No remedy conferred in this Agreement or in the other Note Documents upon the Purchaser, the holder of any Note or the Purchaser is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

      Section 11.4. Remedies Not Waived. No course of dealing between any Credit Party and the Purchaser, and no delay or failure in exercising any rights hereunder or under such Note or the Note Documents in respect thereof, shall operate as a waiver of any of the rights of the Purchaser.

      Section 12. Registration; Exchange; and Transfer of Notes. The Company will keep at its principal executive office a register, in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), the Company will provide for the registration and transfer of Notes. Whenever any Note or Notes shall be surrendered either at the principal executive office of the Company, or at the place of payment named in the Note, for transfer or exchange, accompanied (if so required by the Company) by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the holder thereof or by such holder's attorney duly authorized in writing, the Company will execute and deliver in exchange therefor a new Note or Notes of the same class in such denominations as may be requested by such holder, of like tenor and in the same aggregate unpaid principal amount as the aggregate unpaid principal amount of the Note or Notes so surrendered. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax or governmental charge relating to such transaction shall be paid by the holder requesting the exchange. The Company and any of its agents may treat the Person in whose name any Note is registered as the sole and exclusive record and beneficial holder and owner of such Note for the purpose of receiving payment of the principal of, and interest and other amounts on such Note and for all other purposes whatsoever, whether or not such Note be overdue.

      Section 13. Lost, Stolen, Damaged and Destroyed Notes. At the request of any holder of any Note, the Company will issue and deliver at its expense, in replacement of any Note or Notes lost, stolen, damaged or destroyed, upon surrender thereof, if mutilated, a new Note or Notes in the same aggregate unpaid principal amount, and otherwise of the same tenor, as the Note or Notes so lost, stolen, damaged or destroyed, duly executed by the Company. The Company may condition the replacement of a Note or Notes reported by the holder thereof as lost, stolen, damaged or destroyed, upon the receipt from such holder of an indemnity and/or security reasonably satisfactory to the Company; provided that if such holder shall be the Purchaser or its nominee, such Purchaser's unsecured agreement of indemnity shall be sufficient for purposes of this Section.

      Section 14.  Miscellaneous.

      Section 14.1.  Amendment and Waiver.

            (a) No amendment or waiver of any provision of this Agreement, the Notes or (except as otherwise expressly provided therein) any other Note Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Purchaser and the Parent.

            (b) Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Neither any failure nor any delay on the part of the Purchaser in exercising any right, power or privilege hereunder or under the Notes or any of the other Note Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein or in the Notes or any other Note Document, no notice to or demand on any Credit Party in any case shall entitle such Credit Party to any other or further notice or demand in the same, similar or other circumstances.

      Section 14.2. Expenses. The Parent and the Company, jointly and severally agree, whether or not the transactions hereby contemplated shall be consummated, to pay and save the Purchaser harmless against any and all liability for the payment of all reasonable out-of-pocket expenses arising in connection with the preparation, negotiation, execution and delivery of this Agreement, the Notes, the other Note Documents and the other instruments and documents hereby and thereby contemplated and the closing of the transactions contemplated hereby, all such expenses incurred with respect to the enforcement of any provision of any such agreement or instrument, all reasonable expenses incurred in connection with the copying and compilation of such agreements and instruments and all stamp and other similar taxes (together in each case with interest and penalties, if any, to the extent permitted by applicable law) which may be payable in respect of the execution and delivery of such agreement or instruments, all fees, taxes and other charges incurred in connection with the filing or recording of any Security Documents and in connection with any Lien, tax and judgment searches, including appraisal, survey and other title costs, the reasonable fees and disbursements of Paul, Hastings, Janofsky & Walker LLP and of any special, local or foreign counsel in connection with the preparation of such agreements and instruments and the transactions hereby and thereby contemplated, and the fees and disbursements of the Accountants, and the reasonable out-of-pocket expenses incurred by the Purchaser in the administration of the provisions of this Agreement and the other Note Documents, including, without limitation, expenses incurred in connection with the exercise of the Purchaser's rights of visitation and inspection pursuant to Section 8 and attendance at meetings of the Board of Directors of the Parent and committees thereof pursuant to Section 10.19. The Credit Parties, jointly and severally, also agree to pay all reasonable expenses incurred by the Purchaser (including counsel fees and disbursements) in connection with any amendment or requested amendment of, or waiver or consent or requested waiver or consent under or with respect to, this Agreement, the Notes or any of the other Note Documents, whether or not the same shall become effective, and all reasonable expenses incurred by Purchaser (including counsel fees and disbursements) following the occurrence and during the continuance of any Default or Event of Default or incident to the negotiation of any workout, restructuring or similar arrangement relating to any Credit Party. The obligations of the Parent and the Company under this Section 14.2 shall survive the payment or prepayment in full or transfer of any Note, the termination of the Purchaser's obligations to purchase Revolving Notes, the enforcement of any provision hereof or thereof, any such amendments, waivers or consents, any such Default or Event of Default, and any such workout, restructuring or similar arrangement.

      Section 14.3. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement or otherwise in connection herewith, shall
(i) survive the execution and delivery of this Agreement and the delivery of the Notes to the Purchaser and shall continue in effect, until all of the Obligations have been indefeasibly paid in full and no Notes are outstanding and the Termination Date has occurred and thereafter as provided in Sections 14.2 and 14.6, and (ii) be deemed to be material and to have been relied upon by the Purchaser, regardless of any investigation made by such Purchaser or on its behalf.

      Section 14.4. Successors and Assigns.

            (a) This Agreement shall be binding upon and inure to the benefit of the Parent, the Company, the Purchaser and their respective successors and assigns; provided, however, that neither the Parent nor the Company shall have the right to assign its rights hereunder or any interest herein or to delegate any of its duties or obligations hereunder without the prior written consent of the Purchaser.

            (b) The Purchaser may at any time sell or assign to any Person (each an "Assignee") all or any part of its interests in the Notes, this Agreement and the Note Documents and in the obligations of the Credit Parties under this Agreement, the Notes and the Note Documents, and each such Assignee shall assume the obligations of the Purchaser hereunder and thereunder (including, without limitation, the obligation of the Purchaser to purchase Revolving Notes), to the extent provided in such assignment, and to the extent of such assumption the Purchaser shall be released from its obligations hereunder and thereunder. Upon execution and delivery of such an instrument, such Assignee shall be a party to this Agreement and shall have the rights and obligations of a Purchaser (including, without limitation, its rights under this Section 14.4(b)), to the extent of such assignment, and the Purchaser shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any assignment pursuant to this Section 14.4(b), the Purchaser and the Company shall make appropriate arrangements so that, if required, new Notes shall be issued to the Purchaser and the Assignee. The Purchaser shall give the Company prior written notice of the date that any such assignment shall become effective, which date shall be no less than ten days after the date such notice is given. From and after the date of such assignment, the term "Purchaser" as used in this Agreement shall be deemed to refer collectively to the holders of Notes at the time outstanding.

      Section 14.5. Notices. All notices hereunder shall be in writing and shall be conclusively deemed to have been received and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier, or (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service, and shall be addressed:

               (i)  in the case of the Parent or the Company, to:

                     Paisano Publications, Inc.
                     28210 Dorothy Drive
                     Agoura Hills, CA 91301
                     Attention: Mr. Joseph Teresi
                     Telecopy No.: (818) 889-4726

                     with a copy to:

                     Kaye, Scholer, Feirman, Hays & Handler, LLP
                     1999 Avenue of the Stars
                     Suite 1600
                     Los Angeles, CA 90067
                     Attention: Barry L. Dastin
                     Telecopy No.: (310) 788-1200

               (ii) in the case of the Purchaser to:

                     Nomura Holding America Inc.
                     2 World Financial Center, Building B
                     New York, NY 10281-1198
                     Attention: Howard Gellis, or his authorized representative Telecopy No.: (212) 667-1029 with a copy to:

                     Nomura Holding America Inc.
                     2 World Financial Center, Building B
                     New York, NY 10281-1198
                     Attn:  Legal Department
                     Telecopy No.: (212) 667-1024; and

or at such other address and/or telecopy number and/or to the attention of such other Person as any of such Persons shall have advised the others by notice in the manner herein specified.

      Section 14.6. Indemnification. In consideration of the execution and delivery of this Agreement by the Purchaser, the Parent and the Company hereby, jointly and severally, agree to defend, indemnify, exonerate and hold harmless the Purchaser and its officers, directors, stockholders, affiliates, trustees, employees and agents, and each other Person, if any, controlling any the Purchaser or any of its Affiliates (herein collectively called the "Indemnitees") from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable counsel fees and disbursements incurred in the investigation and defense of claims and actions (herein collectively called the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of or relating to:

                  (i) the execution, delivery and performance of the Reorganization Documents and the consummation of the Reorganization contemplated thereby,

                  (ii) the execution, delivery, performance or enforcement of this Agreement, the Notes, the Warrants, any other Note Document, or any instrument or document contemplated hereby or thereby by any of the Indemnitees, or any act, event or transaction related or attendant thereto or contemplated hereby or thereby, or any action or inaction by any Indemnitee under or in connection therewith, or

                  (iii) any Environmental Matter, any Environmental Law or the actual or alleged existence or release of any Hazardous Material,

except for any such Indemnified Liabilities that are finally judicially determined to have resulted from the respective Indemnitee's gross negligence, bad faith or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Parent and the Company hereby, jointly and severally, agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Parent and the Company under this Section 14.6 shall be in addition to any liability that the Parent and the Company may otherwise have and shall survive the payment or prepayment in full or transfer of any Note, the termination of any Purchaser's obligations to purchase Revolving Notes and the enforcement of any provision hereof or thereof.

      Section 14.7. Public Announcements. The Parent and the Company agree that neither of them nor any other Credit Party will issue any press release or make any other public announcement, statement or filing with regard to this Agreement, the Notes, the Warrants or the other Note Documents or the Transactions without the prior approval of the Purchaser, which approval shall not be unreasonably withheld and shall in no event be withheld in any case where such press release, public announcement, statement or filing is required by applicable law (including applicable rules and regulations of the SEC).

      Section 14.8. No Fiduciary Relationship. The relationship between the Purchaser, on the one hand, and the Credit Parties on the other hand, is solely that of creditor and debtor, and the Purchaser shall not be deemed to have any fiduciary or other special relationship with any Credit Party. No provision of this Agreement, the Notes or any of the other Note Documents shall be construed to create a fiduciary duty on the part of the Purchaser or any trustee or agent therefor in favor of any Credit Party or their Affiliates, or their respective director, officers, employees, agents, stockholders or creditors.

      Section 14.9. Integration and Severability. This Agreement, the Notes and the other Note Documents (including the schedules and exhibits thereto) embody the entire agreement and understanding among the Purchaser and the Credit Parties, and supersede all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement, the Notes or any other Note Document, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

      Section 14.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

      SECTION 14.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      SECTION 14.12. SUBMISSION TO JURISDICTION: WAIVER OF SERVICE AND VENUE.

            (a) EACH OF THE PARENT AND THE COMPANY CONSENTS AND AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES

THAT, EXCEPT WITH THE WRITTEN CONSENT OF THE PURCHASER, ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN THE PURCHASER, ON THE ONE HAND, AND THE PARENT AND THE COMPANY, ON THE OTHER HAND, OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE, SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

            (b) EACH OF THE PARENT AND THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY HAND DELIVERY TO THE COMPANY AT ITS ADDRESS SET FORTH BELOW, OR, AT THE OPTION OF THE PURCHASER, BY SERVICE UPON CT CORPORATION, WHICH EACH OF THE PARENT AND THE COMPANY IRREVOCABLY APPOINTS AS ITS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF NEW YORK. IN ADDITION, THE PURCHASER AGREES TO PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON SAID AGENT TO THE COMPANY AT ITS ADDRESS SET FORTH ABOVE IN SECTION 14.5. THE COMPANY HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

            (c) NOTHING IN THIS SECTION 14.12 SHALL AFFECT THE RIGHT OF THE PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PURCHASER TO BRING ANY ACTION OR PROCEEDING AGAINST THE PARENT OR THE COMPANY OR THEIR PROPERTY IN THE COURTS OF ANY
OTHER JURISDICTION.

      SECTION 14.13. WAIVER OF RIGHT TO TRIAL BY JURY. EACH OF THE PARENT, THE COMPANY AND THE PURCHASER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE PARENT, THE COMPANY AND THE PURCHASER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF

THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      Section 14.14. Dating. Although this Agreement is dated as of the date first written above for convenience, this Agreement shall be effective on September , 1998.

      IN WITNESS WHEREOF, the Company, the Parent and the Purchaser have executed this Agreement by their duly authorized officers.

                                            EASYRIDERS, INC.


                                            By:
                                               -------------------------------
                                                Its:


                                            EASYRIDERS SUB II, INC.
                                            (to be merged with and into
                                            PAISANO PUBLICATIONS, INC.)


                                            By:
                                               -------------------------------
                                                Its:


                                            NOMURA HOLDING AMERICA INC.


                                            By:
                                               -------------------------------
                                               Its: Attorney-In-Fact

                          Assumption Agreement

            PAISANO PUBLICATIONS, INC., successor to Easyriders Sub II, Inc. by merger, hereby assumes all obligations and liabilities of Easyriders Sub II, Inc. under the foregoing Note and Warrant Purchase Agreement, dated as of September__, 1998 between Easyriders, Inc., Easyriders Sub II, Inc. and Nomura Holding America Inc., and all the Notes and Note Documents referred to therein to which Easyriders Sub II, Inc. is a party and joins in the foregoing Note and Warrant Purchase Agreement and such Notes and Note Documents for the purpose of agreeing to be bound by all covenants and agreements attributable to it in said Note and Warrant Purchase Agreement and such Notes and Note Documents.



                              PAISANO PUBLICATIONS, INC.


                              By:
                                 -------------------------------
                              Name:
                              Title:

                                TABLE OF CONTENTS
                             (Not Part of Agreement)


Section                                           Heading                                               Page
-------                                           -------                                               ----
1.  Definitions...........................................................................................2
      1.1.  Defined Terms.................................................................................2
      1.2.  Accounting Terms.............................................................................23
      1.3.  Rules of Construction........................................................................23
2.  Sale and Purchase of Notes and Warrants..............................................................24
      2.1.  Authorization of Notes and Warrants..........................................................24
      2.2.  Sale and Purchase of Revolving Notes.........................................................25
      2.3.  Sale and Purchase of Term Notes and Warrants.................................................26
      2.4.  Closing......................................................................................26
      2.5.  Payments.....................................................................................26
      2.6.  Fees.........................................................................................27
      2.7.  Interest Rate Limitation.....................................................................27
      2.8.  Allocation of Purchase Price.................................................................28
3.  Prepayments of Notes.................................................................................28
      3.1.  Mandatory Payments and Prepayments...........................................................28
      3.2.  Optional Prepayments of the Notes............................................................30
      3.3.  Application of Principal Payments............................................................30
      3.4.  Reductions of Commitments....................................................................31
      3.5.  Purchase of Notes............................................................................32
      3.6.  Taxes........................................................................................32
4.  Representations and Warranties of the Parent and the Company.........................................34
      4.1.  Corporate Existence and Power................................................................34
      4.2.  Corporate Authority..........................................................................34
      4.3.  Binding Effect...............................................................................34
      4.4.  Capital Stock................................................................................35
      4.5.  Business Operations and Other Information: Financial Condition...............................35
      4.6.  Subsidiaries.................................................................................37
      4.7.  Litigation; No Violation of Governmental Orders or Laws......................................37
      4.8.  No Conflicts with Agreements, Statutes, Orders, Etc..........................................37
      4.9.  Consents, Etc................................................................................37
      4.10.  Outstanding Indebtedness; Investments.......................................................38
      4.11.  Assets and Properties.......................................................................38
      4.12.  Taxes.......................................................................................39
      4.13.  Disclosure..................................................................................39
      4.14.  Offering of Securities......................................................................39
      4.15.  Broker's or Finder's Commissions............................................................40
      4.16.  Labor Matters...............................................................................40

Section                                           Heading                                               Page
-------                                           -------                                               ----
      4.17.  Environmental Matters.......................................................................40
      4.18.  Margin Regulations..........................................................................41
      4.19.  Compliance with ERISA.......................................................................42
      4.20.  Material Contracts..........................................................................45
      4.21.  Insurance...................................................................................45
      4.22.  Possession of Franchises, Licenses, Etc.....................................................45
      4.23.  Use of Proceeds.............................................................................45
      4.24.  Intellectual Property.......................................................................46
      4.25.  Depositary Accounts.........................................................................48
      4.26.  Suppliers; Distributors; Printers...........................................................48
      4.27.  Status under Certain Laws...................................................................49
      4.28.  Foreign Assets Control Regulations..........................................................49
      4.29.  Certain Transactions........................................................................49
      4.30.  Places of Business..........................................................................49
      4.31.  Other Names.................................................................................50
      4.32.  Reorganization Documents; Transaction Documents.............................................50
      4.33.  Solvency....................................................................................50
      4.34.  Ranking of Notes and other Obligations......................................................51
      4.35.  Business of Parent..........................................................................51
      4.36.  Licensing Interests; Easyriders Cafe........................................................51
      4.37.  Circulation.................................................................................51
      4.38.  Relationships with Franchisees..............................................................52
      4.39.  Customer, Advertiser, Subscriber and Mailing Lists..........................................53
      4.40.  Advertising.................................................................................53
      4.41.  Model Releases..............................................................................53
4A. Representations of the Purchaser.....................................................................53
5.  Closing Conditions...................................................................................54
      5.1.  Proceedings Satisfactory.....................................................................54
      5.2.  Opinion of Purchaser's Special Counsel.......................................................54
      5.3.  Opinions of Counsel to the Credit Parties; Tax Opinion; Reliance Letters.....................54
      5.4.  Representations and Warranties True, Etc.; Certificates......................................55
      5.5.  Absence of Material Adverse Effect, Etc......................................................55
      5.6.  Consents and Approvals.......................................................................56
      5.7.  Absence of Litigation, Orders, Etc...........................................................56
      5.8.  Guarantee....................................................................................56
      5.9.  Security Documents...........................................................................56
      5.10.  Employee Stock Options......................................................................59
      5.11.  Assignment of Representations, Warranties, Covenants and Indemnities........................59
      5.12.  Initial Revolving Note Purchase Request.....................................................59
      5.13.  Reorganization Transactions.................................................................59
      5.14.  Subordinated Seller Notes; Intercreditor Agreement..........................................60
      5.15.  Discharge of NonContinuing Indebtedness.....................................................60

Section                                           Heading                                               Page
-------                                           -------                                               ----
      5.16.  Fees........................................................................................61
      5.17.  Wire Instructions...........................................................................61
      5.18.  Shareholder Approval........................................................................61
      5.19.  Merger......................................................................................61
      5.20.  Transaction Costs; Payables.................................................................61
      5.21.  Solvency Opinion............................................................................61
      5.22.  Insurance...................................................................................62
      5.23.  Certificate As to Use of Proceeds...........................................................62
      5.24.  Due Diligence Reports.......................................................................62
      5.25.  Registration Rights Agreement...............................................................62
      5.26.  Employment Agreements; Shareholders' Agreements; Leases.....................................62
      5.27.  Registration Statement......................................................................63
6.  Additional Conditions to Obligations to Purchase Revolving Notes.....................................63
      6.1.  Note Purchase Request........................................................................63
      6.2.  Representations and Warranties True..........................................................63
      6.3.  No Default or Event of Default...............................................................63
      6.4.  Credit Limit Not Exceeded....................................................................63
      6.5.  Legal Prohibitions...........................................................................63
      6.6.  Other Requirements...........................................................................63
7.  Financial Statements and Information.................................................................64
8.  Inspection of Properties and Books...................................................................69
9.  Affirmative Covenants................................................................................69
      9.1.  Payment of Principal and Interest............................................................69
      9.2.  Payment of Taxes and Claims..................................................................69
      9.3.  Maintenance of Properties, Records and Corporate Existence...................................70
      9.4.  Insurance....................................................................................71
      9.5.  After Acquired Real Property.................................................................74
      9.6.  Future Guarantors and Securing Subsidiaries..................................................74
      9.7.  New Depositary Accounts......................................................................75
      9.8.  ERISA Covenants..............................................................................75
      9.9.  Further Assurances...........................................................................75
      9.10.  Year 2000...................................................................................76
      9.11. Early Refinancing............................................................................76
      9.12. Consummation of Paisano Merger...............................................................76
      9.13. Environmental Reports........................................................................76
10.  Negative and Maintenance Covenants..................................................................76
      10.1.  Restrictions on Indebtedness................................................................77
      10.2.  Restrictions on Liens.......................................................................77
      10.3.  Limitation on Sale and Leasebacks...........................................................79
      10.4.  Consolidation, Merger or Disposition of Assets; Acquisitions................................79
      10.5.  Sale or Discount of Receivables.............................................................79
      10.6.  Conduct of Business.........................................................................79

Section                                           Heading                                               Page
-------                                           -------                                               ----
      10.7.  Restricted Payments and Restricted Investments..............................................80
      10.8.  Issuance of Capital Stock...................................................................80
      10.9.  Transactions with Affiliates................................................................80
      10.10.  Capital Expenditures.......................................................................80
      10.11.  Operating Leases...........................................................................81
      10.12.  Certain Contracts..........................................................................81
      10.13.  Limitation on Dividend Restrictions Affecting Subsidiaries.................................82
      10.14.  No Amendment of Charter, ByLaws............................................................82
      10.15.  Acquisition of Margin Securities...........................................................82
      10.16.  Collateral Locations; Other Names..........................................................82
      10.17.  Amendments to Certain Documents............................................................83
      10.18.  Financial Covenants........................................................................83
      10.19.  Board Observer Rights......................................................................85
11.  Events of Default...................................................................................85
      11.1.  Events of Default; Remedies.................................................................85
      11.2.  Suits for Enforcement; Remedies Against Collateral..........................................88
      11.3.  Remedies Cumulative.........................................................................88
      11.4.  Remedies Not Waived.........................................................................89
12.  Registration; Exchange; and Transfer of Notes.......................................................89
13.  Lost, Stolen, Damaged and Destroyed Notes...........................................................89
14.  Miscellaneous.......................................................................................90
      14.1.  Amendment and Waiver........................................................................90
      14.2.  Expenses....................................................................................90
      14.3.  Survival of Representations and Warranties..................................................91
      14.4.  Successors and Assigns......................................................................91
      14.5.  Notices.....................................................................................92
      14.6.  Indemnification.............................................................................93
      14.7.  Public Announcements........................................................................94
      14.8.  No Fiduciary Relationship...................................................................94
      14.9.  Integration and Severability................................................................94
      14.10.  Counterparts...............................................................................94
      14.11.  Governing Law..............................................................................94
      14.12.  Submission to Jurisdiction: Waiver of Service and Venue....................................94
      14.13.  Waiver of Right to Trial by Jury...........................................................95
      14.14.  Dating.....................................................................................96

                                    SCHEDULES


Schedule 4.4                -        Capital Stock

Schedule 4.5B               -        Certain Changes

Schedule 4.5C               -        Projections

Schedule 4.5D               -        Pro Forma Balance Sheet

Schedule 4.5E               -        Sources and Uses of Funds

Schedule 4.6                -        Subsidiaries

Schedule 4.7                -        Litigation

Schedule 4.9                -        Consents

Schedule 4.10A              -        Existing Indebtedness

Schedule 4.10B              -        Existing Investments

Schedule 4.11               -        Real Property

Schedule 4.16               -        Labor Matters

Schedule 4.17               -        Environmental Matters

Schedule 4.19               -        ERISA

Schedule 4.20               -        Material Contracts

Schedule 4.21               -        Insurance

Schedule 4.24               -        Intellectual Property

Schedule 4.25               -        Depositary Accounts

Schedule 4.29               -        Related Party Transactions

Schedule 4.30               -        Places of Business

Schedule 4.31               -        Other Names

Schedule 4.36               -        Licensing Interests

Schedule 4.37               -        Certification

Schedule 4.38               -        Franchises

Schedule 4.40               -        Advertising

Schedule 10.9               -        Transactions with Affiliates

                                    EXHIBITS

Exhibit A-1        -        Form of Revolving Note

Exhibit A-2        -        Form of Term Note

Exhibit B          -        Form of Revolving Note Purchase Request

Exhibit C          -        Form of Guarantee

Exhibit D          -        Form of Security Agreement

Exhibit E          -        Form of Intellectual Property Security Agreement

Exhibit F-1        -        Form of Warrant

Exhibit F-2        -        Form of Registration Rights Agreement

Exhibit G          -        Form of Mortgage

Exhibit H          -        Form of Blocked Account Agreement

Exhibit I          -        Form of Estoppel Letter

Exhibit J          -        Form of Assignment of Representations, Warranties,
                            Covenants and Indemnities

The following schedules and exhibits have been omitted from the Notes and Warrant Purchase Agreement attached to this registration statement as
Exhibit 10.5.1



                                    SCHEDULES



Number                               Title
------                               -----


Schedule 4.4                -        Capital Stock

Schedule 4.5B               -        Certain Changes

Schedule 4.5C               -        Projections

Schedule 4.5D               -        Pro Forma Balance Sheet

Schedule 4.5E               -        Sources and Uses of Funds

Schedule 4.6                -        Subsidiaries

Schedule 4.7                -        Litigation

Schedule 4.9                -        Consents

Schedule 4.10A              -        Existing Indebtedness

Schedule 4.10B              -        Existing Investments

Schedule 4.11               -        Real Property

Schedule 4.16               -        Labor Matters

Schedule 4.17               -        Environmental Matters

Schedule 4.19               -        ERISA

Schedule 4.20               -        Material Contracts

Schedule 4.21               -        Insurance

Schedule 4.24               -        Intellectual Property

Schedule 4.25               -        Depositary Accounts

Schedule 4.29               -        Related Party Transactions

Schedule 4.30               -        Places of Business

Schedule 4.31               -        Other Names

Schedule 4.36               -        Licensing Interests

Schedule 4.37               -        Certification

Schedule 4.38               -        Franchises

Schedule 4.40               -        Advertising

Schedule 10.9               -        Transactions with Affiliates

                                    EXHIBITS


Number                      Title
------                      -----

Exhibit A-1        -        Form of Revolving Note

Exhibit A-2        -        Form of Term Note

Exhibit B          -        Form of Revolving Note Purchase Request

Exhibit C          -        Form of Guarantee

Exhibit D          -        Form of Security Agreement

Exhibit E          -        Form of Intellectual Property Security Agreement

Exhibit F-1        -        Form of Warrant

Exhibit F-2        -        Form of Registration Rights Agreement

Exhibit G          -        Form of Mortgage

Exhibit H          -        Form of Blocked Account Agreement

Exhibit I          -        Form of Estoppel Letter

Exhibit J          -        Form of Assignment of Representations, Warranties,
                            Covenants and Indemnities



The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.



                                      -2-